Certain information in this document has been omitted and replaced with “[*****]”. Such identified information has been omitted from this document because it is not material and is of the type that the registrant treats as private or confidential.

MASTER TRANSFER AND SERVICING AGREEMENT

DATED 26 JUNE 2026
between

BNP PARIBAS S.A., DUBLIN BRANCH as Master Purchaser

EACH ENTITY LISTED IN SCHEDULE 1 as Seller and as Servicer

TD SYNNEX UK ACQUISITION LIMITED as Programme Servicer TD SYNNEX UK ACQUISITION LIMITED as Junior Notes Subscriber

CSC TRUSTEES LIMITED as Security Trustee
and

TD SYNNEX CORPORATION as Guarantor

TABLE OF CONTENTS
CHAPTER I. GENERAL PROVISIONS    Page
CHAPTER I. GENERAL PROVISIONS    5
1.    DEFINITIONS    5
2.    [NOT USED]    6
3.    SEVERAL LIABILITY OF THE SELLERS    6
4.    PURPOSE    7
5.    DURATION OF THIS AGREEMENT    7
CHAPTER II. PROGRAMME SERVICER    8
6.    MANDATE OF THE PROGRAMME SERVICER    8
7.    DURATION AND TERMINATION OF THE APPOINTMENT OF THE PROGRAMME SERVICER    10
8.    FEES OF THE PROGRAMME SERVICER    11
CHAPTER III. PURCHASE OF RECEIVABLES BY THE MASTER PURCHASER    11
9.    PURCHASE OF RECEIVABLES BY THE MASTER PURCHASER    11
10.    SELECTION OF RECEIVABLES    17
11.    CONFORMITY WARRANTIES    25
12.    DEEMED COLLECTIONS    26
13.    ASSIGNMENT OF TRANSFERRED RECEIVABLES BY THE MASTER PURCHASER    28
CHAPTER IV. COLLECTION AND SERVICING OF THE RECEIVABLES    30
14.    SERVICING DUTIES    30
15.    CUSTODY OF THE RECORDS    31
16.    INSPECTIONS, INVESTIGATIONS AND YEARLY AUDIT    31
17.    RENEGOTIATIONS WITH THE DEBTORS    34
18.    REPORTING OBLIGATIONS    35
19.    TERMINATION OF SERVICING MANDATES    36
20.    NOTIFICATION OF THE DEBTORS    37
21.    BACK-UP SERVICER APPOINTMENT    38
22.    COLLECTION ACCOUNTS    39
23.    PAYMENT OF COLLECTIONS AND DEEMED COLLECTIONS    39
CHAPTER V. REPRESENTATIONS WARRANTIES AND COVENANTS    41
24.    REPRESENTATIONS AND WARRANTIES    41
25.    COVENANTS    45

CHAPTER VI. AMORTISATION    53
26.    STOP PURCHASE EVENTS AND EARLY AMORTISATION EVENTS RELATED TO ANY TD SYNNEX PARTY    53
27.    CONSEQUENCES OF A STOP PURCHASE EVENT AND AN EARLY AMORTISATION EVENT    57
CHAPTER VII. STS SECURITISATION SERVICES FEES, NON-STS SECURITISATION SERVICES FEES, WEEKLY FINANCING FEE AND MONTHLY FINANCING FEE    59
28.    STS SECURITISATION SERVICES FEES, NON-STS SECURITISATION SERVICES FEES, WEEKLY FINANCING FEE AND MONTHLY FINANCING FEE    59
CHAPTER VIII. MISCELLANEOUS    60
29.    EFFECTIVE GLOBAL RATE    60
30.    DELEGATIONS    61
31.    RIGHT OF SET-OFF    62
32.    ACCESSION OF AFFILIATES OF THE PARENT COMPANY AS SELLERS AND SERVICERS    63
33.    GOVERNING LAW - JURISDICTION    64
34.    SPANISH PUBLIC DOCUMENT    65

SCHEDULES
SCHEDULE 1 LIST & IDENTIFICATION OF THE SELLERS AND SERVICERS    66
SCHEDULE 2 SELLER'S TRANSFER MODE    67
SCHEDULE 3 FORM OF THE DETAILED FILES    93
SCHEDULE 4 FORM OF SOLVENCY CERTIFICATES    94
SCHEDULE 5 FORM OF SUBSTITUTION NOTICE    108
SCHEDULE 6 FORM OF STOP PURCHASE NOTICE    110
SCHEDULE 7 FORM OF BELGIAN NOTICE OF TRANSFER    112
SCHEDULE 8 FORM OF FRENCH NOTICE OF TRANSFER    113
SCHEDULE 9 FORM OF GERMAN NOTICE OF TRANSFER    114
SCHEDULE 10 FORM OF SPANISH NOTICE OF TRANSFER    116
SCHEDULE 11 MASTER PURCHASER RETRANSFER MODE    117
SCHEDULE 12 ACCESSION LETTER    130
SCHEDULE 13 MASTER PURCHASER POWER OF ATTORNEY    133
SCHEDULE 14 FRENCH SELLER POWER OF ATTORNEY    136
SCHEDULE 15 EXCLUDED DEBTOR LIST    139

THIS MASTER TRANSFER AND SERVICING AGREEMENT IS DATED 26 JUNE 2026 AND ENTERED INTO AS A DEED BETWEEN:
1.BNP PARIBAS S.A., DUBLIN BRANCH, the Irish branch of BNP Paribas, whose office is at Termini, 3 Arkle Road, Sandyford Business Park, Dublin 18, D18 C9c5, Ireland and which is registered on the external register of the Irish Companies Registration Office with number 903258, hereafter referred to as the "Master Purchaser";
2.THE ENTITIES LISTED IN SCHEDULE 1, each hereafter referred to as a "Seller" and a "Servicer" and collectively as the "Sellers" and the "Servicers";
3.TD SYNNEX UK ACQUISITION LIMITED, a private limited company incorporated in England and registered under number 4603099, whose registered office is located at Maplewood Crockford Lane, Chineham Park, Basingstoke, Hampshire, United Kingdom, RG24 8YB, hereafter referred to as the "Programme Servicer";
4.TD SYNNEX UK ACQUISITION LIMITED, a private limited company incorporated in England, and registered under number 4603099, whose registered office is located at Maplewood Crockford Lane, Chineham Park, Basingstoke, Hampshire, United Kingdom, RG24 8YB, hereafter referred to as the "Junior Notes Subscriber";
5.CSC TRUSTEES LIMITED, a limited liability company incorporated in England and Wales and registered under number 10830936, with its registered office at 5 Churchill Place, 10th Floor, London, England, E14 5HU, hereafter referred to as the "Security Trustee"; and
6.TD SYNNEX CORPORATION, a Delaware corporation with registered address at 1209 Orange Street, Wilmington, Delaware 19801, United States of America (with The Corporation Trust Company as registered agent in charge thereof) and business address at 44201 Nobel Drive, Fremont, California, 94538, United States of America hereafter referred to as "Guarantor", each as a "Party" and together the "Parties".
WHEREAS:
The Parties have agreed to enter into this Master Transfer and Servicing Agreement (the "Agreement") pursuant to which the Sellers shall transfer certain Receivables to the Master Purchaser and each Seller has agreed to act as Servicer of the Transferred Receivables transferred by it to the Master Purchaser, in accordance with, and subject to, the terms and conditions set forth hereunder.
IT IS HEREBY AGREED AS FOLLOWS:
CHAPTER I.
GENERAL PROVISIONS
1.DEFINITIONS
1.1Capitalised terms and expressions used in this Agreement (including its preamble and schedules) shall have the same meanings and shall be construed as set out in the Master

Definitions and Common Terms Agreement dated on or about the date hereof (as amended from time to time) and entered into between the Parties to this Agreement (the "Master Definitions and Common Terms Agreement"). The Schedules hereto shall form an integral and substantive part of this Agreement.
1.2If there is an inconsistency between the definitions given in this Agreement and those given in the Master Definitions and Common Terms Agreement or in any other Transaction Document, the definitions set out in this Agreement will prevail.
1.3In addition, other than clauses 22 (Governing Law) and 23 (Jurisdiction of the English Courts) of the Common Terms, the Common Terms are expressly and specifically incorporated into this Agreement (as so amended, varied or supplemented) provided that references in those clauses and other provisions of the Master Definitions and Common Terms Agreement incorporated by reference in this Agreement to “this Agreement” shall mean this Agreement and not the Master Definitions and Common Terms Agreement.
1.4If there is an inconsistency between the provisions of the Common Terms and the provisions of this Agreement, the provisions of this Agreement shall prevail, save for it there is a conflict between the provisions of this Agreement and clause 3 (Limitations to recourse and non-petition in favour of the Issuer) of the Common Terms, in which case clause 3 (Limitations to recourse and non-petition in favour of the Issuer) of the Common Terms shall prevail.
1.5The entity listed in Part I of Schedule 1 is referred to as the "Belgian Seller" and the "Belgian Servicer", the entity listed in Part II of Schedule 1 is referred to as the "French Seller" and the "French Servicer", the entity listed in Part III of Schedule 1 is referred to as the "German Seller" and the "German Servicer" and the entity listed in Part IV of Schedule 1 is referred to as the "Spanish Seller" and the "Spanish Servicer".
1.6This Agreement is the Master Transfer and Servicing Agreement referred to in the Master Definitions and Common Terms Agreement.
1.7The Security Trustee is entering into this Agreement in order to receive the benefit of any provisions expressed in its favour hereunder and shall have the right to enforce or act on such rights, but the Security Trustee shall not assume or incur any liability whatsoever to any other party to this Agreement by virtue of the provisions contained in this Agreement. Any reference to the Security Trustee taking an action or performing any right or obligation under this Agreement shall be deemed to be a reference to the Security Trustee taking such action or performing any such right or obligation when (and only when) directed and instructed to do so by the Senior Notes Subscribers in accordance with the terms of the Issuer Deed of Charge.
2.[NOT USED]
3.SEVERAL LIABILITY OF THE SELLERS
Pursuant to this Agreement, the obligations of each Seller under the Transaction Documents are several. Unless expressly provided otherwise, failure by a Seller to perform its obligations under the Transaction Documents does not affect the obligations of any other Seller under the Transaction Documents.

4.PURPOSE
The purpose of this Agreement is to set out:
(a)the common terms and conditions according to which the Master Purchaser shall purchase Receivables from the Sellers;
(b)the nature and characteristics of the Receivables transferred to the Master Purchaser; and
(c)the terms and conditions of the collection and servicing of the Transferred Receivables by the Sellers acting as Servicers on behalf of the Master Purchaser.
5.DURATION OF THIS AGREEMENT
This Agreement shall terminate on the Final Termination Date, unless otherwise stated in this Agreement, except that the provisions of this Clause 5 and clause 15 (Survival of Provisions) of schedule 3 (Common Terms) of the Master Definitions and Common Terms Agreement shall survive the Final Termination Date in accordance with the provisions thereof.

CHAPTER II.
PROGRAMME SERVICER
6.MANDATE OF THE PROGRAMME SERVICER
6.1Each Seller hereby expressly appoints the Programme Servicer, which accepts, to act in its name and on its behalf as its lawful agent (and not as a fiduciary, trustee or otherwise) for the purposes of carrying out the duties specified to be carried out by the Programme Servicer on behalf of each Seller in accordance with the Transaction Documents.
6.1.1By virtue of the mandate granted by each Seller, the Programme Servicer will undertake in this Agreement to act in its capacity as Programme Servicer in the name and on behalf of the Sellers to (unless otherwise specified hereunder):
(a)deliver to or receive from the Master Purchaser (or any other Party hereto) all the documents to be communicated or delivered or received in accordance with the provisions of the Transaction Documents by the Sellers (in whatever capacity hereunder), including without limitation any Transfer Deed and any Detailed File;
(b)receive or give any notice, certificate, emails, or documents to be provided by each Seller (in whatever capacity hereunder) to the Master Purchaser (or any other Party hereto) pursuant to the terms of the Transaction Documents;
(c)receive the Monthly Calculation Agent Report on behalf of the Sellers;
(d)without prejudice to the provisions of Clause 30 (Delegations), receive any and all sums due by the Master Purchaser to the Sellers; and
(e)pay any and all sums due and payable by the Sellers (in whatever capacity hereunder) to the Master Purchaser, provided that nothing in this Agreement shall give the Programme Servicer authority to act:
(i)as servicer of Transferred Receivables in lieu of the Servicers (especially in respect of servicing functions that require specific local licensing under applicable law); or
(ii)on behalf of the Master Purchaser and, in particular, the Programme Servicer will not perform the obligations of the Sellers under Clause 17 (Renegotiations with the Debtors).
6.1.2Each Seller acknowledges and agrees pursuant to this Agreement that, in performing its obligations towards the Programme Servicer in each case where it is acting in the name and on behalf of the Sellers as agent in accordance with the relevant terms of the Transaction Documents, the Master Purchaser shall validly discharge its obligations towards such Sellers under the Transaction Documents.
6.1.3The Master Purchaser acknowledges that performance by the Programme Servicer, acting in the name and on behalf of a Seller (or a Servicer), of the obligations of such Seller (or Servicer) in accordance with the relevant terms of the Transaction Documents, shall validly discharge such obligation of such Seller (or Servicer) in accordance with the Transaction Documents.
6.1.4Subject to Clause 7.1.2, the appointment of the Programme Servicer as agent of the Sellers shall not in any way release or discharge the Sellers from their obligations, duties and liabilities under the Transaction Documents to which such Sellers are parties.
6.1.5To the extent necessary for the purposes of French law, the French Seller hereby expressly authorises the Programme Servicer to simultaneously represent and act on its behalf as well as to represent and act on behalf of any other Sellers for the purposes of exercising the mandate referred to under this Clause 6.1 and more generally for the purposes of the transactions contemplated under the Transaction Documents.
6.2Subject to Clause 6.2.2, each Seller hereby appoints the Programme Servicer to act in its name or in the Programme Servicer's name and on its behalf as its true and lawful attorney, agent and attorney-in-fact with all the powers, authorities and discretion necessary to act for and in its name for the purposes of negotiating, agreeing and executing on behalf of such Seller:
(a)    any amendments to the Transaction Documents required in connection with the accession of a new Seller, and to take all actions and do all things that are necessary or desirable in order to make any such amendments to the Transaction Documents required in connection such accession of a new Seller to the Securitisation Programme in accordance with Clause 32 (Accession of Affiliates of the Parent Company as Sellers and Servicers) of this Agreement;
(b)    any amendments to accounting standards or rating agency methodology, where such amendment could not reasonably be expected to be adverse to such Seller;
(c)    any amendments to reflect changes in addresses, bank account details, notice details and other administrative matters;
(d)    any amendments to reflect changes in law, market practice or other amendments, on behalf of such Seller where the Programme Servicer has first obtained the consent of such Seller to make such amendment;
(e)    any amendments to reflect any increase in the Maximum Amount of the Programme as a result of an increase in the Maximum Senior Notes Subscribers Commitment Amount in accordance with Clause 2.4 (Increases of Senior Variable Funding Notes Facility) of the Senior Variable Funding Notes Facility Agreement up to one hundred million Euros (EUR 100,000,000); and
(f)    any waiver of any obligation of a Seller or a Servicer triggered by a downgrade in the TD SYNNEX External Rating (as may be granted from time to time by the Master Purchaser (or the Security Trustee acting on instructions from the Senior Notes Subscribers)), in each case, without prejudice to any further corporate authorisation that may be necessary (if any) for the purpose of the entry into by such Seller into such amendment.

6.2.1Each Seller hereby confirms that all acts and things which shall be executed, made or done by the Programme Servicer under this Clause 6.2 shall be as good, valid and effective for all intents and purposes as if the same had been executed, made or done by each Seller itself.
6.2.2Other than with respect to any amendments contemplated in Clause 6.2(e), the Programme Servicer hereby acknowledges that it will not negotiate, agree or execute any amendment to the Transaction Documents on behalf of any or all of the Sellers which would, in the opinion of the Programme Servicer, result in an increase in, or addition to, any material obligations or liabilities of any Seller under the Transaction Documents without the prior written consent of the relevant Seller(s).
6.2.3Each Seller hereby acknowledges that the Programme Servicer is authorised under this Clause 6.2 to perform the actions listed therein on behalf of all Sellers that are party to this Agreement from time to time and the German Seller releases the Programme Servicer from the restrictions of section 181 of the German Civil Code (Bürgerliches Gesetzbuch) to perform, directly or indirectly, acts in the German Seller's name within the limits of this designation.
6.2.4To the extent necessary for the purposes of article 1161 of the French Civil Code, the French Seller hereby: (i) expressly acknowledges and authorises the Programme Servicer to simultaneously represent and act on its behalf as well as to represent and act on behalf of any other TD SYNNEX Party(ies) for the purposes of exercising the power of attorney referred to in this Clause 6.2 and more generally for the purposes of the transactions contemplated by the Transaction Documents; and (ii) acknowledges that the Programme Servicer is itself a party to this Agreement with its own rights and obligations as set out in this Agreement.
6.2.5The power of attorney granted to the Programme Servicer by each Seller in this Clause 6.2 is given solely and exclusively for the purposes mentioned in this Clause 6.2.
7.DURATION AND TERMINATION OF THE APPOINTMENT OF THE PROGRAMME SERVICER
7.1.1The appointment, duties and authority of the Programme Servicer shall be valid and effective as from the date of its appointment and shall remain in full force and effect until the Final Termination Date.
7.1.2The Programme Servicer may be replaced by another member of the TD SYNNEX Group (the "Substitute Programme Servicer") by serving a thirty (30) day prior written notice to the Security Trustee (with a copy to the Senior Notes Subscribers), provided that no such replacement shall be effective unless and until the following conditions shall have been satisfied:
(a)the Master Purchaser (upon receiving consent from each Senior Notes Subscriber) gives its prior written consent to such replacement (such consent not to be unreasonably withheld or delayed);
(b)such replacement or the appointment of the Substitute Programme Servicer would not create any adverse effect to the Securitisation Programme (including from a tax perspective);

(c)the representations and warranties made by, and the performance of the obligations of, the Substitute Programme Servicer under the Transaction Documents shall be covered by the Guarantor under the Parent Guarantee;
(d)the Substitute Programme Servicer provides all necessary details and information that the Security Trustee (or any Senior Notes Subscriber) may reasonably request; and
(e)the Sellers, at their own expense, promptly and duly execute and do all such assurances, acts and things as the Security Trustee (or any Senior Notes Subscriber) may reasonably require for the validity of the appointment and mandate of the Substitute Programme Servicer. To that intent, the Sellers shall in particular execute all documents or instruments and give all notices, orders and directions and make all registrations which the Security Trustee (or any Senior Notes Subscriber) may reasonably require to give effect to such appointment.
8.FEES OF THE PROGRAMME SERVICER
As consideration for the performance of its duties hereunder, the Programme Servicer shall, provided that its appointment has not been terminated in accordance with Clause 7 above, receive such remuneration from the Sellers as may be separately agreed between the Programme Servicer and the Sellers from time to time.

CHAPTER III.
PURCHASE OF RECEIVABLES BY THE MASTER PURCHASER
9.PURCHASE OF RECEIVABLES BY THE MASTER PURCHASER
9.1General Principles
On each Transfer Date during the Reloading Period, the Master Purchaser agrees to and shall, subject to the satisfaction of the conditions precedent set out in Clause 9.4 and, in the case of the First Transfer Date, the conditions precedent set out in part II (Conditions Precedent to the First Transfer Date) of schedule 7 (Conditions Precedent) of the Master Definitions and Common Terms Agreement, purchase and accept assignment from any Seller, and each Seller agrees to and shall sell and assign to the Master Purchaser, the Receivables referred to in Clause 9.5 that are or will be originated by such Seller.
9.2Operations preceding each Transaction Date
The following operations shall be carried out prior to each Transaction Date (including each Transfer Date):
(a)each Seller shall provide to the Programme Servicer and the Programme Servicer (acting on behalf of each Seller) shall transmit, before 1.00 p.m. on each Information Date, to:
(i)the Calculation Agent, a set of Detailed Files (excluding the Customer List File);

(ii)the Corporate Services Provider, a set of Customer List Files; and
(iii)a data key, or update a delivered data key as the case may be, to the Corporate Services Provider or the Data Trustee,
with respect to each Seller and in relation to the Assessment Period relating to such Information Date, each duly completed as of the preceding Assessment Date in accordance with the format set out as Schedule 3 hereto;
(b)no later than 12:00 p.m. (noon) on each Calculation Date, the Calculation Agent shall, subject to and in accordance with the Calculation Services Agreement, deliver to the Programme Servicer (acting on behalf of each Seller), each Senior Notes Subscriber, the Junior Note Subscriber, the Master Purchaser (with copy to the Final Purchaser and the Security Trustee), a duly completed Monthly Calculation Agent Report;
(c)before 12:00 p.m. (noon) on each Transfer Date, each Seller or the Calculation Agent on its behalf shall deliver to the Master Purchaser a Purchase List File; and
(d)before 12:00 p.m. (noon) on each Transfer Date, each Seller shall deliver to the Master Purchaser, a duly completed Transfer Deed, in the form attached at Schedule 2 (Seller’s Transfer Mode) and executed by such Seller in accordance with the provisions of this Agreement.
9.3Operations preceding each Weekly Request Date
9.3.1No later than 6:00 p.m. on each Weekly Notice Date, the Programme Servicer shall provide to the Calculation Agent the amount of each Senior Notes Intraperiod Advance or, as applicable, STS Junior Note Intraperiod Advance that it will request on the immediately following Weekly Request Date.
9.3.2No later than 12:00 p.m. (noon) on each Weekly Request Date, the Calculation Agent shall, subject to and in accordance with the Calculation Services Agreement deliver to the Programme Servicer (acting on behalf of each Seller), each Senior Notes Subscriber, the Junior Note Subscriber, the Master Purchaser (with copy to the Final Purchaser and the Security Trustee), a duly completed Weekly Calculation Agent Report.
9.4Conditions precedent to each purchase of Receivables by the Master Purchaser
9.4.1On each Transfer Date, the Purchase Commitment of the Master Purchaser in respect of its purchase of Receivables originated or to be originated by any Seller shall be subject to the fulfilment, to the satisfaction of the Master Purchaser, of each of the following conditions precedent (unless otherwise waived by the Master Purchaser after having consulted with the Security Trustee, acting on behalf of the Senior Notes Subscribers):
(a)none of the Parties has received or became aware of any documented evidence, information or opinion on the basis of which it could reasonably believe that the transfer of the Receivables by such Seller to the Master Purchaser would not comply with any applicable laws or regulations on such Transfer Date;
(b)none of the Parties has received or become aware of any documented evidence, information or opinion on the basis of which it could reasonably believe that the payment of the Purchase Price owed by the Master Purchaser to such Seller (through the Programme Servicer pursuant to Clause 30 (Delegations)) as from such Transfer Date would not comply with any applicable laws or regulations;
(c)the PPN Holder has subscribed for the PPN on the Closing Date and fully funded the PPN Principal Amount on the Closing Date;
(d)the Junior Notes Subscriber has:
(1)subscribed for the STS Junior Note and the Non-STS Junior Note; or
(2)        fully funded the Minimum STS Junior Note Required Amount in respect of the STS Junior Note and the Non-STS Junior Note Required Balance in respect of the Non-STS Junior Note as of such date under the Junior Variable Funding Notes Facility Agreement;
(e)the Senior Notes Subscribers have:
(1)        subscribed for the Senior Notes on the Closing Date; or
(2)        fully funded the applicable Senior Notes Required Increase Amount on any relevant Transfer Date, Weekly Payment Date or, as applicable, Ad Hoc Payment Date, provided that in the event that one or more but not all of the Senior Notes Subscribers fails for any reason to subscribe for its Senior Notes on the Closing Date or to fund their portion of the Senior Notes Required Increase Amount on the relevant date, the Final Purchaser’s Purchase Commitment and the Master Purchaser’s Commitment shall be reduced pro rata;
(f)the Issuer’s Purchase Commitment has not been terminated or reduced in accordance with the Final Transfer and Servicing Agreement and the Issuer has paid the relevant Final Purchase Price to the Master Purchaser pursuant to the Final Transfer and Servicing Agreement;
(g)all payments (including payment of any Collections, Deemed Collections, STS Securitisation Services Fees, Financing Fee, Non-STS Securitisation Services Fees, fees, expenses, indemnities and interest whatsoever) owed on or before such Transfer Date by any Seller (acting in whatever capacity), the Programme Servicer (acting in whatever capacity) or the Junior Notes Subscriber to the Master Purchaser or the Issuer (as the case may be) shall have been paid by such Seller, the Programme Servicer or the Junior Notes Subscriber (as the case may be) pursuant to the Transaction Documents to which such Seller, the Programme Servicer or the Junior Notes Subscriber (as the case may be) is a party;
(h)the Programme Servicer shall have delivered:
(i)as long as the rating of the TD SYNNEX Group is at least equal to the Level Top Current Rating, no later than 9:00 a.m., (A) on the First Transfer Date, (B) on the first Transfer Date following each Accession Date (with respect to each Seller which accedes to the Securitisation Programme) and (C) subsequently, on the first (1st) Transfer Date immediately following each anniversary of the Closing Date (with respect to all Sellers); or

(ii)as long as the rating of the TD SYNNEX Group is lower than the Level 2 Required Rating, no later than 9:00 a.m., on each Transfer Date falling in March, June, September and December of each calendar year, to the Master Purchaser and the Security Trustee (with a copy to each Senior Notes Subscriber) a duly completed Solvency Certificate in accordance with the provisions of this Agreement, with respect to, and executed by:
(A)itself with respect to its own Solvency Certificate in accordance with Clause 18.1(b); and
(B)each Seller with respect to their respective Solvency Certificate in accordance with Clause 18.1(b); and
(C)the Guarantor with respect to its own Solvency Certificate in accordance with Clause 18.1(b); and
(D)the Junior Notes Subscriber with respect to its own Solvency Certificate in accordance with Clause 18.1(b).
9.5Purchase Commitment of the Master Purchaser
On each Transfer Date, the Purchase Commitment of the Master Purchaser shall only apply, in relation to any Seller, to:
(a)any Existing Receivable as at the preceding Assessment Date (being an Eligible Receivable on such Transfer Date); and/or
(b)any Future Receivable that will come into existence during the Future Receivables Reference Period which begins on the Assessment Date immediately preceding such Transfer Date, in each case, that has not already been validly assigned to the Master Purchaser on any prior Transfer Date either as a Future Receivable or as an Existing Receivable.
9.6Transfer of title to Receivables
9.6.1Upon the performance by each Seller of all the steps required under Appendix 1 in Schedule 2 with respect to the Belgian Seller, Appendix 2 in Schedule 2 with respect to the French Seller, Appendix 3 in Schedule 2 with respect to the German Seller and Appendix 4 in Schedule 2 with respect to the Spanish Seller, and in particular under the relevant Seller's Transfer Mode, all of the Sellers' titles to and rights and interest in the Eligible Receivables shall be transferred to the Master Purchaser.
9.6.2It is the intention of the Sellers and the Master Purchaser that:
(a)the transfers and assignments contemplated in the relevant Seller’s Transfer Mode shall constitute a true sale of the Receivables from the corresponding Sellers to the Master Purchaser and shall not constitute a security arrangement for any obligations of the Sellers or result in the sale of any such receivables being treated as a secured financing or a security or otherwise and not as a proper transfer of the ownership of receivables;

(b)the Master Purchaser shall bear the credit risk relating to the Debtors of the Transferred Receivables purchased hereunder from the Sellers. Except as specifically provided in this Agreement, the sale and purchase of Receivables contemplated by this Agreement shall be without recourse to the relevant Seller of the Receivables. Nothing in this paragraph shall be construed to relieve any Seller from its liability to the Master Purchaser for breach of contract, representation, warranty or covenant or for the indemnities made or granted by it pursuant to the terms of this Agreement.
9.6.3The Parties expressly agree that the transfer by the Spanish Seller of any Receivables shall comply with the requirements set out in the Third Additional Provision of Spanish Law 1/1999, so that, where applicable, the advantages acknowledged in the Third Additional Provision of Spanish Law 1/1999, of 5 January 1999, on venture-capital undertakings and their management companies (the "Third Additional Provision") apply to the transfer of such Receivables.
9.6.4It is the intention of the German Seller and the Master Purchaser that the transactions contemplated hereunder fall within the scope of genuine factoring (echtes Factoring) in respect of assumption of the credit risk (Delkredererisiko) relating to the Debtors of the Transferred Receivables by the Master Purchaser in accordance with Clause 9.6.2(b) above and shall be construed as a true sale pursuant to which economic and legal title of any Transferred Receivable shall be transferred from the German Seller to the Master Purchaser, and such shall not be deemed to be a loan or a security arrangement for any obligations of the German Seller.
9.6.5Further to Clause 9.6.4 above, the Programme Servicer shall not re-allocate to the German Seller any loss on the Transferred Receivables supported or otherwise take directly or indirectly recourse against the German Seller.
9.7Purchase Price
9.7.1Calculation of the Purchase Price
The Master Purchaser shall pay, in accordance with Clause 9.7.2, as consideration for each Receivable to be purchased by it, an amount equal to the Nominal Value of each such Receivable (the "Purchase Price"), provided that the French Seller and the Master Purchaser agree that, in respect of a French Seller Negotiable Instrument Receivable(s), the payment of the Purchase Price in respect of the corresponding French Seller Invoice Receivable(s) shall be sufficient to discharge the obligation to pay any Purchase Price in respect of such French Seller Negotiable Instrument Receivable.
9.7.2Payment of the Purchase Price
Subject to the provisions of Clause 27.2, the Purchase Price of each Receivable shall be paid as follows:
(a)the Purchase Price of each Receivable that is an Existing Receivable on the Assessment Date preceding the Transfer Date on which it is assigned to the Master Purchaser shall be paid in cash (or by way of set-off, in accordance with and subject to the provisions of Clauses 30 (Delegations) and 31 (Right of Set-Off)) by the Master Purchaser on such Transfer Date to the Programme Servicer in accordance with the provisions of Clause 30 (Delegations);

(b)subject to Clause 23.2, and in accordance with Clause 30 (Delegations), the Purchase Price of each Receivable that is a Future Receivable shall be paid to the Programme Servicer, as from the date on which each of them comes into existence, by way of contractual set-off against, and up to an amount equal to the aggregate of:
(i)the aggregate Collections received during the Assessment Period within which such Receivable comes into existence; and
(ii)any Deemed Collections deemed to have been collected in accordance with the provisions of Clause 12.1 during the same Assessment Period;
(c)provided that in order to determine, among several Receivables transferred by several Sellers that have come into existence during the same Assessment Period, in which order the Purchase Price of such Receivables shall be paid by way of set-off as referred to in paragraph (b) above, the following rules will apply:
(i)between two Receivables that have come into existence on two different dates, the Purchase Price of the Receivable that has come into existence first shall be paid in priority over the Purchase Price of the second in time; and
(ii)between two Receivables that have come into existence on the same date, the Purchase Price of the Receivable with the Debtor of the lower Identification Number shall be paid in priority over the Purchase Price of the second, provided further that the priorities so defined shall apply to each Receivable that has come into existence until payment in full of the Purchase Price of such Receivable;
(d)should any part of the Purchase Price of any Future Receivable that has come into existence over a given Assessment Period remain not paid by the Master Purchaser by way of set-off in accordance with the above provisions at the end of such Assessment Period, such remaining unpaid part shall be paid in cash (or by way of set-off, in accordance with and subject to the provisions of Clause 31) by the Master Purchaser to the Programme Servicer on the Transaction Date following the end of such Assessment Period.
9.8Payment Currency
The Master Purchaser shall pay the Purchase Price of each Receivable to the Programme Servicer in EUR in accordance with the provisions of Clause 9.7 and Clause 30. The Sellers and the Programme Servicer agree that the Master Purchaser need not concern itself with the allocation of the aggregate Purchase Price amongst the Sellers.
9.9German and Spanish Receivables
Notwithstanding the fact that the Purchase Price in respect of the German Receivables and the Spanish Sellers will be discharged by the Master Purchaser to the Programme Servicer in accordance with Clauses 9.7.2, 30 (Delegations) and 31 (Right of Set-Off), the Programme Servicer shall ensure that the German Seller and the Spanish Seller will each receive a cash amount equal to the Purchase Price of those Receivables transferred by it, from time to time, by making (promptly upon receipt of such Purchase Price) a cash payment of an equal amount to an account of the German Seller and the Spanish Seller respectively satisfying the requirements set out in subparagraph (a) of Clause 24.2 and will procure that the German Seller or, as applicable, the Spanish Seller actually receives such amount at its free disposal.
9.10French Seller Negotiable Instrument Receivables
For the avoidance of doubt, no French Seller Negotiable Instrument Receivable shall be assigned to the Master Purchaser if the corresponding French Seller Invoice Receivable(s) is(are) not assigned to the Master Purchaser on the same day or has(have) not already been assigned to the Master Purchaser in accordance with the terms of this Agreement.
10.SELECTION OF RECEIVABLES
10.1Principles applicable to the selection of Receivables
10.1.1Any Receivable that complies with all the criteria set out in Clause 10.2 on either:
(a)the Assessment Date immediately preceding the Transfer Date on which such Receivable is transferred to the Master Purchaser (with respect to Receivables transferred as Existing Receivables); or
(b)the date on which such Receivable comes into existence (with respect to Receivables transferred as Future Receivables), shall qualify as an Eligible Receivable.
10.2Eligible Receivables
10.2.1For the purpose of Clause 10.1, the following criteria have to be met by each Receivable originated by any Seller:
(a)such Receivable is capable of being transferred:
(i)to the Master Purchaser, whether by way of transfer, assignment (equitable or legal), novation or otherwise (such transfer being recognised as a legal "true sale" under the laws of the jurisdiction where the relevant Seller is incorporated), and is not subject to (A) other than with respect to a Receivable governed by French law where such Receivable falls within the overriding provisions of French law, notification formalities vis-à-vis the Debtors unless such formalities have been complied with in all material respects prior to such transfer, (B) legal or contractual restrictions (other than, in the case of contractual restrictions, with respect to a Receivable governed by French law where such Receivable falls within the overriding provisions of French law on transferability, including but not limited to, the need for consent to transfer and assignment from any third party to the Transaction Documents unless such consent has been obtained prior to the transfer or (C) other than with respect to a Receivable governed by French law where such Receivable falls within the overriding provisions of French law, confidentiality undertakings of the corresponding Seller in favour of the Debtor concerned that would prevent the Seller providing the information required to be mentioned in any Detailed File or Purchase List File in which such Receivable would be identified (subject to the Data Trustee Agreement where relevant) or, where subject to such confidentiality undertaking, consent, amendment or waiver has been obtained from the relevant Debtor prior to the transfer; and

(ii)from the Master Purchaser to the Final Purchaser, whether by way of transfer, assignment (equitable or legal), novation or otherwise (such transfer being recognised as a legal "true sale" under the laws of the jurisdiction where the Master Purchaser is incorporated);
provided that in each case, the transfer and sale of such Receivable is not reasonably capable of being re-characterised as a matter of law in connection with any Insolvency Proceeding of the respective Seller as any type of transaction other than the one contemplated hereunder;
(b)the relevant Seller is the originator of such Receivable;
(c)with the exception of any French Seller Negotiable Instrument Receivable, such Receivable corresponds to sales of goods or services that have been performed and invoiced in arrears, or to sales of goods or services that will be performed, provided that not more than five per cent. (5%) of the Outstanding Amount of all Transferred Receivables on any Assessment Date can be Receivables corresponding to goods that have not yet been delivered or services that have not yet been performed;
(d)
(i)such Receivable (other than a French Seller Negotiable Instrument Receivable) is represented by an Invoice which sets out the Nominal Amount of such Receivable;
(ii)in relation to a French Seller Negotiable Instrument Receivable, the French Seller Negotiable Instrument Receivable is represented by a French Seller Negotiable Instrument which sets out the Nominal Amount of such French Seller Negotiable Instrument Receivable;
(e)such Receivables (other than French Seller Negotiable Instrument Receivables) will become due and payable on the date referred to in the Detailed Files and the Purchase List File;
(f)
(i)such Receivable (other than a French Seller Negotiable Instrument Receivable) is owed by an Eligible Debtor;
(ii)in relation to a French Seller Negotiable Instrument Receivable, such French Seller Negotiable Instrument Receivable is owed by a French Seller Negotiable Instrument Bank;
(g)
(i)such Receivable (other than a French Seller Negotiable Instrument Receivable) arises from a Commercial Contract entered into between such Seller and the Debtor;
(ii)in relation to a French Seller Negotiable Instrument Receivable, arises from a French Seller Negotiable Instrument issued by a French Seller Negotiable Instrument Bank;

(h)the Commercial Contract or, as applicable, the French Seller Negotiable Instrument from which the Receivable arises:
(i)constitutes a legally binding and enforceable obligation of the relevant Debtor or, as applicable, French Seller Negotiable Instrument Bank;
(ii)is not subject to any consumer protection legislation applicable to transactions with individual non-business consumers; and
(iii)on the relevant Transfer Date, is not, to the Seller's knowledge, terminated, cancelled, amended nor void (or capable of being declared void by any party) for any reason whatsoever (in such a way which would affect the validity or recoverability of the corresponding Receivable);
(i)such Receivable is fully and directly payable to such Seller in its own name and for its own account, and such payment is not subject to the performance of any administrative action or step or any formalities, either prior to or after the Transfer Date of such Receivable;
(j)such Receivable may not be paid in kind, and in particular by the delivery of goods to such Seller;
(k)
(i)such Receivable (other than the French Seller Negotiable Instrument Receivable) conforms in all material respects with the description given with respect thereto in the Detailed Files and the Purchase List File provided to the Calculation Agent and in which such Receivable is identified;
(ii)in respect of a French Seller Negotiable Instrument Receivable, such French Seller Negotiable Instrument Receivable conforms in all material respects with the description given with respect thereto in the French Seller’s internal accounting systems;
(l)full and unrestricted legal and beneficial right and title to such Receivable has been kept by such Seller since its origination and such Receivable or any other receivable held against the Debtor against which that Receivable is held has not been assigned or otherwise transferred or sold since its origination as part of any factoring or receivables assignment transaction;
(m)the Invoice relating to such Receivable (other than a French Seller Negotiable Instrument Receivable) has been validly issued by the relevant Seller (or on behalf of such Seller) in accordance with its Servicing Procedures;
(n)the Invoice relating to such Receivable is sufficiently detailed to identify the corresponding Debtor and the relevant amount owed by such Debtor;
(o)such Receivable has been managed by such Seller between the date that it came into existence and the date of its purchase by the Master Purchaser in accordance with applicable statutes and regulation and the Servicing Procedures of the relevant Seller;

(p)such Receivable is capable of being identified and individualised by such Seller for ownership purposes at any time and the amounts to be received in connection with such Receivable will be, upon their receipt, identified from the amounts received in connection with the other claims of such Seller;
(q)the Outstanding Amount of such Receivable (or, as the case may be, any part thereof) does not include any contractual, civil, judicial or late-payment penalties;
(r)such Receivable is a non-interest-bearing Receivable (save for late or default interest);
(s)on its sale date, the Receivable is not a Delinquent Receivable nor a Defaulted Receivable;
(t)on the relevant Assessment Date, such Receivable is not written-off or accounted as a doubtful receivable by the Seller in the non-consolidated financial accounts issued by such Seller as defined as such in GAAP applicable to the relevant Seller;
(u)other than in respect of Multiple Receivable French Seller Negotiable Instruments, each French Seller Negotiable Instrument issued in connection with a Receivable has a Maturity Date that is the same as the payment term of the corresponding Receivable held against the Debtor;
(v)the Maturity Date of such Receivable is not the date on which the Invoice corresponding to such Receivable has been issued;
(w)the Receivable does not arise under, or relate to, any sub-contracting arrangement that would have a material adverse effect on the existence, servicing and/or collection of such Receivable;
(x)the payment of such Receivable is not subject to any condition not provided for in the relevant Commercial Contract or, as applicable, the French Seller Negotiable Instrument or which would not have been disclosed to the Master Purchaser and which would allow the relevant Debtor to withhold or delay any payment (in whole or in part) due under the corresponding Receivable;
(y)the provisions of any law or regulation that apply to such Receivable and any right of such Seller in connection therewith have been complied with in a way which would not adversely affect the rights of the Master Purchaser in respect of the corresponding Receivable;
(z)such Receivable is not subject to a legal dispute or challenged for legal grounds that could have a material adverse effect on the existence, validity, servicing and/or collection of such Receivable;
(aa)such Receivable is not subject, in whole or in part, to any prohibition on payment, protest, cancellation right, suspension, withholding, set-off (other than any set-off resulting from a Dilution or by application of law), counter claim or judgment, provided that such criterion does not apply to credit notes (including following a price change), rebates, advertising or marketing participations, return or product recall refund and settlement discounts issued or made by the corresponding Seller in relation to such Receivable in accordance with its Servicing Procedures;

(bb)such Receivable is not wholly or partly the subject of any Security;
(cc)the Commercial Contract or, as applicable, the French Seller Negotiable Instrument and all instruments relating to any security interest attached thereto and all other rights of such Seller in connection therewith from which this Receivable arises are governed by the law of the jurisdiction of incorporation of such Seller (or as otherwise set forth in this Clause 10.2 and Clause 10.3);
(dd)such Receivable is denominated and payable in EUR, and payable in cash (including by way of direct debit or bank transfer but not including cheques) and not in kind or by way of Negotiable Instrument (other than a French Seller Negotiable Instrument);
(ee)such Receivable is not impacted by fraud in any respect including any misstatement in relation to the existence of the Receivable, its amount or in any other respect;
(ff)the sales of goods or services to which the Receivable corresponds does not require the relevant Seller to have any licenses that it does not already have and that are not in full force and effect;
(gg)no Negotiable Instrument issued in connection with such Receivable has been prepaid or has been or is discounted, endorsed, transferred or delivered by the relevant Seller to any person, other than in relation to a French Seller Negotiable Instrument solely in the event that such French Seller Negotiable Instrument has been endorsed to the Master Purchaser or the Back-Up Servicer;
(hh)such Receivable is not secured by any real property situated in Ireland;
(ii)the instrument transferring the Receivable does not relate to:
(i)Irish land or interest in Irish land; or
(ii)stocks or marketable securities of a company registered in Ireland other than of a company which is an “investment undertaking” within the meaning of Section 739B TCA or a “qualifying company” within the meaning of Section 110 TCA;
(jj)the Receivable is not a "securitisation position" for the purposes of the Securitisation Regulation; and
(kk)in respect of such Receivable, the assessment of the relevant Debtor’s creditworthiness meets and shall meet the requirements set out in Article 8 of Directive 2008/48/EC or paragraphs 1 to 4, point (a) of paragraph 5, and paragraph 6 of Article 18 of Directive 2014/17/EU or, where applicable, equivalent requirements in third countries.
10.2.2For the purpose of Clause 10.1, the following criteria have to be met by each Receivable originated by the Belgian Seller:
(a)the law governing the Receivable is Belgian law;
(b)it is not secured by a mortgage (hypothèque/hypotheek);

(c)such Receivable is not documented by a Negotiable Instrument; and
(d)the payment term in respect of such Receivable is equal to or shorter than the higher of (i) sixty (60) calendar days or (ii) any other such longer period as explicitly agreed with the relevant Debtor (such agreement being evidenced using any method that complies with applicable law) and authorised under applicable law, provided that in no event shall the payment term exceed one hundred and twenty (120) calendar days,
10.2.3For the purpose of Clause 10.1, the following criteria have to be met by each Receivable originated by the French Seller:
(a)the law governing the Receivable is French law;
(b)such Receivable is not documented by a Negotiable Instrument (other than a French Seller Negotiable Instrument); and
(c)the payment term in respect of such Receivable (other than a French Seller Negotiable Instrument Receivable) is equal to or shorter than the greater of (i) sixty (60) calendar days or (ii) forty-five (45) calendar days from the end of month following the date of issue of the Invoice (being the end of the month in which the date falling forty-five (45) days after the date of the invoice falls or the date falling forty-five (45) days after the end of the month in which the invoice was issued).
10.2.4For the purpose of Clause 10.1, the following criteria have to be met by each Receivable originated by the German Seller:
(a)the law governing the Receivable is German law;
(b)the Commercial Contract from which the Receivable arises is governed by private law rules (Privatrechtliche Regelungen), it being specified for the avoidance of doubt that this criterion will be deemed to be satisfied in respect of any Commercial Contract from which Receivables against German public hospitals arise to the extent that such Commercial Contract is governed by private law rules (Privatrechtliche Regelungen);
(c)such Receivable is not documented by a Negotiable Instrument; and
(d)the payment term in respect of such Receivable is equal to or shorter than the higher of (i) sixty (60) calendar days or (ii) any other such longer period as explicitly agreed with the relevant Debtor (such agreement being evidenced using any method that complies with applicable law) and authorised under applicable law, provided that in no event shall the payment term exceed one hundred and twenty (120) calendar days.
10.2.5For the purpose of Clause 10.1, the following criteria have to be met by each Receivable originated by the Spanish Seller:
(a)the law governing the Receivable is Spanish law;
(b)such Receivable is not documented by a Negotiable Instrument; and
(c)such Receivable is not secured by any security which must be recorded in a public register;

(d)the Commercial Contract from which the Receivable arises is governed by Spanish private law rules, it being specified for the avoidance of doubt that any Commercial Contract subject, wholly or partly, to the Spanish public sector contracting regulations (including, without limitation the Law 9/2017 of 8 November on Public Sector Agreements that transposes Directives 2014/23/EU and 2014/24/EU of the European Parliament and Council dated 26 February 2014 (Ley 9/2017, de 8 de noviembre, de Contratos del Sector Público, por la que se transponen al ordenamiento jurídico español las Directivas del Parlamento Europeo y del Consejo 2014/23/UE y 2014/24/UE, de 26 de febrero de 2014), as amended and restated from time to time) will not be deemed to be governed by private law; and
(e)
(i)until the occurrence of a New Payment Term Event, the payment term in respect of such Receivable is equal to or lower than one hundred and twenty (120) calendar days; and
(ii)as from the occurrence of a New Payment Term Event, a payment term that is not longer than the contractual payment term authorised by Spanish Law 3/2004 or by any similar law applicable in Spain after the occurrence of a New Payment Term Event (the "Applicable Contractual Payment Term").
10.3Eligible Debtors
10.3.1For the purpose of Clause 10.2.1(f), the Debtor of each Receivable originated by any Seller (other than any French Seller Negotiable Instrument Bank) must meet the following criteria:
(a)it is a customer of the relevant Seller;
(b)it has entered into a Commercial Contract (or has made an order incorporating the TD SYNNEX Terms and Conditions of Sale (English) (version January 2026) (as such terms and conditions may be amended from time to time in accordance with the Servicing Procedures, provided in each case that such amendments do not impact any provision of the Transaction Documents and would not have a Material Adverse Effect) (subject to any Vendor Pass-Through Terms and any Country Specific Terms) with the relevant Seller in accordance with such Seller's normal Servicing Procedures;
(c)it is a private legal entity and does not have the benefit of consumer credit legislation;
(d)it is neither (i) a Sanctioned Person or owned or controlled by a Sanctioned Person; or (ii) located, organized or resident in Russia or a Sanctioned Country;
(e)it is neither a Seller, nor a member of the TD SYNNEX Group;
(f)it has no contractual relationship (including a current account relationship) with, as applicable, the Seller of such Receivable, on the basis of which it is or would be contractually entitled to raise any defence of set-off (including on the basis of the fact that such Receivable is connected or related to any debt owed to it by said Seller):
(i)arising by operation of law or any right of such Debtor to set-off any Collection against any Contractual Dilution; or

(ii)arising as a result of any claim or counterclaim which such Debtor may have as a result of the relevant Seller's performance (or non-performance) of its obligations under the agreement providing for such Contractual Dilution, otherwise than as already disclosed to the Master Purchaser, the Final Purchaser and the Senior Notes Subscribers and provisioned for in the Transaction Documents;
(g)its Identification Number (if relevant) is set out in any set of Detailed File and the Purchase List File in which Receivables owed by it are identified;
(h)to the best of the relevant Seller’s knowledge, it is not a Doubtful Debtor or a Debtor that belongs to a Doubtful Debtor Group;
(i)to the best of the relevant Seller’s knowledge, such Debtor is not a Credit Impaired Debtor;
(j)if the Debtor is an externally rated company, does not, to the best of the relevant Seller’s knowledge, have a long-term rating of B+ or below by S&P or Fitch, or B1 or below by Moody's; provided that, for the purposes of ascertaining whether the Debtor has any such rating, the relevant Seller will only be required to take into account information obtained by such Seller from such Debtor at the time of origination of the Receivables relating to such Debtor, information obtained by the Seller pursuant to its Servicing Procedures or information notified to the Seller by a third party and will not be obliged to perform any checks or make any further investigations or enquiries in relation thereto, and the reference to the "best of the relevant Seller's knowledge" shall be construed accordingly; and
(k)is not an Excluded Debtor.
10.3.2For the purpose of Clause 10.2.1(f), the Debtor of each Receivable originated by the Belgian Seller must meet the following criteria in addition to those set out in Clause 10.3.1:
(a)to the best of the Belgian Seller’s knowledge, it is resident in Belgium, Luxembourg, the Netherlands, Germany, Spain (excluding any non-continental territories other than the Canary Islands) or France (excluding any French overseas territories (départements et régions d’outre-mer et collectivités d'outre-mer)); and
(b)in respect of any Debtor resident in Luxembourg, (i) such Debtor is [*****] and (ii) on each relevant date on which a Conformity Warranty is given in relation to each Receivable held against such Debtor, the rating of the TD SYNNEX Group is at least equal to the Level Top Current Rating.
10.3.3For the purpose of Clause 10.2.1(f), the Debtor of each Receivable originated by the French Seller (other than any French Seller Negotiable Instrument Bank) must meet the following criteria in addition to those set out in Clause 10.3.1:
(a)to the best of the French Seller’s knowledge, it is resident in France (excluding any French overseas territories (départements et régions d’outre-mer et collectivités d'outre-mer), Luxembourg (subject to criterion 10.3.3(b)), Germany, Spain (excluding any non-continental territories other than the Canary Islands), Belgium or the Netherlands;

(b)in respect of any Debtor resident in Luxembourg, (i) such Debtor is [*****] and (ii) on each relevant date on which a Conformity Warranty is given in relation to each Receivable held against such Debtor, the rating of the TD SYNNEX Group is at least equal to the Level Top Current Rating; and
(c)it is not a public law entity under French law.
10.3.4For the purpose of Clause 10.2.1(f), the Debtor of each Receivable originated by the German Seller must meet the following criterion in addition to those set out in Clause 10.3.1:
(a)it is resident in Germany, France (excluding any French overseas territories (départements et régions d’outre-mer et collectivités d'outre-mer), Spain (excluding any non-continental territories other than the Canary Islands), Belgium, the Netherlands or Poland.
10.3.5For the purpose of Clause 10.2.1(f), the Debtor of each Receivable originated by the Spanish Seller must meet the following criteria in addition to those set out in Clause 10.3.1:
(a)to the best of the Spanish Seller’s knowledge, it is resident in Spain (excluding any non-continental territories other than the Canary Islands), Portugal, Germany, France (excluding any French overseas territories (départements et régions d’outre-mer et collectivités d'outre-mer) or Belgium; and
(b)agreed terms in relation to such Debtor fully respect the Spanish applicable laws (including without limitation Law, 10/2010, of 5 July, Amending Law 3/2004 of 29 December Laying Down Measures Against Late Payment in Commercial Transactions (Ley 15/2010, de 5 de julio, de modificación de la Ley 3/2004, de 29 de diciembre, por la que se establecen medidas de lucha contra la morosidad en las operaciones comerciales)) as enforced from time to time.
11.CONFORMITY WARRANTIES
11.1Each Seller hereby represents and warrants in respect of itself to the Master Purchaser that (each such representation and warranty being defined hereunder as a "Conformity Warranty"):
(a)the description of each Receivable as well as any other information referred to in any Detailed File and any Purchase List File transmitted to the Master Purchaser (and the Calculation Agent) on any date by the Programme Servicer (acting on behalf of such Seller) is true and accurate in all material aspects;
(b)each Receivable identified as an Eligible Receivable in the Purchase List File provided to the Calculation Agent by the Programme Servicer (acting on behalf of such Seller) complies with the eligibility criteria applicable to such Receivable in accordance with the provisions of Clause 10.1.1, provided that the foregoing Conformity Warranty is only made and given by reference to the facts and circumstances existing as of:
(i)for those Eligible Receivables that have come into existence prior to the Transfer Date on which they have been assigned to the Master Purchaser as Existing Receivables: on such Transfer Date, as well as on the Assessment Date immediately preceding such Transfer Date; and

(ii)for those Eligible Receivables that have come into existence after the Assessment Date preceding the Transfer Date on which they have been assigned to the Master Purchaser as Future Receivables: on the date on which they have come into existence, as well as on the immediately following Assessment Date and Transfer Date.
11.2Each Seller agrees that it shall be deemed to have made the Conformity Warranties in respect of the related Receivables identified in each respective Transfer Deed and the Purchase List File relating thereto upon the delivery of such duly executed Transfer Deed and related Purchase List File from the Programme Servicer (acting on behalf of such Seller) to the Master Purchaser on each Transfer Date, without the need for any further formalities.
11.3The Master Purchaser shall rely solely on the Conformity Warranties made and given by each Seller (acting in whatever capacity) and the Programme Servicer when performing its obligations as Master Purchaser (including its obligation to purchase Receivables).
12.DEEMED COLLECTIONS
12.1Pursuant to this Agreement, each Seller (each acting as Servicer) will be deemed to have received a Collection in respect of any Eligible Receivable (each, a "Deemed Collection") if the Nominal Amount of such Eligible Receivable owed by the relevant Debtor or the French Seller Negotiable Instrument Bank is at any time reduced due to any one of the following events (and such Deemed Collection shall be equal to the full amount of such reduction):
(a)any Conformity Warranty in respect of such Eligible Receivable is found to have been inaccurate on the date it was made or repeated by the corresponding Seller;
(b)any Dilution occurs in relation to such Eligible Receivable;
(c)any fraud in respect of such Eligible Receivable or the corresponding invoice is found to have occurred;
(d)the whole or any part of the Nominal Amount of such Eligible Receivable (including the VAT amount thereon) when due is not collectible as a result of (i) the coming into effect after its relevant Transfer Date of, or any change after its relevant Transfer Date, in the interpretation or application of, any applicable law, regulation or regulatory requirement, or (ii) the compliance with any applicable directive, request or requirement coming into effect after its relevant Transfer Date (whether or not having the force of law) of any competent authority;
(e)any set-off is effected against such Eligible Receivable;
(f)such Eligible Receivable is not due or payable, in whole or in part, due to a failure of such Seller:
(i)to perform any of its obligations under the Commercial Contract(s) from which such Receivable has arisen, or
(ii)to comply with any applicable laws or regulations;
(g)the Commercial Contract(s) or Invoice from which such Receivable has arisen is terminated or is otherwise ceases to be in full force and effect as a result of:

(i)termination by the Seller; or
(ii)(1) the coming into effect after its relevant Transfer Date of or any change in the interpretation or application of, any applicable law, regulation or regulatory requirement, or (2) the compliance with any applicable directive, request or requirement coming into effect after its relevant Transfer Date (whether or not having the force of law) of any competent authority;
(h)such Receivable is cancelled, in whole or in part:
(i)by the Seller; or
(ii)due to the lack of existence of such Receivable; or
(iii)as a result of (1) the coming into effect after its relevant Transfer Date of or any change in the interpretation or application of, any applicable law, regulation or regulatory requirement, or (2) the compliance with any applicable directive, request or requirement coming into effect after its relevant Transfer Date (whether or not having the force of law) of any competent authority;
(i)the existence of all or part of such Eligible Receivable is disputed for any reason whatsoever and such dispute is not resolved within ninety (90) days;
(j)any event (other than the Debtor of such Eligible Receivable or the French Seller Negotiable Instrument Bank of such Eligible Receivable being subject to any Insolvency Proceedings or any event described in Clauses 12.1(a) to 12.1(i)) that results in a reduction of the Outstanding Amount of such Eligible Receivable; or
(k)any event described in Clauses 12.1(a) to 12.1(i), which although not related to a specific Eligible Receivable, results in the reduction of the Collections received in respect of the portfolio of any and all Transferred Receivables purchased by the Master Purchaser.
12.2Upon becoming aware of the occurrence of any of the events referred to in Clause 12.1 in relation to any outstanding Eligible Receivable, the Programme Servicer, acting on behalf of, the corresponding Seller shall report the same to the Master Purchaser in the relevant Detailed Files to be transmitted to the Calculation Agent on the following Information Date.
12.3Upon receipt of such Detailed Files by the Calculation Agent or upon the Master Purchaser (or the Security Trustee or any Senior Notes Subscriber) becoming aware of the occurrence of any of the events referred to in Clause 12.1, the part of such Deemed Collection due by any Seller and not paid in accordance with the provisions of Clause 9.7.2 shall be paid by the Programme Servicer on behalf of such Seller to the Master Purchaser on the next Transaction Date, provided that such Deemed Collection shall be payable pursuant to Clause 12.4.
12.4Any part of the Deemed Collection not otherwise paid in accordance with the provisions of Clause 9.7.2 and remaining outstanding on the last day of an Assessment Period shall be paid to the Master Purchaser either in cash or by way of set-off in accordance with, and subject to, Clause 31 by the Programme Servicer on behalf of the relevant Seller before 14:00 on the immediately following Transaction Date, to the credit of the Master Purchaser

Account it being specified that any Deemed Collection due following the occurrence of the event described in Clause 23.2 will be paid in accordance with the provisions of such Clause.
13.ASSIGNMENT OF TRANSFERRED RECEIVABLES BY THE MASTER PURCHASER
13.1Assignment of Transferred Receivables by the Master Purchaser to the Final Purchaser
The Parties hereby acknowledge that the Master Purchaser may at any time assign any Transferred Receivables (and ancillary rights attached thereto), and any of its rights hereunder, to the Issuer in accordance with the Final Transfer and Servicing Agreement.
13.2Assignment of Transferred Receivables by the Master Purchaser during the Amortisation Period
Subject to Clause 13.5, only during the Amortisation Period, the Sellers, or the Programme Servicer acting on behalf of the Sellers, may require the Master Purchaser to assign all but not part of the Transferred Receivables back to the Sellers on any Business Day for a consideration equal to the Repurchase Price, provided that the aggregate Outstanding Amount of the Transferred Receivables held by the Master Purchaser is lower than 10% of the Outstanding Amount of the Transferred Receivables assigned at the First Transfer Date as set out in the Monthly Calculation Agent Report provided on such date, provided that the Seller, or the Programme Servicer acting on behalf of all of the Sellers, shall provide not less than five (5) Business Days' prior notice of its intention to do so to the Master Purchaser (with a copy to the Senior Notes Subscribers and the Security Trustee) and such notice shall (i) identify the Transferred Receivables, (ii) specify the Repurchase Price in respect of such Transferred Receivables and (iii) specify the Repurchase Date.
13.3Assignment to the Sellers of Written-Off Receivables
13.3.1Each Seller (acting through the Programme Servicer) shall have the right but not the obligation to require the Master Purchaser to assign to it any Transferred Receivable originated by such Seller and (A) that has been written-off or remains unpaid more than one hundred and twenty (120) days after its Maturity Date or (B) if Insolvency Proceedings (or similar proceedings in the country where such Debtor is incorporated or established or resident) have been commenced against the Debtor of such Transferred Receivable and such Transferred Receivable has been reported as a Defaulted Receivable or (C) if such Seller wants to bring any litigation or proceedings against such Debtor and such Transferred Receivable has been reported as a Defaulted Receivable.
13.3.2Subject to Clause 13.5, the Master Purchaser shall, if requested to do so, re-assign the relevant Transferred Receivables to the corresponding Seller upon the fulfilment to its satisfaction of the following condition precedent, such request to repurchase shall be made to the Master Purchaser (with copy to the Senior Notes Subscribers and the Security Trustee) no later than 1:00 p.m. on the Information Date preceding the relevant Transaction Date and such request shall (i) identify the Transferred Receivables to be re-assigned, (ii) specify the Repurchase Price in respect of such Transferred Receivables and (iii) specify the Repurchase Date which shall be a Transaction Date. In addition, the Seller shall identify the

Transferred Receivables to be re-assigned in the Detailed Files provided to the Calculation Agent on such Information Date in accordance with Clause 9.2(a).
13.4Repurchase of Receivables that are not Eligible Receivables
13.4.1Immediately upon becoming aware that a Transferred Receivable is not an Eligible Receivable (a "Repurchase Event"), the Programme Servicer shall give notice thereof (a "Repurchase Notice") to the Master Purchaser (with copy to the Calculation Agent, the Senior Notes Subscribers and the Security Trustee) and the Master Purchaser shall offer such Transferred Receivable for repurchase to the applicable Seller of such Transferred Receivable, or the Programme Servicer acting on its behalf, as the case may be. Any Repurchase Notice shall (i) identify such Receivables, (ii) specify the Repurchase Price in respect of such Receivables and (iii) specify the Repurchase Date which shall be a Transaction Date.
13.4.2Without prejudice to the provisions of Clause 13.5, each Seller and the Programme Servicer agree to waive any right to claim any restitution or other form of indemnification to the Master Purchaser as a result of any such repurchase.
13.4.3The Master Purchaser (or the Security Trustee on its behalf acting on behalf of the Senior Notes Subscribers) hereby agrees to waive any and all remedy available to it by reason of the occurrence of a Repurchase Event, other than as contained in this Clause 13.4.
13.4.4Any repurchase of Receivables under this Clause 13.4 shall be carried out in accordance with Clause 13.5.
13.5Conditions and Consequences of Retransfer
13.5.1Any assignment of Transferred Receivables pursuant to Clauses 13.2 (Assignment of Transferred Receivables by the Master Purchaser during the Amortisation Period) to 13.4 (Repurchase of Receivables that are not Eligible Receivables) by the Master Purchaser to the Sellers shall be carried out in accordance with the relevant Master Purchaser Retransfer Mode.
13.5.2The Parties hereby agree that any repurchase of any Receivable by the Sellers in accordance with the provisions of this Clause 13 shall be conditional upon:
(a)the Programme Servicer paying to the Master Purchaser to the credit of the Master Purchaser Account in accordance with the provisions of Clause 29 (Delegations):
(i)with respect to any repurchase mentioned in Clause 13.2, no later than 10:00 a.m. on the relevant Business Day, the Repurchase Price;
(ii)with respect to any repurchase mentioned in Clause 13.3, no later than 10:00 a.m. on the relevant Repurchase Date, the Repurchase Price with respect to any Receivable concerned; and
(iii)with respect to any repurchase mentioned in Clause 13.4, no later than 10:00 a.m. on the Repurchase Date, the Repurchase Price with respect to any Receivable concerned; and

(b)subject to and upon the payment referred to in paragraph (a) above, title to any such Receivable(s) shall be retransferred to the corresponding Seller including, if necessary according to applicable law, by executing the relevant Retransfer Deed between the relevant Seller and the Master Purchaser.
CHAPTER IV.
COLLECTION AND SERVICING OF THE RECEIVABLES
14.SERVICING DUTIES
14.1The Master Purchaser expressly appoints each Seller, and each Seller hereby accepts to act as Servicer of the Receivables transferred by it to the Master Purchaser. The Servicers shall act as the Master Purchaser's agents to perform in their own name and on behalf of the Master Purchaser, all actions and procedures necessary to manage, recover and collect any amounts due in connection with the Receivables as well as preserve and enforce all security interest, guarantees and ancillary rights attached thereto, including amounts accrued from time to time as late or default interest.
14.2The Servicing Mandates of the Sellers shall be performed in accordance with, and subject to, (A) the Servicing Procedures of each such Seller agreed with the Master Purchaser (acting on the instructions of the Final Purchaser, itself acting on the instructions of the Senior Notes Subscribers) and (B) (in the case of the German Seller) in accordance with directions by the Master Purchaser from time to time.
14.3All costs incurred by any Servicer in connection with its duties under this Agreement shall be borne by such Servicer.
14.4No Seller shall have any authority to act on behalf of the Master Purchaser except as provided in this Agreement. For the sake of clarity, nothing in this Agreement shall be construed so as to give any Servicer any powers, rights, authorities, or discretions relating to the operating and financial policies of the Master Purchaser, and the Servicers hereby acknowledge that all powers to determine such policies (including determining whether or not any particular action is for the benefit of the Master Purchaser) are, and shall at all times remain, vested in the Master Purchaser. The Servicer shall have no power to enter into contracts on behalf of the Master Purchaser nor to act as any form of branch, agency, or representative of the Master Purchaser nor to direct, administer or manage any aspect of the Master Purchaser’s business (without prejudice to the specific servicing duties contemplated in this Clause 14).
14.5Each Servicer undertakes to perform its duties as Servicer and its Servicing Mandate with due care and in accordance with the standards of a prudent and informed businessman, and to be no less diligent than it would be in collecting sums due under its own receivables, in particular:
(a)to apply to the recovery of the sums due under the Transferred Receivables, procedures that comply with all applicable laws and regulations and with the Commercial Contracts that relate to the relevant Transferred Receivables;

(b)to take such reasonable steps to oppose any claim challenging the existence, validity, amount or maturity of the Transferred Receivables or the security interests, rights, claims, privileges and other benefits attached thereto, if any;
(c)to take such reasonable steps, in accordance and in compliance with the provisions of the applicable laws and regulations, as may be necessary or appropriate for the recovery of the sums due under the Transferred Receivables.
14.6Where necessary, the Servicers shall be entitled to take all necessary judicial or extra-judicial steps to obtain the execution of the Debtors' obligations in connection with any relevant Transferred Receivable. The Master Purchaser (directly or through any of its authorised agents or the Security Trustee on its behalf) undertakes to provide any appropriate specific mandate, where required under any applicable laws, within twenty (20) Business Days from the receipt of such request.
14.7As compensation for the performance of its duties, each Servicer shall, for so long as its Servicing Mandate has not been terminated pursuant to the provisions of this Agreement or for so long as it has not been voluntarily or mandatorily withdrawn from the Securitisation Programme in accordance with CHAPTER VI, be entitled to the Servicing Fee.
14.8For the avoidance of doubt and to the extent permissible under applicable laws, the Servicers hereby waive any and all legal rights and privileges (including, but not limited to, retention rights) which they may be entitled to under the laws of their respective jurisdictions in respect of (a) sums held for the account of the Master Purchaser, or (b) Records held in respect of the Transferred Receivables (such as, without limitation, rights under articles 1730 and 1780 in the Spanish Civil Code, and article 276 in the Spanish Commercial Code).
15.CUSTODY OF THE RECORDS
15.1The Master Purchaser shall hold all Transfer Deeds delivered by the Programme Servicer (on behalf of the Sellers) to the Master Purchaser.
15.2Each Seller shall be responsible for the custody of the Records relating to the Receivables purchased from such Seller by the Master Purchaser, in accordance with the terms hereof.
15.3Each Seller (acting in its capacity as Servicer) undertakes to inform the Master Purchaser, the Security Trustee and the Senior Notes Subscribers of the location at which the Records are kept as at the date hereof and notify the Master Purchaser, the Security Trustee and the Senior Notes Subscribers of any changes to such location.
15.4Upon the request of the Master Purchaser or the Security Trustee (acting on instructions from the Senior Notes Subscribers) (in particular upon the occurrence of an Accelerated Collection Payment Event, a Stop Purchase Event or an Early Amortisation Event), each Seller, shall forthwith deliver the originals of the Records to the Security Trustee or any other person nominated by the Security Trustee (acting on instructions from the Senior Notes Subscribers).
16.INSPECTIONS, INVESTIGATIONS AND YEARLY AUDIT
16.1Inspections and Investigations
Subject to Clause 16.2.1, each of the Security Trustee or any Senior Notes Subscriber may, to the extent legally possible, directly (or may instruct any of its representatives, accountants, professional advisers or contractors), at any time during usual business hours and upon reasonable prior notice:
(a)request from any Seller, the Programme Servicer or the Guarantor (each an "Audited Party") any information related to, or in connection with, any Receivable originated by any Seller or the collection and servicing thereof;
(b)require from any relevant Audited Party the delivery of originals or copies of any Records or Servicing Procedures in its possession related to, or in connection with, any Transferred Receivable originated by any Seller or the collection and servicing thereof, provided that no original contract or document shall be delivered unless legally required for the purpose of enforcing the Master Purchaser's rights over the Transferred Receivables and without prejudice to any constraints imposed by laws, regulations, orders or directives relating to personal data;
(c)inspect any Audited Party, any Records or Servicing Procedures or any other information or document related to, or in connection with, any Transferred Receivable originated by any Seller or the collection and servicing thereof;
(d)inspect any Audited Party, any computer or electronic data systems and the related hardware and software used by any such Audited Party in connection with any Transferred Receivable originated by any Seller or the collection and servicing thereof; and
(e)investigate the performance of the servicing and custodian obligations of any relevant Audited Party or instigate such other investigations or commission any inspections reasonably required (in the opinion of the Security Trustee or any Senior Notes Subscriber) in respect of such Audited Party from any expert.
16.2Conditions to inspections and investigations
16.2.1The Security Trustee or any Senior Notes Subscriber may without limitation, to the extent legally possible, conduct any investigation or audit referred to in Clause 16.1(b) to 16.1(e) if any such investigation is instigated as a result of:
(a)any failure or any knowledge of a threat to fail by any Seller to satisfy its servicing and custodian obligations referred to in Clause 14 and Clause 15, respectively;
(b)in the opinion of the Security Trustee or any Senior Notes Subscriber, the delivery of misleading or incomplete information or document by any Audited Party or the Programme Servicer or there being any information that the Security Trustee or any Senior Notes Subscriber considers relevant or useful (acting reasonably) including, but not limited to, information that is related to the obligations of any TD SYNNEX Party under the Transaction Documents or the Transferred Receivables ; or
(c)the delivery of any information or document by any Audited Party or the Programme Servicer that may (in the opinion of the Security Trustee or any Senior Notes Subscriber) become misleading or materially incomplete or which may adversely affect or impair any of the rights or interest of the Master Purchaser under or in the relevant Transferred Receivables; or
(d)the occurrence of an event or circumstance which if the Security Trustee or any Senior Notes Subscriber, has reasonable grounds to believe that any such event or circumstance will have a Material Adverse Effect on any Audited Party, irrespective of whether any of the events in paragraph (a) to (d) above may result or not in the occurrence of a Stop Purchase Event or an Early Amortisation Event.
16.2.2The reasonable costs and reasonable and duly documented expenses of any and all investigations or inspections which shall have been instigated pursuant to Clause 16.1 and this Clause 16.2 shall be borne by the relevant Audited Party.
16.3Annual Audit
16.3.1Upon the request of any Senior Notes Subscriber, and in such case without prejudice to Clauses 16.1 and 16.2, each Audited Party (if applicable) agrees to arrange before the relevant anniversary of the Closing Date (and within a six (6) week period from the date of the request) for an audit by any Senior Notes Subscriber (or a specialist service provider appointed by any Senior Notes Subscriber to conduct such audit) of the Sellers' Receivables, Servicing Procedures and collection procedures over the last twelve (12) calendar months or since the previous audit (as relevant), including the French Seller Negotiable Instruments (including to ensure that (i) such French Seller Negotiable Instruments are identifiable in the internal accounting systems of the French Seller, (ii) the mechanics of endorsement and/or presentation for payment (including verification of all endorsements and/or presentations carried out in accordance with the terms of this Agreement) and (iii) the Maturity Dates thereof align with the payment date of the relevant Transferred Receivables).
16.3.2The reasonable fees, costs and duly documented expenses of any audit or confirmation referred to in Clause 16.4.1 will be payable by the Issuer, and included in the Securitisation Services Fees and Expenses.
16.4Audit in respect of the Customer List Files
16.4.1The Parties agree that, without prejudice to Clauses 16.1, 16.2 and 16.3, the Security Trustee or any Senior Notes Subscriber shall arrange for the Corporate Services Provider, the Back-Up Servicer or an auditor to audit and confirm that the Customer List Files are complete and accurate and sufficient to identify all the Debtors (including for notification purposes, when this might be necessary, in accordance with Clause 20) of the Receivables specified in the relevant Detailed Files at the date such audit or confirmation is performed. Without prejudice to the above, such audit may be arranged at any time if the Security

Trustee, any Senior Notes Subscriber or the Calculation Agent has reasonable grounds to believe that the Customer List Files are or may be materially incomplete or inaccurate.
16.4.2The reasonable fees, costs and duly documented expenses of any audit or confirmation referred to in Clause 16.4.1 will be included in the Securitisation Services Fees and Expenses.
16.4.3The audit under this Clause 16.4 shall be required (A) once per year (i) for as long as the TD SYNNEX Group has a rating of at least the Level 2 Required Rating and (ii) provided that the most recent investigation or audit carried out in accordance with this Clause 16 did not uncover any issues and (B) semi-annually if (i) and (ii) of (A) are not satisfied.
16.4.4The audit under this Clause 16.4 shall include the following tests:
(a)each Debtor number in the Receivables Open Items Files from the Sellers corresponds to a Debtor number in the Customer List Files; and
(b)a spot check on ten (10) Debtors nominated by the Lead Arranger or the Final Purchaser by reference to their Debtor number as registered in the Customer List Files, to ensure that the Key (as defined in the Data Trustee Agreement) allows the decryption of the encrypted Customer Number Files and such list provides for the name and the address of each of the ten (10) nominated Debtors.
17.RENEGOTIATIONS WITH THE DEBTORS
17.1In the case where a Debtor becomes subject to Insolvency Proceedings or similar proceeding in the country where such Debtor is incorporated or established, and resident, each relevant Servicer shall make such information available to the Master Purchaser by recording it in its Detailed Files to be transmitted to the Calculation Agent on the Information Date immediately following the Servicer's becoming aware of such information.
17.2Each relevant Servicer shall be entitled (in the case of the German Seller, in accordance with any direction of the Master Purchaser (acting on the instructions of the Final Purchaser, itself acting on the instructions of the Senior Notes Subscribers) from time to time) to make and/or accept voluntary rescheduling proposals with respect to the Transferred Receivables in accordance with its Servicing Procedures (including in particular by granting credit notes, commercial discounts or rebates or change of Maturity Date) but without prejudice to any Deemed Collection which may be paid to the Master Purchaser as such result, except that any change of Maturity Date (whether or not such change is effective towards the relevant Debtors) in respect of any Transferred Receivable shall not:
(a)be effective towards the Master Purchaser, the latter being only bound by the Maturity Date initially mentioned in the first Detailed File received in respect of such Transferred Receivable; and
(b)be reported in any subsequent Detailed Files, as the case may be (and consequently not taken into account for the purpose of any calculation made or to be made by the Calculation Agent under the Transaction Documents) unless agreed in writing by the Senior Notes Subscribers subject to and in accordance with the Calculation Services Agreement.

18.REPORTING OBLIGATIONS
18.1The Programme Servicer acting on its behalf or on behalf of the Sellers, the Guarantor or (as the case may be) the Junior Notes Subscriber shall deliver (or cause to be delivered):
(a)to the Calculation Agent, the Security Trustee and each Senior Notes Subscriber a set of Detailed Files (excluding the Customer List Files) with respect to each Seller no later than 1:00 p.m. on each Information Date;
(b)to the Security Trustee and each Senior Notes Subscriber, no later than 9:00 a.m.:
(i)as long as the rating of the TD SYNNEX Group is at least equal to the Level Top Current Rating, on (A) the First Transfer Date, (B) the first Transfer Date following each Accession Date (with respect to each Seller who accedes to the Securitisation Programme) and (C) subsequently, on the first Transfer Date immediately following each anniversary of the Closing Date (with respect to all Sellers); or
(ii)as long as the rating of the TD SYNNEX Group is lower than the Level 2 Required Rating, on each Transfer Date falling in March, June, September and December of each calendar year, a Solvency Certificate in respect of each Seller, the Guarantor, the Junior Notes Subscriber and itself.
18.2The Programme Servicer acting on its behalf or on behalf of the Sellers shall deliver (or cause to be delivered):
(a)the Customer List File (with respect to each Seller) to the Corporate Services Provider; and
(b)a data key (or update a delivered data key, as the case may be) to the Corporate Services Provider and to the Data Trustee,
no later than 1:00 p.m. on each Information Date.
18.3Before 12:00 p.m. (noon) on each Transfer Date, each Seller or the Calculation Agent on its behalf shall deliver to the Master Purchaser a Purchase List File.
18.4The Master Purchaser and each TD SYNNEX Party acknowledge and agree that any document to be delivered directly or indirectly to the Security Trustee, the Master Purchaser, the Senior Notes Subscribers or to the Calculation Agent in accordance with the provisions of any Transaction Document, including but not limited to any Detailed File and any Purchaser List File, shall be deemed to be delivered only if duly and accurately completed in all material respects in accordance with the provisions of any such Transaction Document or as otherwise agreed in writing between the relevant Parties.
18.5The Master Purchaser and each TD SYNNEX Party acknowledge and agree that following the occurrence of a downgrade of the TD SYNNEX External Rating to at or below the Level 3 Required Rating, unless the Senior Notes have been redeemed in full in accordance with the provisions of the Senior Variable Funding Notes Facility Agreement, the Security Trustee or any Senior Notes Subscriber shall have the right to terminate in accordance with Clause 3.6 of the Cash Management Agreement the mandate of the Cash Manager with immediate effect, activate the mandate of the Back-Up Cash Manager in accordance with the Back-Up Cash Management Agreement and notify the Account Bank thereof.
19.TERMINATION OF SERVICING MANDATES
19.1The delivery of the Substitution Notice to the Programme Servicer in accordance with the provisions of Clause 27.2(b)(ii), acting on behalf of the Sellers (in any capacity whatsoever under the Transaction Documents), by the Master Purchaser (or the Security Trustee or any Senior Notes Subscriber) may entail:
(a)the termination of the Servicing Mandate of all Servicers,
(b)the occurrence of the Effective Substitution Date with respect to all Servicers, and
(c)as the case may be, as from the Effective Substitution Date referred to in paragraph (b) above with respect to all Servicers, (i) the appointment of a Back-Up Servicer to replace the Servicers for the purpose of the servicing and collecting duties of the Servicers or (ii) the activation of the Back-Up Servicer appointed pursuant to Clause 21 below, provided that a Substitution Notice may only be delivered by the Master Purchaser (or the Security Trustee or any Senior Notes Subscriber) in accordance with the relevant provisions of this Agreement, and shall have the results specified in this Clause 19 if it is delivered in the circumstances described in Clause 27.2(b)(ii).
19.2The termination of the Servicing Mandate of the Servicers pursuant to the terms of this Clause 19 shall:
(a)be effective without further formality on the corresponding Effective Substitution Date;
(b)not entitle any Servicer to any indemnification whatsoever in any capacity whatsoever;
(c)not affect the obligations of any Servicer in its other capacities under the Transaction Documents to which it is a party, unless expressly provided for to the contrary in the relevant Transaction Documents.
19.3Pursuant to this Agreement and upon termination of its Servicing Mandate, each Servicer undertakes:
(a)to take all reasonable steps and do all reasonable things (as instructed by the Security Trustee acting on instructions of the Senior Notes Subscribers) to enable any Back-Up Servicer (if any appointed in accordance with Clause 19.1(c)) to take over its undertakings as Servicer;
(b)to deliver to such Back-Up Servicer any and all original copies of the Records relating to the relevant Receivables as well as any other document as might be reasonably requested by such Back-Up Servicer in order to perform its servicing obligations;
(c)to transmit or cause to be transmitted to the Master Purchaser (with a copy to the Security Trustee and each Senior Notes Subscriber) the latest Detailed File prepared by it; and

(d)that as from the termination of its Servicing Mandate, it shall refrain from endorsing any and all Negotiable Instruments (including all French Seller Negotiable Instruments) in respect of the Transferred Receivables and deliver to the Master Purchaser or, as applicable, the Back-Up Servicer appointed at such time any and all Negotiable Instruments (including French Seller Negotiable Instruments) in respect of such Transferred Receivables and generally take all reasonable measures deemed necessary by the Master Purchaser or, as applicable, the Final Purchaser to preserve its rights under the Transaction Documents. For the avoidance of doubt, as from the termination of its Servicing Mandate, the Master Purchaser or, as applicable, the Back-Up Servicer may endorse any French Seller Negotiable Instrument to its benefit on the basis of the French Seller Negotiable Instrument.
20.NOTIFICATION OF THE DEBTORS
20.1A Notice of Transfer may be served to any relevant Debtor by (A) the relevant Servicer (at the request of the Master Purchaser or the Security Trustee or any Senior Notes Subscriber), (B) the Security Trustee, (C) any Senior Notes Subscriber or (D) the relevant Back-Up Servicer appointed in accordance with Clause 19.1(c), in each case, only under the circumstances described in, and subject to, Clause 27.2(b)(ii) which (i) allows the notification of such Debtor, provided that with respect to the Transferred Receivables originated by the French Seller, such notification shall be served by the Master Purchaser (or the Security Trustee or any Senior Notes Subscriber) in accordance with article L.313-28 of the French Code monétaire et financier or any other entity appointed by the same for such purpose and (ii) to the extent not already the case, the endorsement of the French Seller Negotiable Instruments to the benefit of the Master Purchaser or Back-Up Servicer by the Master Purchaser or Back-Up Servicer acting in the name of the French Seller pursuant to the French Seller Power of Attorney.
20.2Each Notice of Transfer shall be substantially:
(a)with respect to Transferred Receivables originated by the Belgian Seller, in the form set out in Schedule 7 of this Agreement;
(b)with respect to Transferred Receivables originated by the French Seller, in the form set out in Schedule 8 of this Agreement;
(c)with respect to Transferred Receivables originated by the German Seller, in the form set out in Schedule 9 of this Agreement; and
(d)with respect to Transferred Receivables originated by the Spanish Seller, in the form set out in Schedule 10 of this Agreement, and shall (i) be sent (1) in respect of Spanish law governed Transferred Receivables held against Eligible Debtors located in Spain, by burofax with acknowledgement of receipt and certificate of contents and/or required notarial means and/or certified courier, (2) in respect of Belgian law governed Transferred Receivables, by registered mail with acknowledgement of receipt, (3) in respect of French law governed Transferred Receivables, by registered mail with acknowledgement of receipt and (4) in respect of German law governed Transferred Receivables, by registered mail with acknowledgement of receipt.

20.3Notwithstanding Clause 20.1, each Seller may, in its discretion, elect to notify one or more Debtors of Receivables of the assignment of such Receivables under the terms of this Agreement in order for such Receivables to constitute Eligible Receivables. The Programme Servicer or the relevant Seller shall notify the Master Purchaser (with copy to the Final Purchaser and the Senior Notes Subscribers) and the Security Trustee of such notification including with such notice a copy of such notice or copy of a pro forma invoice including such assignment wording.
21.BACK-UP SERVICER APPOINTMENT
21.1Upon the downgrade of TD SYNNEX External Rating to the Level 2 Required Rating or below (the "Back-Up Servicer Level 2 Trigger Event"), unless the Senior Notes have been redeemed in full in accordance with the provisions of the Senior Variable Funding Notes Facility Agreement, the Master Purchaser (acting on the instruction of (i) the Security Trustee, itself acting on the instructions of one or more of the Senior Notes Subscribers or (ii) any Senior Notes Subscriber) shall be entitled to appoint a Back-Up Servicer with the assistance of the relevant Servicers in each jurisdiction of the Servicers on terms acceptable to the Security Trustee or any Senior Notes Subscriber (acting reasonably and in consultation with the Parent Company in relation to the identity of the Back-Up Servicer) notwithstanding that the Servicing Mandate has not been terminated at such time.
21.2The Master Purchaser and the Servicers shall use reasonable efforts to enter into a Back-Up Servicer Agreement within ninety (90) calendar days following a Back-Up Servicer Level 2 Trigger Event.
21.3For the avoidance of doubt, any Back-Up Servicer appointed in accordance with this Clause 21 shall only replace the relevant Servicers for the purpose of the servicing and collecting duties of such Servicers when the Servicing Mandate is terminated and upon the occurrence of the Effective Substitution Date.
21.4During the term of this Agreement, the Servicers shall (a) if necessary, assist the Master Purchaser or the Security Trustee or any Senior Notes Subscriber (as applicable) with finding a suitable entity to be appointed as a Back-Up Servicer in its relevant jurisdiction and entering into a Back-Up Servicing Agreement, (b) cooperate with any Back-Up Servicer(s) appointed by the Master Purchaser (acting on the instructions of the Final Purchaser, itself acting on the instructions of any Senior Notes Subscriber) and shall not interfere with any Back-Up Servicer's performance of its duties under the relevant Back-Up Servicing Agreement or take any action that would materially and adversely interfere with the terms of the relevant Back-Up Servicing Agreement and (c) promptly provide any and all relevant information and data reasonably requested by the Master Purchaser or the Security Trustee or any Senior Notes Subscriber (as applicable) to be provided to the relevant Back-Up Servicer in accordance with the terms of this Agreement and the relevant Back-Up Servicing Agreement.
22.COLLECTION ACCOUNTS
22.1General undertakings of the Servicers
Each Seller (acting also as Servicer) undertakes (among other undertakings):

(a)to ensure that the Collections paid (by any means of payment) under the Transferred Receivables are credited to the relevant Collection Account; and
(b)to promptly transfer to the relevant Collection Account any Collections received on another account and have any Negotiable Instrument (including with respect to a French Seller Negotiable Instrument) issued for the payment of any Transferred Receivable credited to the relevant Collection Account.
23.PAYMENT OF COLLECTIONS AND DEEMED COLLECTIONS
23.1Payments of Collections and Deemed Collections to be performed on each Transaction Date
23.1.1Any Collections received, and any Deemed Collections deemed to be received, and due by each Seller acting as Servicer under the Transferred Receivables serviced by it during any relevant Assessment Period shall be paid to the Master Purchaser by the Programme Servicer in accordance with the provisions of Clause 9.7.2 and Clause 30 (subject to the provisions of Clause 27.2(a)(i)), provided that any part of the aggregate of such Collections and Deemed Collections remaining unpaid at the end of such Assessment Period shall be paid to the Master Purchaser no later than 10:00 a.m. on the Transaction Date following the end of such Assessment Period by the Programme Servicer, acting on behalf of such Servicer, by either a bank transfer to the credit of the Master Purchaser Account or by way of set-off in accordance with, and subject to, Clause 31.
23.1.2In addition, any Collections received under the relevant Existing Receivable before the Transfer Date on which such Existing Receivable has been transferred, shall be paid to the Master Purchaser by the Programme Servicer in accordance with the provisions of Clause 9.7.2 and Clause 31 (subject to the provisions of Clause 27.2(a)(i)).
23.1.3Payment under Clauses 23.1.1 and 23.1.2 above shall only be made by the Programme Servicer (partially or totally) if and to the extent the Programme Servicer has received (partially or totally, as the case may be), or the Programme Servicer considers that it will receive (partially or totally, as the case may be) the relevant amounts due from the respective Servicer. The Programme Servicer will have no obligation to pay the Master Purchaser unless the Programme Servicer has received the related Collections and/or Deemed Collections from the respective Servicers. Without prejudice to the above, the Parties hereby acknowledge for the avoidance of doubt that failure by the Programme Servicer to pay the full amount of Collections and/or Deemed Collections due to the Master Purchaser shall trigger a Stop Purchase Event and/or an Early Amortisation Event in accordance with the provisions of Clause 26 (Stop Purchase Events and Early Amortisation Events related to any TD SYNNEX Party).
23.2Accelerated Collection Payment Event - weekly Collection Payment if TD SYNNEX External Rating below Level 2 Required Rating
Upon the downgrade of the TD SYNNEX External Rating to below the Level 2 Required Rating, and as long as the TD SYNNEX External Rating remains below the Level 2 Required Rating, unless the Senior Notes have been redeemed in full in accordance with the provisions of the Senior Variable Funding Notes Facility Agreement:

(a)in addition to payments due under Clause 23.1.1 above, within fifteen (15) Business Days of the date of such downgrade, the Programme Servicer shall, no later than 10:00 a.m. on the last Business Day of each week falling after such date (or starting on any other date agreed in writing between the Programme Servicer and the Security Trustee, acting on instructions from the Senior Notes Subscribers), notify and report to the Calculation Agent and pay the positive difference between:
(i)any Collections and Deemed Collections relating to the relevant Transferred Receivables received (or deemed to be received) since the last payment of Collections and Deemed Collections or since the Business Day of the previous week (as applicable and in each case as reflected in the immediately preceding report delivered by the Programme Servicer) and the last Business Day of the current week; and
(ii)the Purchase Price due in respect of such Transferred Receivables regarding such weekly period, and not already set-off or paid in accordance with Clause 9.7.2 to the credit of the Master Purchaser Account, in each case as calculated by the Calculation Agent subject to and in accordance with the Calculation Services Agreement; and
(b)the TD SYNNEX Parties shall procure that within thirty (30) Business Days of such downgrade, the internal cash pooling arrangement of the TD SYNNEX Parties is terminated or otherwise paused in a manner acceptable to the Security Trustee (acting on instructions from the Senior Notes Subscribers).
23.3Accelerated Collection Payment Event - daily Collection Payment if TD SYNNEX External Rating below Level 3 Required Rating
Upon the downgrade of the TD SYNNEX External Rating to below the Level 3 Required Rating, and as long as the TD SYNNEX External Rating remains below the Level 3 Required Rating, unless the Senior Notes have been redeemed in full in accordance with the provisions of the Senior Variable Funding Notes Facility Agreement:
(a)in addition to payments due under Clause 23.1.1 above, within fifteen (15) Business Days of the date of such downgrade, the Programme Servicer shall, no later than 10:00 a.m. on the each Business Day falling after such date (or starting on any other date agreed between the Programme Servicer and the Security Trustee, acting on instructions from the Senior Notes Subscribers), notify and report to the Calculation Agent and pay the positive difference between:
(i)any Collections and Deemed Collections relating to the relevant Transferred Receivables received (or deemed to be received) since the last payment of Collections and Deemed Collections or since the last Business Day (as applicable and in each case as reflected in the immediately preceding report delivered by the Programme Servicer); and
(ii)the Purchase Price due in respect of such Transferred Receivables regarding such period,

and not already set-off or paid in accordance with Clause 9.7.2 to the credit of the Master Purchaser Account, in each case as calculated by the Calculation Agent subject to and in accordance with the Calculation Services Agreement; and
(b)the TD SYNNEX Parties shall procure that within thirty (30) Business Days of such downgrade, the internal cash pooling arrangement of the TD SYNNEX Parties is terminated or otherwise paused in a manner acceptable to the Security Trustee (acting on instructions from the Senior Notes Subscribers).
CHAPTER V.
REPRESENTATIONS WARRANTIES AND COVENANTS
24.REPRESENTATIONS AND WARRANTIES
24.1Representations and warranties of each Seller
Pursuant to this Agreement and with reference to the facts and circumstances existing on the date hereof (or in the case of any Seller that acceded to this Agreement after the date of this Agreement, the date of such accession), each of the following representations and warranties is made to each of the Master Purchaser and the Security Trustee by each of the Sellers, each as far as it is concerned only:
(a)it is a corporation or partnership, duly incorporated and validly existing under the law of its jurisdiction of incorporation or, with respect to the German Seller only, it is a general partnership under German law (Offene Handelsgesellschaft), duly incorporated and validly existing under the laws of Germany;
(b)it has the power to own its assets and carry on its business as it is being conducted;
(c)subject to Legal Reservations, the obligations expressed to be assumed by it in each Transaction Document to which it is a party are legal, valid, binding and enforceable obligations;
(d)the entry into and performance by it of, and the transactions contemplated by, the Transaction Documents to which it is a party do not and will not conflict with or violate:
(i)any law, decree, order or directive applicable to it; or
(ii)any decision, judgement, injunction or sentence issued by any court or tribunal whatsoever or by any authority or legal, administrative or governmental entity whatsoever, applicable to any of its assets, income or revenues, including without limitation in relation to the protection of personal data; or
(iii)any agreement or instrument binding upon it or any of its assets; or
(iv)its constitutional documents;
(e)it has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Transaction Documents to which it is a party and the transactions contemplated by such Transaction Documents;

(f)all authorisations, consents, approvals, resolutions, licences, exemptions, filings, notarisations or registrations required:
(i)to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Transaction Documents to which it is a party; and
(ii)to make the Transaction Documents to which it is a party admissible in evidence in its jurisdiction of incorporation, have been obtained or effected and are in full force and effect;
(g)it is not aware of any circumstance that may result in the authorisations, approvals, consents, agreements, licences, exemptions or registrations referred to in paragraph (f) above expiring, being withdrawn, terminated or not renewed;
(h)the choice of relevant law as the governing law of the Transaction Documents to which it is party will be recognised and enforced in its jurisdiction of incorporation;
(i)any judgment obtained in the courts to which jurisdiction is granted in the Transaction Documents to which it is party in relation to such Transaction Documents will be recognised and enforced in its jurisdiction of incorporation;
(j)under the law of its jurisdiction of incorporation it is not necessary that the Transaction Documents to which it is party be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Transaction Documents to which it is party or the transactions contemplated by the Transaction Documents to which it is party.
(k)it complies in all material respects with, and carries on its business in accordance with, all the relevant laws, regulations, orders and directives applicable to it (including payment of all taxes due and payable by it);
(l)the financial documents that it has provided to the Issuer, including its latest annual financial statements (balance sheet, profit and loss accounts and appendices), as published and, where appropriate, as certified by its statutory auditors have been prepared in accordance with the applicable GAAP in the country of domicile of each Seller and give a true, complete and fair view of its results, activities and financial situation for each concerned fiscal year;
(m)its payment obligations under the terms of the Transaction Documents to which it is a party rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally;
(n)no litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect has or have (to the best of its knowledge and belief) been started or threatened against it;
(o)no judgment or order of a court, arbitral body or agency which might reasonably be expected to have a Material Adverse Effect has (to the best of its knowledge and belief) been made against it;

(p)no Potential Stop Purchase Event, Stop Purchase Event, Potential Early Amortisation Event or Early Amortisation Event has occurred and is continuing, unless such event has been notified to the Senior Notes Subscribers;
(q)no event, circumstance or matter which has or is reasonably likely to have a Material Adverse Effect has occurred, unless such event, circumstance or matter has been notified to the Senior Notes Subscribers;
(r)the Records are accurate and complete in all material respects as at the date provided and are sufficient for both Debtor notification and collection purposes;
(s)subject to paragraph (dd) below, all information in respect of each Receivable, each Existing Receivable, each Transferred Receivable and each Eligible Receivable appearing in each relevant Detailed File and each relevant Purchase List File is accurate and complete in all material respects as at the date provided;
(t)with respect to the German Seller only, it has opted for a monthly payment of the VAT;
(u) it has paid all VAT in relation to the Transferred Receivables originated by it when due;
(v)under the law of its jurisdiction of incorporation it is not necessary that the Transaction Documents to which it is party be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Transaction Documents to which it is party or the transactions contemplated by the Transaction Documents to which it is party (other than any filing, recording, enrolment that has been done or any such stamp, registration or similar tax that has been paid);
(w)It is not required to make any Tax Deduction from any payment it may make under any Transaction Document.
(x)it is not overdue in the filing of any Tax returns and is not overdue in the payment of any amount in respect of Tax (if such overdue filing or overdue payment can reasonably be expected to have a Material Adverse Effect on the Securitisation Programme or any of the Transaction Parties);
(y)no claims or investigations are being or are reasonably likely to be, made or conducted against it with respect to Tax (if any such claim or investigation can reasonably be expected to have a Material Adverse Effect on the Securitisation Programme or any of the Transaction Parties);
(z)neither it nor any of its subsidiaries, directors or officers, or, to the knowledge of the Seller, any of its employees, engages in any activity or conduct which would violate any anti-bribery, anti-corruption or anti-money laundering laws, regulations or rules applicable to that Seller in (i) the jurisdiction in which it is located, organized or resident or (ii) any jurisdiction in which it operates or does business;
(aa)neither it, any of its subsidiaries, directors or officers, or, to the knowledge of the Seller, any of its employees is an individual or entity (a "Person"), that is, or is owned or controlled by Persons that are: (i) the target of any Sanctions (a "Sanctioned Person") or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions broadly prohibiting dealings with such government, country, or territory (a "Sanctioned Country");
(bb)any transaction carried out in accordance with this Agreement is in accordance with the Data Trustee Agreement;
(cc)with respect to the Spanish Seller only, for the purposes of article 160 (f) of the Spanish law on share capital companies (Real Decreto Legislativo 1/2010, de 2 de julio, por el que se aprueba el texto refundido de la Ley de Sociedades de Capital) the Receivables that it sells to the Issuer will not exceed more than twenty five per cent. (25%) of the value of its assets as reflected in its latest financial statements (unless the shareholder(s) of the Spanish Seller have authorised such disposals);
(dd)with respect to the German Seller only, any transaction carried out in accordance with this Agreement is in accordance with the German Data Protection Act (Bundesdatenschutzgesetz) and any and all other applicable laws relating to the protection of data relating to its Debtors;
(ee)with respect to the German Seller only, if the payment term in respect of a Receivable exceeds sixty (60) calendar days, the payment terms in the relevant Commercial Agreement entered into with the applicable Debtor have been explicitly and expressly agreed and stipulated therein and are in compliance with applicable law;
(ff)with respect to the French Seller only:
(i)if the payment term is sixty (60) days, the French Seller and the relevant Debtor have agreed this;
(ii)if the payment term is forty-five (45) calendar days from the end of month following the date of issue of the Invoice (being the end of the month in which the date falling forty-five (45) days after the date of the invoice falls or the date falling forty-five (45) days after the end of the month in which the invoice was issued), the payment term has expressly agreed by the Debtor and the French Seller in the corresponding Commercial Contract and does not constitute a manifest abuse (abus manifeste) by the French Seller;
(gg)with respect to the Belgian Seller only, if the payment term in respect of a Receivable exceeds sixty (60) calendar days, the payment terms in the relevant Commercial Agreement entered into with the applicable Debtor are commercially driven and were voluntary offered by the Belgian Seller and not imposed on the relevant Debtor;
(hh)in respect of the French Seller only, it can, and does, at all times, identify the French Seller Negotiable Instruments in its internal accounting systems; and
(ii)it is not subject to Insolvency Proceedings.
24.2Representations and warranties of the Programme Servicer and the Junior Notes Subscriber
Pursuant to this Agreement, the Programme Servicer and the Junior Notes Subscriber individually and solely with respect to itself, makes mutatis mutandis to each of the Master Purchaser and the Security Trustee, the representations and warranties referred to in paragraphs (a) to, and including, (o), (q), (v) to (aa) and (ii) of Clause 24.1 as well as the following additional representations and warranties:
(a)in respect of each payment of the Purchase Price to be paid by the Master Purchaser to the German Seller that on the payment date of such Purchase Price:
(i)the Purchase Price is paid in cash to the German Seller as an absolute and definitive payment of the sums due in respect of the transfer of the corresponding Transferred Receivables in accordance with the provisions of Clause 9.9;
(ii)the Purchase Price (and the account on which any such Purchase Price is paid) is free from any Security or other third parties' (including the Programme Servicer's) right; and
(iii)the German Seller is not bound by any legal or contractual obligation whatsoever relating to the Purchase Price to transfer or dispose of any such amount received to the Programme Servicer or any third party (other than to pay the relevant supplier of the German Seller) and will remain fully entitled to use any such amounts in a manner consistent with its corporate purpose and interest and in the ordinary course of its business.
24.3Representations and warranties of the Guarantor
Pursuant to this Agreement, the Guarantor individually and solely with respect to itself, makes mutatis mutandis to each of the Master Purchaser and the Security Trustee, the representations and warranties referred to in paragraphs (a) to, and including, (k), (v), (z), (aa) and (ii).
24.4Repetition of representations and warranties
The representations and warranties made by any such relevant entity as described under this CHAPTER V shall be deemed repeated by each such entity on the Closing Date, on each Information Date and on each Transaction Date with reference to the facts and circumstances existing on such date.
25.COVENANTS
25.1Covenants of each Seller
Pursuant to the Transaction Documents, each of the Sellers, acting also in its capacity as Servicer, individually undertakes for the benefit of the Master Purchaser and the Security Trustee as follows:
(a)to provide (through the Programme Servicer) to the Master Purchaser and the Security Trustee (with a copy to the Senior Notes Subscribers):
(i)as applicable, either (A) its own annual financial statements (balance sheet, profit and loss accounts and schedules) or, (B) if the relevant Seller does not submit or prepare financial statements the consolidated annual financial statements (balance sheet, profit and loss accounts and schedules) of the Affiliate of the TD SYNNEX Group consolidating the financial statements of the

Seller and which is the closest in the corporate structure to the Seller, as published and (where applicable) certified by its statutory auditors, prepared in accordance with the applicable accounting principles, and giving a true, complete and fair view of the results, activities and financial situation of the relevant Seller (or in (B) the relevant Affiliate) at the end of the relevant period, as well as the report of the board of directors and statutory auditors relating thereto, within ninety (90) days following the submission of such statements to its (or the relevant Affiliate’s) respective statutory authority or companies register for these purposes;
(ii)where applicable, an extract of the resolutions of, respectively, the board of directors and the annual general meeting approving the financial statements referred to in sub-paragraph (i) above;
(b)to provide (through the Programme Servicer) the Master Purchaser and the Security Trustee (with a copy to the Senior Notes Subscribers) with all information in relation to any event or circumstance that has occurred or is reasonable likely to occur which has or is reasonably likely to have a Material Adverse Effect;
(c)to fully comply, in good faith, in a timely manner, with the terms of the Transaction Documents to which it is party (including, but not limited to, its reporting obligations and computations, calculations, determinations and information undertakings thereof);
(d)to obtain, comply with and do all that is necessary to maintain in full force and effect all authorisations, consents, approvals, resolutions, licences, exemptions, filings, notarisations or registrations required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the Transaction Documents to which it is party and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Transaction Document to which it is party;
(e)make all filings or obtain all documents (including, without limitation, all registrations and documents in relation to the protection, processing and lawful disclosure of personal data, where applicable), carry out any steps and make all payments of any duty or tax whatsoever, to the extent the same is required under the applicable laws necessary at any time for the purposes of the performance of the transactions contemplated in the Transaction Documents to which it is a party;
(f)to comply in all material respects with, and carry on its business in accordance with, all laws, regulations, orders and directives applicable to it (including payment of all taxes due and payable by it);
(g)immediately upon becoming aware thereof, to notify the Master Purchaser and the Security Trustee (with a copy to the Calculation Agent and each Senior Notes Subscriber), of:
(i)
(A)the occurrence of a Potential Stop Purchase Event, Stop Purchase Event, Potential Early Amortisation Event or Early Amortisation Event;

(B)any event, circumstance or matter which has or is reasonably likely to have a Material Adverse Effect; or
(C)any event, circumstance or matter which is reasonably likely to occur and is reasonably likely to constitute a Potential Stop Purchase Event, Stop Purchase Event, Potential Easly Amortisation Event or Early Amortisation Event, or to have a Material Adverse Effect; and
(ii)the occurrence of any event which would result or is reasonably likely to result in a Conformity Warranty or representation and warranty made by it not being true, complete or accurate as at the date it was made;
(h)to devote, or procure that there be devoted, to the performance of its obligations under the Transaction Documents (including but not limited to, do what is necessary to collect all amounts owed by the Debtors in connection with the Transferred Receivables) the same amount of time, attention, level of skill, care and diligence, as it would if it were obligations in respect of its own assets, as provided for in Clause 14.4;
(i)to ensure that no claims are being or are reasonably likely to be asserted against it with respect to taxes which would have a Material Adverse Effect with respect to it;
(j)to facilitate any inspection, investigation or due diligence instigated in accordance with Clause 16;
(k)subject to applicable laws and regulations, to inform the Master Purchaser and the Security Trustee (with a copy to the Senior Notes Subscribers) of any change of Control with respect to it or any decision or circumstance that will result in the occurrence of a change of Control with respect to it;
(l)to provide the Master Purchaser and the Security Trustee (and/or any person designated by it) (with a copy to the Senior Notes Subscribers) with any report, statement, information or data in its possession which is not Confidential Information and which is reasonably required by the Master Purchaser and/or the Security Trustee (and/or any person designated by it) and/or the Senior Notes Subscribers and is necessary for the Master Purchaser and/or the Security Trustee to perform its own undertakings in accordance with the terms of any Transaction Document to which it is a party, or to safeguard or establish its rights, as soon as possible after having received a written request to that effect, provided, further, that if such report, statement, information or data:
(i)which is not Confidential Information, is not in its possession;
(ii)is Confidential Information (irrespective of whether it is in its possession or not), it shall use its reasonable endeavours to obtain it and provide it to the Master Purchaser and the Security Trustee with a copy to the Senior Notes Subscribers;

(m)to cause to be issued in favour of the Master Purchaser and the Security Trustee (with a copy to the Senior Notes Subscribers), and to cause to be delivered to the Master Purchaser and the Security Trustee (with a copy to the Senior Notes Subscribers), Solvency Certificates in accordance with the provisions of this Agreement signed by signatories of the relevant Seller duly authorised for such purpose (or by the Programme Servicer on its behalf, if applicable);
(n)to notify the Master Purchaser and the Security Trustee with a copy to the Senior Notes Subscribers of any change to any of its signatories authorised to act, issue, sign and/or certify the Transaction Documents to which it is a party and any ancillary documents thereto and to provide (i) specimen signatures in respect thereof, (ii) evidence of such signatories authority to sign and (iii) if relevant, which document any such person is or is not entitled to issue, sign and/or certify;
(o)to the extent legally possible, to deliver to the Master Purchaser (with copy to the Security Trustee and the Senior Notes Subscribers) upon request any information relating to any Transferred Receivable which has been retransferred to the relevant Seller pursuant to this Agreement, in particular the data necessary to identify each such Transferred Receivable;
(p)to inform the Master Purchaser (with a copy to the Security Trustee and the Senior Notes Subscribers) if any of the Sellers enters into non-recourse factoring programmes or securitisations involving debtors other than the Debtors involved in this Transaction other than the Securitisation Programme within one (1) month of the implementation of such non-recourse factoring programmes or securitisations;
(q)to carry out any necessary formalities relating to the release of any security over the Receivables;
(r)with respect to the German Sellers only, to provide the Master Purchaser and the Security Trustee (with a copy to the Senior Notes Subscribers) with all information, documents or other satisfactory evidence as the Master Purchaser and the Security Trustee may at any time (acting reasonably) request in connection with the provisions set out in Clause 9.9, it being provided that with respect to the payment by the German Seller of VAT in relation to the Transferred Receivables originated by it, the German Seller shall (i) represent in each German Solvency Certificate delivered by it to the Master Purchaser and the Security Trustee (with a copy to the Senior Notes Subscribers) that it has paid all VAT in relation to the Transferred Receivables originated by it when due and (ii) provide the Master Purchaser and the Security Trustee (with a copy to the Senior Notes Subscribers) (upon reasonable request) with (A) copies of the corresponding monthly VAT return delivered by the German Seller to the German tax authorities and (B) such other document evidencing that the corresponding VAT amount has been duly paid by the German Seller to the German tax authorities (such as copies of payment instructions);
(s)with respect to the German Sellers only, ensure that it has opted for a monthly payment of the VAT;
(t)in its capacity as Servicer:
(i)to exercise, protect, keep in effect the rights of the Master Purchaser on the Transferred Receivables originated by it to the extent commercially and operationally possible;

(ii)to sign, deliver and file, as reasonably required and as soon as practicable, any item, form or document and to carry out any formalities or any acts that might reasonably be requested at any time by the Master Purchaser in order to enable the Master Purchaser to exercise, protect, keep in effect or establish proof of its rights to the Transferred Receivables, and in particular, if (A) the transfer of a Receivable to the Master Purchaser performed in accordance with the terms of the Transaction Documents is disputed by a third party, or (B) if a court having to render a judgment on the validity of the transfer, requests any document or additional information in order to recognise such validity, to regularise or to deliver to the Master Purchaser and the Security Trustee (with copy to the Senior Notes Subscribers), as soon as practicable upon the Master Purchaser or Security Trustee’s request, any corroborative or complementary document in its possession and which information is necessary for the purpose of enabling the Master Purchaser to assert its rights under the relevant Transferred Receivable(s);
(iii)to deliver any information or document required to be delivered pursuant to this Agreement within the timeframe (if any) specified therein;
(iv)to establish the Detailed Files and to provide (or procure to be provided) the same (excluding the Debtors File) to the Calculation Agent, and the Customer List File to the Corporate Service Provider on each Information Date as the case may be, in accordance with the terms of this Agreement and, as relevant, the Data Trustee Agreement;
(v)to establish (or cause to be established) the Purchased List File and to provide (or procure to be provided) the same to the Master Purchaser on or immediately prior to each Transaction Date in accordance with the terms of this Agreement;
(vi)to maintain all necessary accounting, management and administrative systems and procedures, electronic or otherwise as existing as of the Closing Date with respect to its capacity as a Seller and maintain accurate, complete, reliable and up-to-date data, information, computations, determinations and calculations in relation to the Receivables and Transferred Receivables or that are to be included in any document or reporting file delivered by it pursuant to any applicable provision of any Transaction Document;
(vii)to identify and individualise each Eligible Receivable relating to each Debtor on the related Detailed Files and the Purchase List File;
(viii)to identify and individualise or be able to at any time, identify and individualise, in its computer and accounting systems each Receivable and Transferred Receivable sold by it to the Master Purchaser and until such Transferred Receivables are fully repaid or repurchased, utilising the method of assessing in internal records the Receivables that have been flagged as having not been sold to the Master Purchaser;
(ix)not to vary its Servicing Procedures in a manner that could materially adversely affect the validity, existence, servicing, and collection of the Receivables without the prior written consent of the Master Purchaser and the Senior Notes Subscribers;

(x)not to sell, assign, transfer by way of endorsement or by any other means to a third party, subrogate in any way, dispose of or encumber whatsoever any of the Transferred Receivables or the related Collections, except for the benefit of the Master Purchaser, the Back-Up Servicer or as permitted under the relevant Commercial Contract or the relevant Servicing Procedures (as varied as the case may be in accordance with, and subject to, sub-paragraph (t)(ix) of this Clause 25.1);
(xi)not to take any initiative or action in respect of the Transferred Receivables, the related Collections or the Commercial Contracts that could affect the validity or the recoverability of or ability to collect the Transferred Receivables in whole or in part, except as permitted under the relevant Commercial Contract, Clause 17 (Renegotiations with the Debtors) or the relevant Servicing Procedures (as varied as the case may be in accordance with, and subject to, sub-paragraph (t)(ix) of this Clause 25.1);
(xii)subject to Clause 17, not to exercise any right of cancellation or waiver of any right under the Commercial Contracts and the Transferred Receivables, unless:
(1)in compliance with its Servicing Procedures (as varied as the case may be in accordance with, and subject to, sub-paragraph (t)(ix) of this Clause 25.1); or
(2)with the prior written consent of the Master Purchaser (such consent not to be unreasonably withheld);
(xiii)if the long term rating of its Collection Account Bank is downgraded to below the Collection Account Bank Required Rating, the relevant Seller shall open a new Collection Account with a Collection Account Bank that has at least the Collection Account Bank Required Rating within ninety (90) days of the downgrade and shall promptly provide the details thereof to the Transaction Parties and notify the debtors to pay their Collections to that new Collection Account;
(xiv)not to close any of its Collection Accounts or open a new Collection Account unless (i) its informs the Master Purchaser, the Security Trustee and the Senior Notes Subscribers of the change of Collection Account promptly and in any event within five (5) Business Days of the date thereof and the new Account Bank has a long-term rating that is at least the Collection Account Bank Required Rating or (ii) a new Collection Account is opened in accordance with paragraph (xii) above;
(xv)not to create or permit to subsist any Security over any Collection Account, other than pursuant to the Collection Account Security; and
(xvi)with respect to the German Servicers only, to save all data relating to the Transferred Receivables originated by it, and identified in any Detailed File or Purchase List File relating to it and remitted to the Master Purchaser and the Calculation Agent on each Information Date for a period of at least six (6) years after the Transfer Date on which each such Receivable has become a

Transferred Receivable as required by section 257 of the German Commercial Code (Handelsgesetzbuch);
(u)to inform forthwith the Master Purchaser and the Security Trustee (with copy to the Final Purchaser and the Senior Notes Subscribers) if the Guarantor or any of its Subsidiaries are in default of any of their respective payment obligations under any agreement, bond issue or other financing or any other arrangement to which the Guarantor or any of its Subsidiaries is a party (for an amount equal to or greater than two hundred and fifty million dollars (USD 250,000,000) either in aggregate or under an individual agreement, bond issue or other financing or other arrangement);
(v)in respect of each Spanish Seller only, to ensure that the relevant Spanish Transfer Deed in relation to each transfer of Eligible Receivables by the Spanish Seller is notarised in accordance with the Spanish Seller's Transfer Mode in Appendix 4 to Schedule 2;
(w)not to proceed or be the object of any amalgamation, merger, contribution or consolidation of all or part of its assets, rights and/or liabilities, or be subject to any change or contemplated change in its corporate purposes or in its legal form, without the prior written consent of the Master Purchaser and the Security Trustee (acting on instructions from the Senior Notes Subscribers);
(x)promptly following the occurrence of an Early Amortisation Event, to provide to the Back-Up Servicer or any other party nominated by the Master Purchaser (acting on the instructions of the Final Purchaser, itself acting on the instructions of the Senior Notes Subscribers) a fully decrypted version of the Customer List File to facilitate the notification of the relevant Debtors in accordance with Clause 20;
(y)not to claim any rights against a credit insurer with respect to Transferred Receivables, unless such Receivables have been repurchased by the relevant Seller pursuant to Clause 13.3;
(z)not to knowingly, directly or indirectly, use the proceeds of the transaction hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or any other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, a Sanctioned Person or Sanctioned Country, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the transaction hereunder);
(aa)unless the Senior Notes have been redeemed in full in accordance with the provisions of the Senior Variable Funding Notes Facility Agreement, to grant security over its Collection Account(s) within ninety (90) calendar days from the downgrade of the TD SYNNEX External Rating to below the Level 2 Required Rating; and
(bb)in respect of the French Seller Negotiable Instruments:
(i)it will not endorse any French Seller Negotiable Instrument issued in connection with a Transferred Receivable to any person or entity for any reason other than to the Master Purchaser, the Final Purchaser or, as applicable, the Back-Up Servicer in accordance with the terms of this Agreement;

(ii)immediately at the request of the Security Trustee (acting on the instructions of the Senior Notes Subscribers) or at the request of any Senior Note Subscriber, it will endorse to the Master Purchaser or, as applicable, the Back-Up Servicer each French Seller Negotiable Instrument giving rise to a French Seller Negotiable Instrument Receivable that is a Transferred Receivable on the date of such request and from such date, shall endorse each French Seller Negotiable Instrument to the Master Purchaser or, as applicable, the Back-Up Servicer on the date on which the French Seller Negotiable Instrument Receivable arising therefrom becomes a Transferred Receivable;
(iii)prior to the termination of the Servicing Mandate, solely if required in order to present the French Seller Negotiable Instrument for payment, if it has already endorsed such French Seller Negotiable Instrument to the Master Purchaser, the French Seller may in the name of the Master Purchaser on the basis of the Master Purchaser Power of Attorney (until any such time as such Master Purchaser Power of Attorney is revoked at the Master Purchaser’s discretion) endorse such French Seller Negotiable Instrument back to the French Seller;
(cc)upon the downgrade of the TD SYNNEX External Rating to below the Level 2 Required Rating or, as applicable the Level 3 Required Rating, immediately and, in any event within five (5) Business Days, notify the Master Purchaser, the Calculation Agent and each Senior Notes Subscriber of the occurrence thereof;
(dd)in respect of the French Seller only, it does, and shall at any time be able to, identify the French Seller Negotiable Instruments in its internal accounting systems; and
(ee)not to make a claim under any credit insurance policy in respect of a Transferred Receivable until such time as the relevant Seller has repurchased the relevant Transferred Receivable.
25.2Covenants of the Programme Servicer and the Junior Notes Subscriber
25.2.1Pursuant to the Transaction Documents to which it is a party and in addition to its other obligations and undertakings thereunder (including, but not limited to, its reporting obligations under Clause 18.1), each of the Programme Servicer and the Junior Notes Subscriber individually and solely with respect to itself, makes mutatis mutandis to the Master Purchaser the covenants referred to in Clauses 25.1(a), 25.1(b), 25.1(c), 25.1(d), 25.1(f), 25.1(g), 25.1(i), 25.1(k), 25.1(l), 25.1(m), 25.1(n), 25.1(w) and 25.1(z).
25.2.2Each of the Programme Servicer and the Junior Notes Subscriber undertakes for the benefit of the Master Purchaser and the Calculation Agent that it will:
(a)procure that the German Servicer will provide the Master Purchaser with all information, documents or other satisfactory evidence as the Master Purchaser may at any time (acting reasonably) request in connection with the provisions set out in Clause 9.9, it being provided that with respect to the payment by the German Seller of VAT in relation to the Transferred Receivables originated by it, the German Seller shall (i) represent in each German Solvency Certificate delivered by it to the Master Purchaser and the Security Trustee (with a copy to the Senior Notes Subscribers) that it has paid all VAT in relation to the Transferred Receivables originated by it when due and (ii) provide the Master Purchaser (upon reasonable request) with (A) copies of the corresponding monthly VAT return delivered by the German Seller to the German tax authorities and (B) such other document evidencing that the corresponding VAT amount has been duly paid by the German Seller to the German tax authorities (such as copies of payment instructions); and
(b)procure that the German Sellers have opted for a monthly payment of the VAT on a self-assessment basis.
25.3Covenants of the Guarantor
Pursuant to the Transaction Documents to which it is a party and in addition to its other obligations and undertakings thereunder, the Guarantor individually and solely with respect to itself, makes mutatis mutandis to the Master Purchaser the covenants referred to in Clauses 25.1(a), 25.1(b), 25.1(c) 25.1(d), 25.1(f), 25.1(g), 25.1(i), 25.1(j), 25.1(k), 25.1(l), 25.1(m), 25.1(n) and 25.1(z). For the avoidance of doubt the covenant referred to in Clause 25.1(w) will not apply to the Guarantor, provided however that any amalgamation, merger, contribution, consolidation or transfer of all or part of its assets, rights and/or liabilities, or other similar corporate action of the Guarantor will be subject to the surviving entity following such action to overtake and/or (as the case may be) reiterate in accordance with the applicable law all the obligations of the Guarantor under the Parent Guarantee.
25.4Principles applying to the covenants from the TD SYNNEX Parties
The covenants of each Seller (acting in whatever capacity), the Guarantor and the Programme Servicer under this Clause 25 shall be:
(a)made by each TD SYNNEX Party on the Accession Date of such TD SYNNEX Party; and
(b)complied with at all times by each TD SYNNEX Party as from the applicable Accession Date of such TD SYNNEX Party, until the liabilities of all TD SYNNEX Parties under the Securitisation Programme have been fully discharged.

CHAPTER VI.
AMORTISATION
26.STOP PURCHASE EVENTS AND EARLY AMORTISATION EVENTS RELATED TO ANY TD SYNNEX PARTY
Any of the following events shall be (i) a Stop Purchase Event upon its occurrence date (without taking into account any grace period referred to therein) and (ii) other than any of the events set out in Clause 26(t) (Calculations), Clause 26(x) (STS Eligible Receivables Balance), Clause 26(y) (Failure to generate STS Eligible Receivables) and Clause 26(z) (Termination of Final Purchaser’s Purchase Commitment), an Early Amortisation Event upon its occurrence date and after exhaustion of any relevant grace period (provided however that the relevant event is capable of remedy) referred to therein:
(a)Failure to pay: any TD SYNNEX Party (acting in whatever capacity) fails to pay any sum due by it on its due date under a Transaction Document to which is a party (or within two (2) Business Days from its due date if such failure to pay is due solely to technical or administrative error duly justified by the relevant TD SYNNEX Party and provided that such two (2) Business Day period shall not apply to any failure to pay any Mandatory STS Junior Note Advance or Mandatory Cash Contribution under the Junior Variable Funding Notes Facility Agreement);
(b)Failure to deliver any Detailed File: any TD SYNNEX Party (acting in the relevant capacity) fails to deliver any Detailed File or Customer List Files on their respective agreed delivery date in accordance with Clause 18.1 or any Detailed File or Customer List Files have been delivered on their agreed delivery date but such Detailed File or Customer List Files have been found to contain misleading, incomplete or inaccurate information (in respect of such Customer List Files following an audit conducted on such file in accordance with the provisions of Clause 16.4.1), unless any such failure and/or breach is capable of remedy and is remedied within five (5) Business Days;
(c)Qualification of Financial Statements: the auditors of any TD SYNNEX Party qualify their report, to the extent that such audit qualification would have a Material Adverse Effect on the relevant TD SYNNEX Party;
(d)Breach of other obligations: any TD SYNNEX Party (acting in whatever capacity) fails to observe or perform any of its material obligations under the Transaction Documents to which it is a party (and which breach is not already provided in any other paragraph of this Clause 26) and, if such failure is capable of remedy it is not remedied within fifteen (15) Business Days;
(e)Failure to provide any Solvency Certificate: the Master Purchaser, the Senior Notes Subscribers and the Security Trustee have not received a Solvency Certificate with respect to a Seller, the Programme Servicer, the Junior Notes Subscriber or the Guarantor on its agreed delivery date in accordance with the provisions of the Transaction Documents, unless such breach is capable of remedy and is remedied within fifteen (15) Business Days;
(f)Invalidity of Transaction Documents: any Transaction Document is terminated, declared null and void, or ceases to be legal, valid and enforceable and if capable of remedy, the parties thereto fail to enter into a new legal, valid and enforceable agreement on similar terms within fifteen (15) Business Days;
(g)Misrepresentation: any representation and warranty made or deemed to have been made by any TD SYNNEX Party (acting in whatever capacity) under the Transaction Documents to which it is a party or any information contained in any document delivered by such TD SYNNEX Party in accordance with the provisions of the Transaction Documents to which it is a party is found to be inaccurate in a manner that would adversely affect the rights of the Master Purchaser or the Issuer hereunder, at the date on which it was made or deemed to have been made or delivered, unless such inaccuracy is capable of remedy and is remedied within fifteen (15) Business Days of the relevant TD SYNNEX Party becoming aware of such misrepresentation or of another Party giving notice to such TD SYNNEX Party of such misrepresentation;
(h)Insolvency: any TD SYNNEX Party becomes subject to Insolvency Proceedings;

(i)Change of business or legal status: any TD SYNNEX Party changes, or takes steps to change all or a substantial part of its business or its legal status in a manner which has a Material Adverse Effect;
(j)Merger or corporate change: the occurrence of any amalgamation, demerger or merger, or any change or contemplated change in the corporate purposes or in the legal form of any TD SYNNEX Party (without the prior consent of the Master Purchaser) and which has a Material Adverse Effect;
(k)Change of Control: the occurrence of a change of Control with respect to any TD SYNNEX Party;
(l)Material Adverse Event: any event or circumstance occurs which has a Material Adverse Effect on a given TD SYNNEX Party;
(m)Cross-default:
(1)any Financial Indebtedness of any member of the TD SYNNEX Group is not paid when due (after the expiry of any originally applicable grace period);
(2)any Financial Indebtedness of any member of the TD SYNNEX Group (A) becomes prematurely due and payable, (B) is placed on demand, or (C) is capable of being declared by or on behalf of a creditor to be prematurely due and payable or being placed on demand, in each case, as a result of an event of default or other provision having a similar effect (howsoever described); or
(3)any commitment for its Financial Indebtedness is cancelled or suspended as a result of an event of default or any provision having a similar effect (howsoever described), unless the aggregate amount of Financial Indebtedness falling within all of any of paragraphs (1) to (3) above is less than two hundred and fifty million dollars (USD 250,000,000) (or its equivalent in any other currency or currencies);
(n)Litigation: Any litigation, arbitration, administrative, governmental, regulatory or other investigation, proceeding or dispute is commenced or threatened, or any judgment or order of a court, arbitral body or agency is made:
(1)in relation to the Transaction Documents or the transactions contemplated in the Transaction Documents; or
(2)otherwise against any member of the TD SYNNEX Group or its assets (or against the directors of any member of the TD SYNNEX Group), which (in each case) is reasonably likely to be adversely determined and, if adversely determined, will have or is reasonably likely to have a Material Adverse Effect;
(o)Exercise of the Parent Guarantee: the Guarantor fails to pay and any amount due and payable under the Parent Guarantee within five (5) Business Days of demand under the Parent Guarantee;

(p)No Financing of the required Junior Notes advance: other than as a result of a failure to pay referred to in paragraph (a) above, the Junior Notes Subscriber fails, for any reason whatsoever, to:
(1)        subscribe for the Junior Notes on the Closing Date; or
(2)        fund whole or part of the Junior Notes Required Amount on any relevant Transfer Date, Weekly Payment Date or, as applicable, Ad Hoc Payment Date;
(q)No Extension of the Scheduled Amortisation Date: the Scheduled Amortisation Date occurs unless the Junior Notes Subscriber makes an Additional Junior Note Intraperiod Advance in respect of the STS Junior Note pursuant to paragraph (a)(ii) of Clause 2.3.2 (Additional STS Junior Note Intraperiod Advances) of the Junior Variable Funding Notes Facility Agreement as a result of which the Senior Notes are redeemed in whole in accordance with the terms of the Senior Variable Funding Notes Facility Agreement;
(r)Portfolio Trigger Breach: a Portfolio Trigger Breach has occurred on the applicable Calculation Date and has not been remedied (including by the Junior Notes Subscriber making an Additional Junior Note Intraperiod Advance in respect of the STS Junior Note pursuant to paragraph (a)(ii) of Clause 2.3.2 (Additional STS Junior Note Intraperiod Advances) of the Junior Variable Funding Notes Facility Agreement as a result of which the Senior Notes are redeemed in whole in accordance with the terms of the Senior Variable Funding Notes Facility Agreement) on the Transaction Date following the Calculation Date;
(s)Back-Up Servicer Appointment Trigger Event: a Back-Up Servicer was not appointed within the ninety (90) calendar day period specified in Clause 21.2;
(t)Calculations: the Calculation Agent makes a material error or omission in its calculations in connection with the Securitisation Programme and, if such error or omission is capable of remedy, such error or omission is not remedied within ten (10) days of the date that the Calculation Agent becomes aware of such error or omission or any other Party notifies the Calculation Agent of such error or omission;
(u)Failure to provide information to the Calculation Agent: the failure of any Seller or the Programme Servicer to produce or provide information to the Calculation Agent as required under the Transaction Documents which prevents the Calculation Agent from performing its obligations under the Transaction Documents;
(v)Annual Audit failure: the annual audit under Clause 16.3 (Annual Audit) is not completed satisfactorily (in the opinion of the Security Trustee or any Senior Notes Subscriber);
(w)Issuer of Event of Default: the occurrence of an Issuer Event of Default;
(x)STS Eligible Receivables Balance: the STS Eligible Receivables Balance is less than three hundred million Euros (€300,000,000) on any Information Date;
(y)Failure to generate STS Eligible Receivables: the Sellers fail to generate new STS Eligible Receivables with a Nominal Value of at least one hundred and fifty million (€150,000,000) in aggregate for three (3) consecutive Assessment Periods; and

(z)Termination of Final Purchaser’s Purchase Commitment: the Final Purchaser or any Senior Note Subscriber has given a notice to the Master Purchaser terminating the Final Purchaser’s Purchase Commitment in accordance with clause 21.2 of the Final Transfer and Servicing Agreement.
27.CONSEQUENCES OF A STOP PURCHASE EVENT AND AN EARLY AMORTISATION EVENT
27.1Consequences of a Stop Purchase Event
(a)Upon the occurrence of any Stop Purchase Event, the Purchase Commitment shall be suspended until the earlier of:
(i)the date on which such Stop Purchase Event has been cured (if any grace period has been provided to cure such Stop Purchase Event in accordance with this Agreement and provided that the relevant event is capable of remedy); and
(ii)the occurrence of an Early Amortisation Event, in which case the Purchase Commitment shall be terminated in accordance with the terms of Clause 27.2(b)(i)(1), it being specified for the avoidance of doubt that the suspension of the Purchase Commitment shall not affect the assignment of Future Receivables prior to the occurrence of such Stop Purchase Event.
(b)Upon the occurrence of a Stop Purchase Event under Clause 26(t) (Calculations), Clause 26(x) (STS Eligible Receivables Balance), Clause 26(y) (Failure to generate STS Eligible Receivables) and Clause 26(z) (Termination of Final Purchaser’s Purchase Commitment):
(i)the consequences set out in Clause 27.1(a) shall apply; and
(ii)the Reloading Period Termination Date shall occur.
27.2Consequences of an Early Amortisation Event
Upon the occurrence of an Early Amortisation Event and unless the Senior Notes have been redeemed in full in accordance with the provisions of the Senior Variable Funding Notes Facility Agreement:
(a)the following consequences shall apply mutatis mutandis to all the Sellers:
(i)if the Master Purchaser (or the Security Trustee or any Senior Notes Subscriber) notifies the Programme Servicer thereof in writing, the daily set-off provided for in Clause 9.7.2(b) shall immediately cease;
(ii)no later than 10:00 a.m. on each Business Day:
(1)each Servicer shall transfer on a daily basis the credit balance of the Collection Account(s) held by it to the credit of the Master Purchaser Account; and

(2)the total amount of all due and payable Deemed Collections shall be paid to the credit of the Master Purchaser Account, provided that if the relevant Early Amortisation Event is a Notification Event, the consequence in this paragraph (ii) shall apply one (1) Business Day after the Master Purchaser (or (i) the Security Trustee acting on the instructions of one or more of the Senior Notes Subscribers or (ii) any Senior Notes Subscriber) notifies the Programme Servicer thereof in writing (it being noted that no such notification shall be required if the relevant Early Amortisation Event is not a Notification Event); and
(b)the Master Purchaser (or the Security Trustee or any Senior Notes Subscriber) will have the option, upon the occurrence of any Early Amortisation Event referred to in Clause 26, to send a Substitution Notice to the Programme Servicer in order to:
(i)inform it of the occurrence of an Early Amortisation Event, so that on the date of receipt by the Programme Servicer of such Substitution Notice:
(1)the Purchase Commitment of the Master Purchaser shall be terminated (it being specified for the avoidance of doubt that the termination of the Purchase Commitment shall not affect the assignment of Future Receivables prior to the occurrence of such Early Amortisation Event); and
(2)the Reloading Period Termination Date shall occur; and
(ii)in respect only of the occurrence of an Early Amortisation Event referred to in Clause 26 the Security Trustee or any Senior Notes Subscriber shall have the right to terminate, in accordance with Clause 19 with immediate effect, the Servicing Mandates of the Sellers on behalf of the Master Purchaser, itself acting on the instructions of the Final Purchaser, it being specified that in such case, the Security Trustee or any Senior Notes Subscriber will be entitled to direct the Master Purchaser, itself acting on the instructions of the Final Purchaser, to appoint or activate a Back-Up Servicer in accordance with Clause 19.1(c);
(c)the Master Purchaser (or the Security Trustee or any Senior Notes Subscriber) shall have the right to terminate in accordance with the Cash Management Agreement the mandate of the Cash Manager with immediate effect, activate the mandate of the Back-Up Cash Manager in accordance with the Back-Up Cash Management Agreement and notify the Account Bank thereof, provided that each TD SYNNEX Party shall remain a party to the Transaction Documents to which it is a party until all its respective obligations and liabilities under such Transaction Documents have been fully discharged.
27.3Additional Consequences and Arrangements in respect of an Early Amortisation Event due to a Portfolio Trigger Breach
(a)Without prejudice to the provisions of Clauses 27.1 and 27.2, upon becoming aware of the likelihood of the occurrence of an Early Amortisation Event specified in Clause 26(r) on the following Calculation Date(s), the Programme Servicer will inform the

Master Purchaser and the Security Trustee (with a copy to the Calculation Agent and each Senior Notes Subscriber) of such likelihood, unless the Senior Notes have been redeemed in full in accordance with the provisions of the Senior Variable Funding Notes Facility Agreement.
(b)Provided that the Security Trustee and the Master Purchaser have been informed by the Programme Servicer no later than the Information Date preceding the relevant Calculation Date on which such Early Amortisation Event would have occurred, the Master Purchaser (acting on the instructions of the Final Purchaser (itself acting on the instructions of the Senior Notes Subscribers)) or the Security Trustee (acting on the instructions of the Senior Notes Subscribers) will consider in good faith within two (2) Business Days the reasons of such occurrence, and may decide on the basis of the materiality of such Early Amortisation Event to waive it or not for one (1) month, until the following Calculation Date in order for the relevant TD SYNNEX Party to cure it.
(c)If the relevant TD SYNNEX Party fails to cure such Early Amortisation Event within the one (1)-month period referred to sub-paragraph (b) above, such Early Amortisation Event shall be deemed to occur at the end of such one (1)-month period.
(d)In the absence of any waiver being granted by the Master Purchaser or the Security Trustee in accordance with paragraph (b) above, the consequences of a Stop Purchase Event and Early Amortisation Event described in Clauses 27.1 (Consequences of a Stop Purchase Event) and 27.2 (Consequences of an Early Amortisation Event) will apply.
CHAPTER VII.
STS SECURITISATION SERVICES FEES, NON-STS SECURITISATION SERVICES FEES, WEEKLY FINANCING FEE AND MONTHLY FINANCING FEE
28.STS SECURITISATION SERVICES FEES, NON-STS SECURITISATION SERVICES FEES, WEEKLY FINANCING FEE AND MONTHLY FINANCING FEE
28.1The Master Purchaser (or the Calculation Agent acting on its behalf subject to and in accordance with the Calculation Services Agreement) shall, no later than:
(a)12:00 p.m. (noon) on each Weekly Request Date, communicate to the Programme Servicer the amount of the Weekly Financing Fee payable by the Sellers to the Master Purchaser by 12:00 p.m. (noon) on the immediately following Weekly Payment Date (and the Programme Servicer shall so pay such Weekly Financing Fee on behalf of the Sellers to the Master Purchaser);
(b)2:00 p.m. on each Calculation Date, communicate to the Programme Servicer the amount of the Monthly Financing Fee payable by the Sellers to the Master Purchaser by 12:00 p.m. (noon) on the immediately following Transaction Date (and the Programme Servicer shall so pay such Monthly Financing Fee on behalf of the Sellers to the Master Purchaser); and
(c)2:00 p.m. on each Calculation Date, communicate to the Programme Servicer the amount of the STS Securitisation Services Fees and the Non-STS Securitisation Services Fees payable by the Sellers to the Master Purchaser by 12:00 p.m. (noon) on the immediately following Transaction Date (and the Programme Servicer shall so pay such STS Securitisation Services Fees and the Non-STS Securitisation Services Fees on behalf of the Sellers to the Master Purchaser).
28.2Without prejudice to the provisions of Clauses 30 (Delegations) and 31 (Right of Set-Off), before 2:00 p.m. on each Weekly Payment Date, as consideration for the provision by the Master Purchaser of receivables purchase and financing services to the Sellers, the Programme Servicer (on behalf of the Sellers) shall pay to the Master Purchaser, with respect to each Seller, the Weekly Financing Fee as calculated by the Master Purchaser (or the Calculation Agent acting on its behalf subject to and in accordance with the Calculation Services Agreement) and communicated to the Programme Servicer in accordance with the provisions of Clause 28.1.
28.3Without prejudice to the provisions of Clauses 30 (Delegations) and 31 (Right of Set-Off), before 12:00 p.m. (noon) on each Transaction Date, as consideration for the provision by the Master Purchaser of receivables purchase and financing services to the Sellers, the Programme Servicer (on behalf of the Sellers) shall pay to the Master Purchaser, with respect to each Seller, the Monthly Financing Fee, the STS Securitisation Services Fees and the Non-STS Securitisation Services Fees as calculated by the Master Purchaser (or the Calculation Agent acting on its behalf subject to and in accordance with the Calculation Services Agreement) and communicated to the Programme Servicer in accordance with the provisions of Clause 28.1.
28.4In the event that the Weekly Financing Fee, the Monthly Financing Fee, the STS Securitisation Services Fees or the Non-STS Securitisation Services Fees are subject to VAT, the Programme Servicer shall in addition pay to the Master Purchaser an amount equal to the amount of such VAT. In case the reverse charge mechanic is applicable, each Seller shall pay the relevant VAT amount directly to the competent tax authority and the amount of the Weekly Financing Fee, the Monthly Financing Fee, the STS Securitisation Services Fees or the Non-STS Securitisation Services Fees payable by the relevant Seller shall not be reduced to take into account such payment of VAT.
CHAPTER VIII.
MISCELLANEOUS
29.EFFECTIVE GLOBAL RATE
In respect of the French Seller, for the purposes of articles L. 313-4 of the French Code Monétaire et Financier and articles L.314-1 to L.314-5 and R.314-1 et seq. of the French Code de la Consommation, the French Seller acknowledges that by virtue of certain characteristics of the Transaction, the taux effectif global cannot be calculated at the execution date of this Agreement. However, the French Seller acknowledges that it has received from the Master Purchaser a letter containing an indicative calculation of the taux effectif global, based on figured examples calculated on assumptions as to the taux de période and durée de période set out in the letter. The parties to this Agreement acknowledge that the letter forms part of this Agreement.

30.DELEGATIONS
30.1Delegation of Payment Instructions by the Sellers
Each Seller (for the purpose of this Clause 30, a "Delegator") hereby instructs the Programme Servicer to pay to the Master Purchaser all sums due and payable by such Seller to the Master Purchaser under the Transaction Documents, with the exception of any sums that may be due and payable by such Seller to the Master Purchaser under Clauses 7 (Increased Costs), 9 (Indemnities) and 10 (Costs and Expenses) of the Common Terms. Each Seller hereby instructs the Master Purchaser to pay to the Programme Servicer all sums due and payable by the Master Purchaser to such Seller under the Transaction Documents. Without prejudice to the above, the Parties hereby acknowledge for the avoidance of doubt that failure by the Programme Servicer to pay such sums to the Master Purchaser pursuant to this Clause 30 shall trigger a Stop Purchase Event and/or an Early Amortisation Event in accordance with the provisions of this Clause 30.
30.2General terms
30.2.1The instructions with respect to the delegations of payments set out in Clause 30.1 (the "Delegations") shall not constitute a novation of the obligations of each Delegator against the relevant delegatee and therefore, no Seller or Servicer (in its capacity as Delegator) shall be released from any of its obligations towards the Master Purchaser or the Programme Servicer (each in its capacity as "Delegatee") under the Transaction Documents as a result of the Delegations until full payment of the amounts due to the latter under the Delegations or as otherwise provided for hereunder.
30.2.2Any payment made to the relevant Delegatee on the basis of the instruction set out in this Clause 30 will have the effect of extinguishing, up to the amounts so paid:
(a)the corresponding obligation of any delegated party against the relevant Delegator; and
(b)the corresponding obligations of the Delegator against the Delegatee.
30.3Cash Flows
For the avoidance of doubt, the purpose of the Delegations is to create a single cash flow from the Master Purchaser to the Programme Servicer and, as the case may be, from the Programme Servicer to the Master Purchaser, provided that as long as such payment is not made the underlying obligations of each Party shall remain outstanding.
30.4Programme Servicer Payment Amount and Master Purchaser Payment Amount
30.4.1On each Calculation Date, the Master Purchaser (or the Calculation Agent acting on its behalf subject to and in accordance with the Calculation Services Agreement) shall determine (a) the Programme Servicer Payment Amount and (b) the Master Purchaser Payment Amount payable, in each case, on the immediately following Transaction Date subject to, and in accordance with, Clauses 9.7 and 31.
30.4.2Without prejudice to the right of the Master Purchaser pursuant to Clause 31, for so long as the daily set-off provided for in Clause 9.7.2 has not been suspended, the Master Purchaser and the Programme Servicer agree that any Master Purchaser Payment Amount payable from time to time pursuant to this Agreement and any Programme Servicer Payment Amount shall be paid by way of set-off.
30.4.3Unless otherwise provided for herein, but without prejudice to the set-off mechanism set out in Clause 30.4.2 above, the Programme Servicer Payment Amount shall be paid by the Programme Servicer to the Master Purchaser in immediately available funds to the credit of the Master Purchaser Account on the relevant Transaction Date.
30.4.4Unless otherwise provided for herein, but without prejudice to the set-off mechanism set out in Clause 30.4.2 above, the Master Purchaser Payment Amount shall be paid by the Master Purchaser to the Programme Servicer to the credit of the Programme Servicer Account.
30.5Contribution by the Sellers
Without prejudice to the provisions of Clause 30.2.2, each of the Programme Servicer and each Seller agree that:
(a)any payment made (including by way of set off in accordance with Clause 30.4 above) by the Programme Servicer as delegated party to the Master Purchaser as Delegatee in accordance with Clause 30.1 and 30.2.2 will have the effect of creating, up to the amounts so paid by the Programme Servicer, a receivable against the relevant Seller as Delegator to be discharged by the Seller to the Programme Servicer in accordance with, and subject to, the terms of a separate agreement entered into between each Seller and the Programme Servicer by no later than the day on which any payment is to be made pursuant to the Transaction Documents and pursuant to which the Programme Servicer has sought sufficient consideration from such Seller in order to accept and agree the Delegations provided in Clause 30.1; and
(b)any payment made (including by way of set off in accordance with Clause 30.4 above) by the Master Purchaser as delegated party to the Programme Servicer as Delegatee in accordance with Clause 30.1 and 30.2.2, will have the effect of creating, up to the amounts so paid to the Programme Servicer, a receivable against the latter to be discharged by it to the relevant Seller in accordance with and subject to the terms of the separate agreement referred to in paragraph (a) above.
31.RIGHT OF SET-OFF
31.1The Master Purchaser may set-off any obligation due to the Master Purchaser by a TD SYNNEX Party under any Transaction Document (including, but not limited to, any Deemed Collections, Repurchase Price, or any interest, fees or expenses) against any obligations owed by the Master Purchaser to such TD SYNNEX Party under any Transaction Document. The Parties further acknowledge and agree, subject to Clause 9.9 in relation the German Sellers, that the Master Purchaser, shall be entitled to perform such set-off in relation to the payment of the Purchase Price owed by the Master Purchaser and expressed to be payable in cash pursuant to the provisions of Clause 9.7.2 or Clause 23.2.
31.2As long as no Early Amortisation Event has occurred pursuant to this Agreement, the Master Purchaser may proceed to the set-off described in Clause 31.1 only in respect of amounts that are denominated in the same Agreed Currency.
31.3Following the occurrence of any Early Amortisation Event pursuant to this Agreement, the Master Purchaser may proceed to the set-off described in Clause 31.1 in respect of any amounts, even if they are denominated in a different Agreed Currency, provided that in such case, the Master Purchaser shall be entitled to make any conversions required at a market rate of exchange, as provided by a reputable financial institution at the time of the set-off.
31.4Each TD SYNNEX Party expressly waives any right it may have to effect a set-off of any payments due by it to the Master Purchaser under any Transaction Document to which it is a party against any sums owed to such TD SYNNEX Party by the Master Purchaser under any Transaction Document or otherwise (unless such set-off is requested or performed by the Master Purchaser pursuant to Clause 9.7.2, Clause 30, Clause 31.1 or accepted by it).
32.ACCESSION OF AFFILIATES OF THE PARENT COMPANY AS SELLERS AND SERVICERS
32.1Any Subsidiary of the Parent Company that wishes to become a party to the Securitisation Programme as Seller and Servicer (the "Applicant") shall deliver to the Master Purchaser and the Senior Notes Subscribers an Accession Letter in the form set out in Schedule 12.
32.2Upon the delivery by the Applicant of an Accession Letter, a sixty (60)-day examination period (or any other period agreed by the Security Agent, the Senior Notes Subscribers and the Programme Servicer acting on behalf of the Sellers) shall open, during which the Master Purchaser, the Security Trustee, the Senior Notes Subscribers, the Guarantor and the Programme Servicer shall negotiate in good faith the accession of such Applicant to the Securitisation Programme.
32.3The accession of the Applicant to the Securitisation Programme shall be subject to the satisfaction of the following cumulative conditions precedent:
(a)the prior written consent of the Master Purchaser and the Senior Notes Subscribers to such accession (such consent not to be unreasonably withheld or delayed);
(b)the prior written consent of the credit committee of the Senior Notes Subscribers and the Senior Notes Subscribers (as applicable) to such accession;
(c)the representations and warranties made by, and the performance of the obligations of, such Applicant under the Transaction Documents shall be covered by the Guarantor under the Parent Guarantee;
(d)the delivery to the Master Purchaser and the Security Trustee (with copy to the Senior Notes Subscribers) of:
(i)all information which the Master Purchaser and the Senior Notes Subscribers consider necessary in order to examine the possibility for such an Applicant to accede to the Securitisation Programme as Seller and Servicer;
(ii)all the documents substantially similar to the conditions precedent provided by any existing Seller in order to enable its accession to the Securitisation Programme, in a form satisfactory to the Master Purchaser and the Security Trustee and the Senior Notes Subscribers;
(e)confirmation by the Applicant that it has sufficient software and computer systems necessary for it to comply with its reporting obligations under the Transaction Documents to which it will become a party as Seller and Servicer;

(f)the performance of due diligence in respect of such Applicant the result of which being satisfactory (at the sole discretion of the Senior Notes Subscribers); and
(g)the execution, by all parties concerned or on their behalf, of all amendments required to the Transaction Documents as a result of the accession of the Applicant as Seller and Servicer thereunder, in a form satisfactory to the Master Purchaser and the Security Trustee and the Senior Notes Subscribers.
32.4The Applicant shall become a Seller and Servicer under the Securitisation Programme on the Transfer Date immediately following the date on which the conditions precedent set out in Clause 32.3 are met, provided that such conditions precedent shall be met within the abovementioned sixty (60)-day examination period (or any other period agreed by Security Agent, the Senior Notes Subscribers and the Programme Servicer acting on behalf of the Sellers) or any other date specified in the amendments referred to in Clause 32.3(g).
33.GOVERNING LAW - JURISDICTION
33.1Governing Law
(a)This Agreement and any non-contractual obligations arising out of it or in connection with it shall be governed by and construed in accordance with English law.
(b)Each Seller’s Transfer Mode and Master Purchaser Retransfer Mode shall be construed in accordance with and shall be governed by the law of the jurisdiction of incorporation of such Seller, it being specified that:
(i)Appendix 1 of Schedule 2 and Appendix 1 of Schedule 11 (and any non-contractual obligations arising out of it or in connection with it) shall be governed by Belgian law;
(ii)Appendix 2 of Schedule 2 and Appendix 2 of Schedule 11 (and any non-contractual obligations arising out of it or in connection with it) shall be governed by French law;
(iii)Appendix 3 of Schedule 2 and Appendix 3 of Schedule 11 (and any non-contractual obligations arising out of it or in connection with it) shall be governed by German law; and
(iv)Appendix 4 of Schedule 2 and Appendix 4 of Schedule 11 (and any non-contractual obligations arising out of it or in connection with it) shall be governed by Spanish law.
33.2Jurisdiction of English Courts
(a)The courts of England have exclusive jurisdiction to settle all disputes arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a "Dispute").
(b)The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

34.SPANISH PUBLIC DOCUMENT
This Agreement and the Master Definitions and Common Terms Agreement shall have been notarized before a Spanish Public Notary on or before the First Transfer Date in accordance with the terms of the Transaction Documents.
IN WITNESS WHEREOF this Master Transfer and Servicing Agreement has been executed as a deed by the parties hereto and is intended to be and is hereby delivered on the date first above written.

SCHEDULE 1
LIST AND IDENTIFICATION OF THE SELLERS AND SERVICERS
[*****]

SCHEDULE 2
SELLER'S TRANSFER MODE
Appendix 1 - Belgian Seller's Transfer Mode
Exhibit A - Transfer of Receivables Principles
Each transfer of Receivables from the Belgian Seller to the Master Purchaser shall be governed by articles 5.174 seq. of the Belgian Civil Code (Code civil belge/Belgisch burgerlijk wetboek) and shall not constitute an endorsement of invoices in accordance with the Law of 25 October 1919.

The Receivables originated by the Belgian Seller and all of the Belgian Seller’s title to, rights and interest in, said Receivables, together with the related ancillary rights, shall thereupon be transferred on the relevant Transfer Date by delivery of a Belgian Transfer Deed to the Master Purchaser and such sale and assignment shall be:

(a)valid between the Master Purchaser and the Belgian Seller;
(b)enforceable (opposable/tegenwerpelijk) against third parties, including any creditor of the Belgian Seller and the receiver (curateur/curator), other than any bona fide third parties with concurrent rights in the same Receivables;
(c)enforceable (opposable/tegenwerpelijk) against bona fide third parties with concurrent rights in the same Receivables if a Notice of Transfer is received by (or acknowledgment obtained from) the corresponding Debtors prior to any notice given (or acknowledgment obtained) by such bona fide third parties; and
(d)enforceable (opposable/tegenwerpelijk) against the corresponding Debtors, subject to the corresponding Debtors receiving a Notice of Transfer or acknowledging such sale and assignment;
in accordance with articles 5.174 et seq. of the Belgian Civil Code (Code civil belge/Belgisch burgerlijk wetboek) and provided, however, that, as long as no Notice of Transfer is delivered to, or acknowledgement is obtained from, the corresponding Debtors of the Receivables:

(i)the corresponding Debtors may validly discharge their obligations under the corresponding Receivables by payment to the Belgian Seller;

(ii)the corresponding Debtors may validly discharge their obligations under the corresponding Receivables by payment to creditors of the Belgian Seller provided that the corresponding Debtors and such creditors act in good faith; and

the sale and assignment shall not be enforceable (opposable/tegenwerpelijk) against bona fide third parties with concurrent rights in the same Receivables which have notified the corresponding Debtors (or obtained their acknowledgment) first.

Exhibit B - Belgian Transfer Deed
ACTE DE CESSION DE CREANCES PROFESSIONNELLES
La présente cession de créances est soumise aux dispositions des Articles 5.174 et suivants du Code Civil
Les termes en majuscules et en français utilisés dans le présent acte ont la signification qui est attribuée, dans le contrat-cadre de cession et de recouvrement (master transfer and servicing agreement) en date du [] tel que modifié de temps à autre (le "Contrat-Cadre de Cession et de Gestion"), à leur traduction en anglais figurant en majuscules et en italiques dans le présent acte, à moins qu'ils ne soient définis autrement dans le présent acte.
AUX TERMES DU PRESENT ACTE :

LE CEDANT:
TD SYNNEX Belgium BV, société à responsabilité limitée, inscrite à la Banque-Carrefour des Entreprises [●] sous le numéro 0438.282.424, dont le siège social est situé Tragel 47, 9300 Aalst, Belgique,
(le "Cédant")

CEDE, en date du [Transfer Date], sans garantie ni recours quelconques autres que ceux visés dans le Contrat-Cadre de Cession et de Gestion

AU CESSIONNAIRE:
BNP PARIBAS S.A., DUBLIN BRANCH, la succursale irlandaise de BNP Paribas S.A., situé Termini, 3 Arkle Road, Sandyford Business Park, Dublin 18, D18 C9c5, Ireland, Irlande et enregistrée au registre externe (external register) du Companies Registration Office irlandais sous le numéro 903258,
(le "Cessionnaire")

LES CREANCES SUIVANTES :
(a)les créances existantes (Existing Receivables) identifiées sur le Fichier Electronique de Cession (Purchase List File) délivré par le Cédant (ou par l’Agent de Calcul (Calculation Agent) pour le compte du Cédant) à la date de cession (Transfer Date) ou immédiatement avant; et

(b)les créances futures (Future Receivables) détenues à l'égard des débiteurs (Debtors) apparaissant (soit identifiés soit identifiables) dans le Fichier Electronique de Cession (Purchase List File) relative à la date de cession (Transfer Date) correspondant la date apposée sur le présent Acte de Cession qui seront nées entre le [date d'arrêté (Assessment Date) précédant la date de cession (Transfer Date) apposée sur le présent Acte de Cession] (exclus) et le [date d'arrêté (Assessment Date) précédant la troisième date de cession (Transfer Date) suivant la date de cession (Transfer Date) apposée sur le présent Acte de Cession] (inclus) qui n'ont pas été auparavant cédées en tant que créances futures (Future Receivables) à une date de cession (Transfer Date) précédente.

Montant total en euros du montant nominal des créances objets de la présente cession: [].

A titre d'information uniquement, les parties aux présentes déclarent que le montant en principal des créances cédées en tant que créances futures (Future Receivables) à une précédente date de transfert (Transfer Date) et qui sont nées entre la [deuxième précédente date d'arrêté (Assessment Date)] (exclus) et la [précédente date d'arrêté (Assessment Date)] (inclus) est de [__] EUR et est identifié dans le Fichier Electronique de Cession (Purchase List File) délivré par le Cédant (ou par l’Agent de Calcul (Calculation Agent) pour le compte du Cédant) à la date de cession (Transfer Date) ou immédiatement avant.

DISPOSITIONS GENERALES:
Le Fichier Electronique de Cession (Purchase List File) est transmis par le Cédant (ou par l’Agent de Calcul (Calculation Agent) pour le compte du Cédant) au Cessionnaire à la date du présent acte ou immédiatement avant, il est réputé constituer une annexe au présent acte et fait partie intégrante du présent acte.
Le présent acte sera régi et interprété conformément au droit belge.
Tout différend relatif au présent acte y compris tout litige concernant l'existence, la validité ou la résiliation du présent acte sera de la compétence exclusive du tribunal de l’entreprise de Bruxelles.
Le présent acte est établi en un seul exemplaire original certifié par le Cédant et remis au Cessionnaire.

SIGNATURE DU CEDANT:	DATE DE REMISE DE L'ACTE DE CESSION DE CREANCES:
Par :	Apposée par :
Nom :	Nom :
Agissant au nom de [●] en qualité de Cessionnaire
Signé par :
Nom :
Agissant au nom de [●] en qualité de Cessionnaire

Appendix 2 - French Seller's Transfer Mode

Exhibit A - Transfer of Receivables Principles

The Receivables identified in each French Transfer Deed and in the Purchase List File delivered by the Seller or the Calculation Agent on its behalf on behalf of such Seller shall be transferred to the Master Purchaser as from the date affixed on the relevant French Transfer Deed (acte de cession de créances professionnelles à titre d'escompte) by the Master Purchaser upon its delivery. Any transfer of the Receivables by the French Seller shall be carried out in accordance with the relevant provisions of the French Code monétaire et financier and in particular by delivering a French Transfer Deed (acte de cession de créances professionnelles à titre d'escompte) complying with the provisions of Articles L. 313-23 to L. 313-34 and Articles R.313-15 et seq. of the French Code monétaire et financier.

The transfer of each Receivable originated by the French Seller to the Master Purchaser shall entail the simultaneous transfer of all existing or future security interests, guarantees and the other rights ancillary to such Receivable whenever such security interests, guarantees and rights are by the operation of law and without formality transferable together with the transfer of each such Receivable under any applicable laws.

Exhibit B - Effects of the execution of the Electronic Transfer Deeds

The parties agree that each Electronic Transfer Deed generated, signed, exchanged and kept in accordance with this Agreement is admissible in evidence (moyen de preuve admissible) before the jurisdiction of the French Seller, as any paper document (écrit sur support papier) would be.

In accordance with Article L. 313-27 of the French Code monétaire et financier, the transfer to the Master Purchaser of all the rights, title and interest of the French Seller in the Eligible Receivables assigned by it, pursuant to an Electronic Transfer Deed, shall take effect as between the Master Purchaser and the French Seller and shall, under and pursuant to French law (without prejudice to any other applicable laws in any other jurisdiction), be enforceable as against third parties under French law on the Transfer Date on which the corresponding Electronic Transfer Deed is dated and delivered to the Master Purchaser in accordance with this Agreement, regardless of the origination date, the contractual maturity or the due date of such Receivables, without further formalities, regardless of the law governing the Receivables and the law of the country where the Debtors are located, notwithstanding the opening of Insolvency Proceedings against the French Seller.

Exhibit C - French Transfer Deed

Legally Binding Version

ACTE DE CESSION DE CREANCES PROFESSIONNELLES
soumis aux dispositions des articles L. 313-23 à L. 313-34 du Code monétaire et financier.

Le présent acte de cession de créances professionnelles à titre d'escompte est soumis aux dispositions du Master Transfer and Servicing Agreement conclu notamment entre TD SYNNEX France SAS et BNP PARIBAS S.A., DUBLIN BRANCH en date du [•] 2026 (telle que modifiée ou complétée de temps à autre, la "Convention") et aux dispositions des articles L. 313-23 à L. 313-34 du Code monétaire et financier.

Les termes et expressions utilisés en majuscules au présent acte de cession et non définis au présent acte de cession auront, sauf si le contexte l'exige autrement, le sens qui leur est donné dans la Convention.

Entreprise cédante : TD SYNNEX FRANCE SAS, société par actions simplifiée de droit français dont le siège social est 5 avenue de l'Europe, 77600 Bussy-Saint-Georges, France, immatriculée au Registre du Commerce et des Sociétés de Meaux, sous le numéro 722 065 638, dûment habilité à l'effet des présentes, ci-après le "Cédant".

Établissement de crédit cessionnaire : BNP PARIBAS S.A., DUBLIN BRANCH, succursale irlandaise de BNP Paribas S.A., situé Termini, 3 Arkle Road, Sandyford Business Park, Dublin 18, D18 C9c5, Irlande et enregistrée au registre externe (external register) du Companies Registration Office irlandais sous le numéro 903258, dûment autorisée pour les besoins des présentes et ci-après dénommée "BNP PARIBAS S.A., DUBLIN BRANCH" ou le "Master Purchaser".

Conformément aux dispositions de la Convention, les créances objet de la présente cession sont désignées et identifiées comme suit :

(a)les créances existantes (Existing Receivables) identifiées sur le Fichier Electronique de Cession (Purchase List File) délivré par le Cédant (ou par l’Agent de Calcul (Calculation Agent) pour le compte du Cédant) à la date de cession (Transfer Date) ou immédiatement avant; et

(b)les créances futures (Future Receivables) détenues à l'égard des débiteurs (Debtors) apparaissant (soit identifiés soit identifiables) dans le Fichier Electronique de Cession (Purchase List File) relative à la date de cession (Transfer Date) correspondant la date apposée sur le présent Acte de Cession qui seront nées entre le [date d'arrêté (Assessment Date) précédant la date de cession (Transfer Date) apposée sur le présent Acte de Cession] (exclus) et le [date d'arrêté (Assessment Date) précédant la troisième date de cession (Transfer Date) suivant la date de cession (Transfer Date) apposée sur le présent Acte de Cession] (inclus) qui n'ont pas été auparavant cédées en tant que créances futures (Future Receivables) à une date de cession (Transfer Date) précédente, dans chaque cas, avec les Créances Effets de Commerce du Cédant Français (French Seller Negotiable Instrument Receivables) y afférent telles qu’identifiées dans les systèmes de comptabilité internes du Cédant.

Montant total en euros du montant nominal des créances existantes objets de la présente cession: [].

A titre d'information uniquement, les parties aux présentes déclarent que le montant en principal des créances cédées en tant que créances futures (Future Receivables) à une précédente date de transfert (Transfer Date) et qui sont nées entre la [deuxième précédente date d'arrêté (Assessment Date)] (exclus) et la [précédente date d'arrêté (Assessment Date)] (inclus) est de [__] EUR et est identifié dans le Fichier Electronique de Cession (Purchase List File) délivré par le Cédant (ou par l’Agent de Calcul (Calculation Agent) pour le compte du Cédant) à la date de cession (Transfer Date) ou immédiatement avant.

DISPOSITIONS GENERALES :
Le Fichier Electronique de Cession (Purchase List File) est transmis par le Cédant (ou par l’Agent de Calcul (Calculation Agent) pour le compte du Cédant) au Cessionnaire à la date du présent acte ou immédiatement avant, il est réputé constituer une annexe au présent acte et fait partie intégrante du présent acte.
Tout différend relatif au présent acte de cession y compris tout litige concernant l'existence, la validité ou la résiliation du présent acte de cession sera de la compétence exclusive du Tribunal des activités économiques de Paris.
Conformément à l’article L. 313-25 du Code monétaire et financier, le présent acte de cession est signé par le Cédant et le Cessionnaire par voie de signature électronique par le biais de la Platforme Electronique (Electronic Platform). Une fois signé par le Cédant et le Cessionnaire, un exemplaire électronique du présent acte de cession sera transmis au Cédant et au Cessionnaire.
Conformément aux articles 1366 et 1367 du code civil, le présent acte de cession est signé électroniquement par le représentant habilité respectif des parties. Les parties reconnaissent expressément que des signatures électroniques via DocuSign, lequel service est conforme au règlement eIDAS (UE) 910/2014, ont été utilisées pour la signature du présent acte de cession par ces signataires. Chaque partie reconnaît qu’elle a reçu toutes les informations requises pour la signature du présent acte de cession et qu’elle a signé le présent acte de cession par voie électronique en toute connaissance de la technologie utilisée et de ses conditions générales, et renonce par conséquent à toute réclamation et/ou action en justice afin de remettre en cause la fiabilité de ce système de signature électronique et/ou son intention de conclure le présent acte de cession. En outre, conformément aux dispositions de l’article 1375 du Code civil, l’obligation de remise d’un exemplaire original papier à chacune des parties n’est pas nécessaire comme preuve des engagements et obligations de chaque partie à cet accord. La remise d’une copie électronique du présent acte de cession directement par DocuSign à chacune des parties constitue une preuve suffisante et irréfutable des engagements et obligations de chaque partie au présent acte de cession.

SIGNATURE DU CEDANT :	DATE DE REMISE DE L'ACTE DE CESSION DE CREANCES : …………………
Par :	Apposée par : ______________	Signé par : ______________
Nom :	Nom : _____________________	Nom : __________________
Agissant au nom de BNP PARIBAS S.A., DUBLIN BRANCH en qualité de Cessionnaire

FRENCH TRANSFER DEED
(ACTE DE CESSION DE CREANCES PROFESSIONNELLES)
Subject to the provisions of articles L. 313-23 to L. 313-34 of the French monetary and financial code (Code monétaire et financier).

Translation for information purposes only

This transfer deed (acte de cession de créances professionnelles à titre d'escompte) is made on [●] and is subject to the provisions of the Master Transfer and Servicing Agreement entered into between, inter alios, TD SYNNEX FRANCE SAS and BNP PARIBAS S.A., DUBLIN BRANCH, dated [•] 2026 (as amended or supplemented from time to time, the "Agreement") and is subject to the provisions of articles L. 313-23 to L. 313-34 of the French monetary and financial code (Code monétaire et financier).

Capitalised terms and expressions used herein and not defined herein shall, unless the context requires otherwise, have the meaning ascribed to such terms and expressions in the Agreement.

Seller: TD SYNNEX FRANCE SAS, a société par actions simplifiée incorporated under French law, whose registered office is located at 5 avenue de l'Europe, 77600 Bussy-Saint-Georges, registered with the Trade and Companies Registry of Meaux under number 722 065 638, hereinafter referred to as the "Seller".

Purchaser: BNP PARIBAS S.A., DUBLIN BRANCH, the Irish branch of BNP Paribas S.A., whose office is at Termini, 3 Arkle Road, Sandyford Business Park, Dublin 18, D18 C9c5, Ireland and which is registered on the external register of the Irish Companies Registration Office with number 903258, duly authorised for the purpose hereof hereinafter referred to as "BNP PARIBAS S.A., DUBLIN BRANCH" or the "Master Purchaser".

In accordance with the relevant terms of the Agreement, the Seller hereby agrees to sell to the Master Purchaser:

(a)the Existing Receivables identified in the Purchase List File delivered by the Seller (or the Calculation Agent on its behalf) on the Transfer Date or immediately before; and

(b)the Future Receivables held against Debtors that are included (or identified or identifiable) on the Purchase List File, delivered on or immediately before the Transfer Date on which the present transfer deed is executed that will come into existence from (and excluding) [Assessment Date immediately preceding the present Transfer Date on which this transfer deed is signed] to (and including) [Assessment Date preceding the third Transfer Date following the present Transfer Date on which this transfer deed is signed] that were not already transferred as Future Receivables at a preceding Transfer Date, in each case, with the French Seller Negotiable Instrument Receivables related thereto as identified in the internal accounting systems of the French Seller.

The aggregate nominal amount of the Existing Receivables which are transferred by the present transfer deed is: EUR [●].

For information purposes only, the parties hereby acknowledge that the amount of Receivables that have been assigned as Future Receivables at a preceding Transfer Date and have arisen between the [second (2nd) preceding Assessment Date] (excluded) and the [preceding Assessment Date] (included) is EUR [●] and identified in the Purchase List File delivered by the Seller (or the Calculation Agent on its behalf) on or immediately before the Transfer Date.
GENERAL PROVISIONS:
The Purchase List File shall be sent by the Seller (or the Calculation Agent on its behalf) to the Purchaser on the date of this of transfer deed. It shall be deemed to constitute a schedule to this transfer deed and form an integral part thereof.
Any dispute relating to this transfer deed, including any dispute concerning the existence, validity or termination of this transfer deed, shall fall within the exclusive jurisdiction of the Commercial Court of Paris (Tribunal des activités économiques de Paris).
In accordance with Article L. 313-25 of the Monetary and Financial Code, this transfer deed is signed by the Seller and the Purchaser by means of an electronic signature via the Electronic Platform. Once signed by the Seller and the Purchaser, an electronic copy of this transfer deed, shall be sent to the Seller and the Purchaser.
In accordance with Articles 1366 and 1367 of the French Civil Code, this transfer deed is signed electronically by the respective authorised representative of the parties. The parties expressly acknowledge that electronic signatures via DocuSign, which service complies with Regulation (EU) 910/2014 (eIDAS), have been used for the signing of this transfer deed by these signatories. Each party acknowledges that it has received all the information required for the signing of this transfer deed and that it has signed this transfer deed electronically with full knowledge of the technology used and its general terms and conditions, and therefore waives any claim and/or legal action to challenge the reliability of this electronic signature system and/or its intention to conclude this transfer deed. Furthermore, in accordance with the provisions of Article 1375 of the French Civil Code, the obligation to deliver an original paper copy to each of the parties is not necessary as proof of the commitments and obligations of each party to this agreement. The delivery of an electronic copy of this transfer deed directly by DocuSign to each of the parties constitutes sufficient and irrefutable proof of the commitments and obligations of each party to this transfer deed.

SIGNATURE OF THE SELLER:	DATE OF DELIVERY OF THE TRANSFER DEED: …………………
By :	Affixed by : ______________	Signed by: ______________
Name :	Name: _____________________	Name: __________________
Acting in the name of BNP PARIBAS S.A., DUBLIN BRANCH as Purchaser

Appendix 3 - German Seller's Transfer Mode

Exhibit A - Transfer of Receivables Principles

Each transfer of Receivables originated by the German Seller to the Master Purchaser shall be governed by German law, especially by sections 398 seq. of the German Civil Code (Bürgerliches Gesetzbuch).
The German law governed Eligible Receivables identified in each German Transfer Deed and in the Purchase List File delivered by the German Seller (or the Calculation Agent on its behalf) and all of the German Seller’s title to, and rights and interest in, said Eligible Receivables, together with the related ancillary rights, shall be transferred to the Master Purchaser upon the condition (aufschiebende Bedingung) of payment of the Purchase Price in accordance with the terms of the Master Transfer and Servicing Agreement. For the avoidance of doubt: all Receivables identified in the Transfer Deed shall be transferred to the Master Purchaser, irrespective whether the Receivables are Eligible Receivables or not. With payment of the Purchase Price, such sale and assignment shall be:
(a)valid between the Master Purchaser and the German Seller;
(b)enforceable (durchsetzbar) against third parties, including any creditor of the German Seller and any insolvency receiver (Insolvenzverwalter) of the German Seller; and
(c)enforceable (durchsetzbar) against the corresponding Debtors, in accordance with sections 398 et seq. of the German Civil Code (Bürgerliches Gesetzbuch). As long as no German Notice of Transfer is given to the corresponding Debtors of the Transferred Receivables the corresponding Debtors may validly discharge their obligations under the corresponding Transferred Receivables by payment to the German Seller provided that the corresponding Debtors act in good faith.
The transfer of each Receivable originated by the German Seller to the Master Purchaser shall entail the simultaneous transfer of all existing or future security interests, guarantees and the other rights ancillary to such Receivable whenever such security interests, guarantees and rights are by the operation of law and without formality transferable together with the transfer of each such Receivable under any applicable laws. To the extent the transfer does not already occur by operation of law all security interests, collateral and any ancillary rights pertaining to such Receivable, as well as all rights resulting from the underlying agreements including the German Seller's rights to demand repossession (Herausgabe) against the direct possessor shall be assigned and transferred to the Master Purchaser.
Without prejudice to the provisions of clause 4 of the German Transfer Deed, the German Seller shall (in the form the Master Purchaser requires) perform all commercially reasonable acts and do all commercially reasonable things at its own expense which, under any applicable law, are required to effect transfer of title to the Master Purchaser of the relevant Related Right, it being agreed that if the German Seller fails to perform such acts or do such things, or if such acts or things are not sufficient to effect transfer of title to the Master Purchaser of the relevant Related Right, the Master Purchaser is irrevocably authorised to perform any acts and to do all things on behalf of the German Seller at such German Seller’s expense; provided, however, that any such expense that is not commercially reasonable (in the opinion of the Master Purchaser, acting reasonably) shall be at the expense of the Master Purchaser.

Exhibit B - German Transfer Deed

(zum Forderungskaufvertrag)
Musterangebot
An:    BNP PARIBAS S.A., DUBLIN BRANCH, die irische Niederlassung der BNP Paribas S.A., mit Geschäftssitz in Termini, 3 Arkle Road, Sandyford Business Park, Dublin 18, D18 C9c5, Ireland und eingetragen im irischen Gesellschaftsregister (external register of the Irish Companies Registration Office) unter der Nummer 903258 (der "Zessionar")
Kopie:    BNP PARIBAS, eine Aktiengesellschaft nach französischem Recht (société anonyme) ordnungsgemäß als Kreditinstitut lizensiert (établissement de crédit), eingetragen im Gesellschaftsregister (Registre du Commerce et des Sociétés de Paris) von Paris unter Nummer 662 042 449, mit registriertem Geschäftssitz 16 boulevard des Italiens, 75009 Paris, Frankreich
Von:    [German Seller]

Datum:     [l]

Sehr geehrte Damen und Herren,
1.Wir nehmen Bezug auf den Rahmenforderungskaufvertrag in englischer Sprache (Master Transfer and Servicing Vertrag) in der jeweils gültigen Fassung, vom [•] (der "Rahmenforderungskaufvertrag") und den Definitionenvertrag in englischer Sprache vom selben Datum (Master Definitions and Common Terms Agreement) (der "Definitionenvertrag") zwischen, unter anderem, [Name des Käufers] als Käufer und [Name des deutschen Verkäufers] als Verkäufer.
2.Begriffe, die im Rahmenforderungskaufvertrag oder im Definitionenvertrag definiert sind, haben in diesem Angebot sowie in den Anhängen hierzu dieselbe Bedeutung, sofern sie kursiv den entsprechenden deutschen Begriffen beigefügt sind.
3.Wir bieten Ihnen hiermit an, in Übereinstimmung mit dem Rahmenforderungskaufvertrag und zu dem dort berechneten Kaufpreis ohne Rückgriff und ohne Gewährleistung, außer wie im Rahmenforderungskaufvertrag vorgesehen, die folgenden Forderungen jeweils einschließlich aller dazugehörigen Sicherheiten und Nebenrechte (Related Rights), an Sie zu verkaufen und abzutreten:
(a)    existierende Forderungen (Existing Receivables) wie in dem beiliegenden Datenträger [relevant IT file to be identified] aufgeführt und die darüber hinaus in der nachfolgenden Tabelle informationshalber aufgeführt werden:

	Betrag in Buchstaben	Betrag in Ziffern
Anzahl der existierenden Forderungen
Bruttogesamtbetrag der existierenden Forderungen

(b)    zukünftige Forderungen (Future Receivables) gegenüber Schuldnern (Debtors) die im beiliegenden Datenträger, dem Purchase List File, aufgeführt sind (oder nach diesem bestimmbar sind), welcher im Hinblick auf den Übertragungsstichtag (Transfer Date), an welchem dieses Angebot abgegeben werden soll, vom Verkäufer oder dem Calculation Agent in dessen Namen unmittelbar vor dem oder am Übertragungsstichtag (Transfer Date) übergeben wurde, und die zwischen dem unmittelbar auf den Übertragungsstichtag (Transfer Date), an welchem dieses Angebot abgegeben werden soll, folgenden Bewertungsdatum (Assessment Date) (nicht mitgerechnet) und dem Bewertungsdatum (Assessment Date) (mitgerechnet), welches auf den dritten Übertragungsstichtag (Transfer Date), an welchem dieses Angebot abgegeben wurde, folgt und die nicht bereits am vorhergehenden Übertragungsstichtag (Assesssment Date) als zukünftige Forderungen (Future Receivables) übertragen wurden.
4.Sofern das Eigentum an bzw. ein Recht auf dazugehörige Sicherheiten und Nebenrechte (Related Rights), die deutschem Recht unterliegen, nicht durch bloße Vereinbarung von uns auf Sie übertragen werden kann, wird vereinbart, dass jede zur Eigentumsübertragung notwendige Besitzübergabe, insbesondere auf etwaiges Vorbehaltseigentum an bei Dritten befindlichen Gegenständen wie folgt ersetzt wird:

(a)    für den Fall, dass wir unmittelbaren Besitz an Gegenständen haben, die dazugehörigen Sicherheiten (Related Rights) sind, halten wir diese für den Zessionar in unentgeltlicher Verwahrung; und/oder

(b)    für den Fall, dass wir mittelbaren Besitz oder einen anderen Herausgabeanspruch in Bezug eine dazugehörige Sicherheit (Related Right) haben, treten wir hiermit unseren Herausgabeanspruch gegen den jeweiligen unmittelbaren Besitzer an den Zessionar ab.

Soweit es die jeweilige Rechtsordnung zulässt, gelten Ziffern 4.(a) und 4.(b) sinngemäß für dazugehörige Sicherheiten (Related Rights), welche dem Recht einer anderen Rechtsordnung unterliegen.
5.Der beiliegende Datenträger, das Purchase List File, ist wesentlicher Bestandteil dieses Angebots.

Dieses Angebot stellt ein unwiderrufliches, verbindliches Angebot unsererseits dar, die in diesem Angebot aufgeführten Forderungen nebst dazugehöriger Sicherheiten und Nebenrechte (Related Rights) nach Maßgabe des Rahmenforderungskaufvertrages an den Zessionar zu verkaufen und abzutreten. Die Abtretung wird erst durch Annahme dieses Angebots durch den Zessionar wirksam. Die Annahme kann auch schlüssig durch Kaufpreiszahlung oder gemäß den Bestimmungen des Rahmenkaufvertrages erfolgen.

Zu Informationszwecken halten die Parteien hiermit fest, dass der Betrag der Forderungen, welche am vorhergehenden Übertragungsdatum (Transfer Date) als zukünftige Forderungen (Future Receivables) verkauft und abgetreten wurden und zwischen dem vorletzten Bewertungsdatum (Assessment Date), welches jeweils nicht mitgerechnet wird, und dem letzten Bewertungsdatum, welches mitzurechnen ist, entstanden sind Euro [●] beträgt und in dem [relevant Detailed File to be identified] aufgeführt ist.

Dieses Angebot unterliegt dem deutschen Recht.

Mit freundlichen Grüßen

_____________________
[Programme Servicer] handelnd für [German Seller] / oder [German Seller]

German Transfer Document
(Receivables Transfer Agreement)
Sample Offer

Translation for information purposes only

To:    BNP PARIBAS S.A., DUBLIN BRANCH, the Irish branch of BNP Paribas S.A., whose office is at Termini, 3 Arkle Road, Sandyford Business Park, Dublin 18, D18 C9c5, Ireland and which is registered on the external register of the Irish Companies Registration Office with number 903258, hereafter referred to as the "Assignee"
CC:    BNP PARIBAS, a société anonyme incorporated under French law, duly authorised as a credit institution (établissement de crédit), registered with the Trade and Companies Registry of Paris (Registre du Commerce et des Sociétés de Paris) under number 662 042 449, whose registered office is located at 16 boulevard des Italiens, 75009 Paris, France
From:    [Programme Servicer] acting on behalf of [German Seller]

Date:    [l]

Dear Sir or Madam,
1.We refer to the Master Transfer and Servicing Agreement in the English language dated [•] (the "Master Transfer and Servicing Agreement"), and to the Master Definitions and Common Terms Agreement in the English language of even date (the "Master Definition Agreement") (each as may be amended from time to time) made between, inter alios, [name of purchaser] as the Master Purchaser and [name of the German Seller] as the seller.
2.Terms which are defined in the Master Transfer and Servicing Agreement or in the Master Definition Agreement shall have the same meaning in this offer and in the Schedules hereto if they are added in italics to the corresponding German terms.
3.We hereby offer to you in correspondence with the Master Transfer and Servicing Agreement and the purchase price calculated therein, without recourse and without warranty except as provided in the Master Transfer and Servicing Agreement, to sell and assign to you the following receivables, in each case including all Related Rights:
a)Existing Receivables as indicated in the attached data medium Purchase List File, which receivables are also indicated in the following table for purposes of information:

	Amount in words	Amount in figures
Number of existing receivables
Total gross amount of existing receivables

b)the Future Receivables held against Debtors as indicated (or identifiable) in the attached data medium Purchase List File delivered by the Seller (or the Calculation Agent on its behalf) on or immediately prior to the Transfer Date on which the present transfer deed is executed that will come into existence from (and excluding) [Assessment Date immediately preceding the present Transfer Date on which this transfer deed is signed] to (and including) [Assessment Date preceding the third Transfer Date following the present Transfer Date on which this transfer deed is signed] that were not already transferred as Future Receivables at a preceding Transfer Date.
4.To the extent that title to the Related Rights cannot be transferred by mere agreement from us to you, we agree that insofar Related Rights governed by German law are concerned, any transfer of possession (Übergabe) necessary to transfer title to any Related Rights, in particular in relation to any form of retained tile (Eigentumsvorbehalt) shall be replaced by:
a)if we have direct possession (unmittelbaren Besitz) of such Related Rights, we will hold the relevant chattel in custody for the Assignee free of charge (unentgeltliche Verwahrung); and/or
b)if we have indirect possession (mittelbaren Besitz) or any other claim for return (Herausgabeanspruch) in relation to a Related Right, we herewith assign to the Assignee all claims for return (Abtretung des Herausgabeanspruchs) against the relevant person who is in actual possession of such Related Right.
Insofar as applicable law allows, the provisions 4.(a) and 4.(b) shall apply mutatis mutandis to Related Rights governed by the laws of any other jurisdiction.
5.The attached data medium Purchase List File forms an essential part of this offer.

This offer represents an irrevocable binding offer from us to sell and assign to Assignee the receivables and Related Rights specified in this offer in accordance with the Master Transfer and Servicing Agreement. The assignment will only become effective through acceptance of this offer by Assignee. Acceptance may also take place conclusively through payment of the purchase price or in accordance with the terms of the Master Transfer and Servicing Agreement.

For information purposes only, the parties hereby acknowledge that the amount of Receivables that have been assigned as Future Receivables at a preceding Transfer Date and have arisen between the [second (2nd) preceding Assessment Date] (excluded) and the [preceding Assessment Date] (included) is EUR [●] and identified in [relevant Detailed File to be identified].

This offer is governed by German law.

Yours sincerely,

_____________________
[Programme Servicer] acting on behalf of [German Seller] / or [German Seller]

Appendix 4 - Spanish Seller's Transfer Mode
Exhibit A - Transfer of Receivables Principles
The Receivables (either Existing Receivables or Future Receivables) identified in each Spanish Transfer Deed and in the Purchase List File delivered by the Spanish Seller (or the Calculation Agent on its behalf) shall be transferred to the Master Purchaser by way of the execution of a transfer deed which constitutes an irrevocable and unconditional transfer of title and full ownership of all Receivables (subject, as regards the Future Receivables, to the terms of the Transfer Deed).
The transfer of each Receivable originated by any Spanish Seller to the Master Purchaser shall entail the simultaneous transfer of all existing or future security interests, guarantees and the other rights ancillary to such Receivable, whenever such security interests, guarantees and rights are by the operation of law and without formality transferable together with the transfer of each such Receivable under any applicable laws, such as, without limitation, (a) all rights, but not any obligations, under all underlying contracts with respect to such Receivable (including for the avoidance of doubt any rights to retain title or security over goods or products delivered), (b) the security deposits and property subject to security interests, and the guarantees, letters of credit, banker's acceptances, letter-of-credit rights, supporting obligations and other agreements or arrangements of whatever character where such asset supports or secures payment of such Receivable, (c) all insurance policies, and all claims thereunder, related to such Receivable, and (d) all other claims and proceeds related to the Receivable.
Without prejudice to any of the above, it is further agreed that once, and only to the extent that, the Nominal Amount of any such Transferred Receivable owed by a Debtor has been fully collected and delivered to the Master Purchaser in respect of the relevant Transferred Receivable, then any excess monies so collected by the Master Purchaser, if any, as amounts accruing for default and late interest of that same Transferred Receivable, shall be transferred to the Issuer and shall be paid by the latter (as a Late Interest Excess Amount) to the Programme Servicer (acting on behalf of Spanish Seller) on the immediately following Transfer Date in accordance with the relevant Priority of Payments.
It is the intention of the parties hereto that each Receivable transferred pursuant to this Agreement shall be treated as a purchase by the Master Purchaser and a sale by the applicable Seller of such Receivables, which sales are absolute and irrevocable (cesión plena) and provide the Master Purchaser with the full benefits of ownership of such Receivables in accordance with articles 347 and 348 of the Spanish Commercial Code and articles 609 and 1,254 to 1,280 of the Spanish Civil Code.
If, upon the occurrence of a New Payment Term Event, any Spanish law governed Transferred Receivables assigned by the Spanish Seller to the Master Purchaser has a contractual payment term that is longer than the Applicable Contractual Payment Term authorised by Law 3/2004 or by any similar law applicable in Spain, that it shall be deemed to constitute a Repurchase Event for the purposes of Clause 13.4 (Repurchase of Receivables that are not Eligible Receivables) and such Transferred Receivables shall be repurchased by the Spanish Seller in accordance with the terms of Clause 13.4 (Repurchase of Receivables that are not Eligible Receivables).
For the avoidance of doubt, the applicable Seller of such Receivables will not be responsible in any case for the solvency of the Debtor, in accordance with article 348 of the Spanish Commercial Code and article 1,529 of the Spanish Civil Code, unless otherwise provided for in the Master Transfer and Servicing Agreement.
In order to make the transfer of the Receivables enforceable against third parties under Spanish law, in particular, under the Third Additional Provision and article 1,526 of the Spanish Civil Code: (i) the

Parties to this Agreement shall notarize this Agreement before a Spanish Notary Public designated by the Seller; and (ii) the Spain Seller and the Master Purchaser shall notarise each transfer deed (hereinafter a "Transfer Deed" substantially in the form attached as Exhibit B to this Appendix) that shall be executed under this Agreement formalizing the transfer of Receivables (including the electronic support attached to and referred to in each transfer deed) before a Spanish Notary Public. Each Transfer Deed shall attach a list of all Receivables acquired thereunder including the relevant unique identification numbers used internally by the corresponding Spanish Seller to identify the relevant Debtors in respect of which Existing Receivables and Future Receivables are transferred (subject, as regards the Future Receivables, to the terms of the Transfer Deed). In addition to such list, an additional encrypted list containing the full details of the relevant Debtors will be delivered to the local Notary in accordance with the terms of the paragraph below.
To the extent admitted by the local Notary in terms that ensure full legal certainty and complete identification of the contents of all files delivered, the Spanish Seller is hereby authorised to attach to the relevant Transfer Deeds delivered to the local Notary the lists (including, where necessary, all means to allow full decryption) of Receivables and Debtors referred to in the preceding paragraph in electronic form, provided that nothing in this Appendix shall prejudice the Master Purchaser's right to request a written list of all such Receivables and Debtors to be attached to such Transfer Deed.
The parties hereby expressly agree that the execution of each Transfer Deed shall have, in accordance with the provisions of Articles 1,462, 1,463 and 1,464 of the Spanish Civil Code, the effect of delivery of Receivables sold and transferred by virtue of each Transfer Deed.
The Sellers hereby undertake to take such steps and do all things as to notarize before a Spanish Public Notary designated by the Seller and notified to the Master Purchaser (i) this Agreement and the Master Definitions and Common Terms Agreement, on or before the First Transfer Date, and (ii) each Transfer Deed to be executed under this Agreement formalizing the transfer of Receivables (including, where admitted by the Notary, the electronic support attached to and referred to in each Transfer Deed), once a month. The first Transfer Deed shall be notarized on the First Transfer Date and thereafter once a month. In addition, the Spanish Seller hereby undertakes to execute any other private or public documents as may be necessary or appropriate with relation to this Agreement and the Master Definitions and Common Terms Agreement including, but not limited to, the relevant Transfer Deeds of transfer of Receivables to be executed under this Agreement and any powers of attorney which may be necessary or appropriate in order to make effective the provisions of this Agreement and the Master Definitions and Common Terms Agreement.

Exhibit B - Spanish Transfer Deed

In Madrid, [=]	En Madrid, a [=]
[=], of legal age, of Spanish nationality, with address at [=], holder of [National Identity Card/passport] number [=], in force;	[=], mayor de edad, de nacionalidad española, con domicilio en [=], con [D.N.I./pasaporte] número [=], en vigor; y
[=], of legal age, of Spanish nationality, with address at [=], holder of [National Identity Card/passport] number [=], in force.	[=], mayor de edad, de nacionalidad española, con domicilio a estos efectos en calle [=] y con [D.N.I./pasaporte] número [=], en vigor.
ACTING	INTERVIENEN
[=], for and on behalf of the company of Spanish nationality named TD SYNNEX Spain, S.L.U. (the “Seller”).	[=], en nombre y representación de la sociedad de nacionalidad española denominada TD SYNNEX Spain, S.L.U. (el “Vendedor”).
Said company is registered in the Companies Registry of this province, in Volume [•]. This company's Tax Identification Number is [•]	[•] es una sociedad inscrita en el Registro Mercantil de Madrid, al Tomo [•] y su Número de Identificación Fiscal es [•].
[=] is empowered for this act by virtue of the power of attorney conferred on him/her by (i) [•] through the public deed granted before the Notary of Madrid, [=], dated [=], under protocol number [=]; (ii) [•] through the public deed granted before the Notary of Madrid, [=], dated [=], under protocol number [=] and (iii) [•] through the public deed granted before the Notary of Madrid, [=], dated [=], under protocol number [=].

[=] se encuentra autorizada para el presente acto en virtud de los poderes que le fueron conferidos por (i) [•] mediante escritura pública otorgada ante el Notario de Madrid, [=], con fecha [=], bajo el número [=] de su protocolo; (ii) por [•] por mediante escritura pública otorgada ante el Notario de Madrid, [=], con fecha [=], bajo el número [=] de su protocolo y (iii) por [•] mediante escritura pública otorgada ante el Notario de Madrid, [=], con fecha [=], bajo el número [=] de su protocolo.

[=], for and on behalf of BNP PARIBAS S.A., DUBLIN BRANCH, the Irish branch of BNP Paribas S.A., whose office is at Termini, 3 Arkle Road, Sandyford Business Park, Dublin 18, D18 C9c5, Ireland and which is registered on the external register of the Irish Companies Registration Office with number 903258 and with Irish tax identification number IE6517103S (the “Master Purchaser”).

[=], en nombre y representación de BNP PARIBAS S.A., DUBLIN BRANCH, la sucursal irlandesa de BNP Paribas S.A., con domicilio social en Termini, 3 Arkle Road, Sandyford Business Park, DublÍn 18, D18 C9c5, Irlanda e inscrita en el registro externo del Registro Irlandés de Compañías (Irish Companies Registration Office) con el número 903258, y con número de identificación fiscal irlandés IE6517103S (el “Comprador”).

[=] is empowered for this act by virtue of a power of attorney duly notarised and apostilled, granted by the Master Purchaser before the Notary Public of [=] Mr./Mrs., dated [=].	[=] se encuentra autorizado para el presente acto en virtud del poder que le fue conferido por el Comprador ante el Notario de [=], D./Dª, [=], con [=], debidamente apostillado.

The Seller and Master Purchaser shall hereinafter be referred to jointly as the “Parties”.	El Vendedor (Seller) y el Comprador (Master Purchaser) serán referidos en adelante y conjuntamente como las “Partes”.
THEY WITNESSETH	EXPONEN
I.    That the Parties originally entered into a contract named “Master Transfer and Servicing Agreement” dated as of [•]which was notarised in Spain by means of a public deed granted before the Notary of Madrid, Mr. [=], on [=], under protocol number [=] (hereinafter, as amended, modified, novated, and/or restated from time to time, the "Master Agreement"). Capitalised terms used in this Agreement (as defined below), including its preamble and schedules, that are not expressly defined herein, shall have the same meaning as set out in the Master Agreement.

I.    Que, las Partes suscribieron originalmente un contrato denominado “Master Transfer and Servicing Agreement” con fecha de [•] elevado a público en España en virtud de escritura pública otorgada ante el Notario de Madrid, D. [=], con fecha [=], bajo el número [=] de su protocolo (en adelante, tal y como el mismo haya sido novado, modificado y/o refundido en cada momento, el “Contrato Marco”). Los términos que comiencen por mayúscula en este Contrato (definido posteriormente), incluyendo sus expositivos y anexos, que no se encuentren expresamente definidos en el mismo, tendrán el significado que se les atribuye a los mismos en el Contrato Marco.

II.    That pursuant to that Master Agreement, which will serve as a framework agreement, the Seller agreed to sell to the Master Purchaser certain Receivables and the credit rights arising therefrom (the "Purchased Receivables"), which shall be identified by means of a list, as described below.

II.    Que, de conformidad con el Contrato Marco, que tiene la condición de contrato marco, el Vendedor (Seller) acordó vender al Comprador (Master Purchaser) determinados Derechos de Cobro (Receivables) y los derechos de crédito derivados de éstos (los “Derechos de Cobro Objeto de Adquisición” —Purchased Receivables—), los cuales se identifican en una lista, tal y como se describe más adelante.

III. That the Seller intends to sell to the Master Purchaser the following Purchased Receivables:	III. Que, el Vendedor (Seller) pretende vender al Comprador (Master Purchaser) los siguientes Derechos de Cobro Objeto de Adquisición (Purchased Receivables):
1.the new Existing Receivables identified in the list prepared and sent by Seller to the Master Purchaser (the "New Purchased Existing Receivables"” in the "Purchase List File", respectively); and
1.los nuevos Derechos de Cobro Existentes (Existing Receivables) identificados en la lista preparada y enviada por el Vendedor (Seller) al Comprador (Master Purchaser) (los “Nuevos Derechos de Cobro Existentes Objeto de Adquisición” —New Purchased Existing Receivables— en el “Archivo de Lista de Adquisición” —Purchase List File—, respectivamente); y

2.any Future Receivable that will come into existence during the Future Receivables Reference Period which begins on the Assessment Date immediately preceding such Transfer Date (the "Purchased Future Receivables") in relation with the Debtors identified in the Purchase List File.

2.cualquier Derecho de Cobro Futuro (Future Receivable) que se origine durante el Período de Referencia de los Derechos de Cobro Futuros (Future Receivables Reference Period) que comienza en la Fecha de Evaluación (Assessment Date) inmediatamente anterior a la Fecha de Transmisión (Transfer Date) (los “Derechos de Cobro Futuros Objeto de Adquisición” o “Purchased Future Receivables”) en relación con los Deudores (Debtors) identificados en el Archivo de Lista de Adquisición.

IV.    The Purchase List File mentioned in paragraph III above is attached hereto as annex 1, respectively. The Purchase List File shall be used as a reference in respect of the assignment of Future Receivables as per this Transfer Deed.

IV.    El Archivo de Lista de Adquisición señalado en el Expositivo III anterior se adjunta como Anexo 1. El Archivo de Lista de Adquisición se utilizará como referencia con respecto a la asignación de Derechos de Cobro Futuros (Future Receivables) de acuerdo con el presente Contrato.

V.    The Parties expressly agree that the transfer of the Receivables from the Seller to the Master Purchaser shall comply with the requirements set out in the Third Additional Provision of Spanish Law 1/1999, so that, where applicable, the advantages acknowledged in the Third Additional Provision of Spanish Law 1/1999, of 5 January, on venture-capital undertakings and their management companies (the "Third Additional Provision") apply to the transfer of said Receivables.

V.    Las Partes acuerdan expresamente que la transmisión de los Derechos de Cobro (Receivables) del Vendedor (Seller) al Comprador (Master Purchaser) cumplirá con los requisitos establecidos en la Disposición Adicional Tercera de la Ley 1/1999, de manera que, cuando ello resulte aplicable, las ventajas reconocidas en la Disposición Adicional Tercera de la Ley 1/1999, de 5 de enero, reguladora de las Entidades de Capital-Riesgo y de sus sociedades gestoras (la “Disposición Adicional Tercera”) sean aplicables a la transmisión de dichos Derechos de Cobro.

VI. In addition, the Seller represents that the Purchased Receivables transferred pursuant to this Agreement (as defined below) do not qualify as an essential asset of the Seller in accordance with article 160.f) of the Spanish law on share capital companies (Real Decreto Legislativo 1/2010, de 2 de julio, por el que se aprueba el texto refundido de la Ley de Sociedades de Capital).

VI. Que, asimismo, el Vendedor manifiesta que los Derechos de Cobro Objeto de Adquisición no constituyen un activo esencial de conformidad con el artículo 160.f) del Real Decreto Legislativo 1/2010 de 2 de julio por el que se aprueba el texto refundido de la Ley de Sociedades de Capital.

This being set forth, the Parties, in accordance with the provisions of the Master Agreement, have agreed to execute this agreement of formalization of assignment of receivables (the “Agreement”) according to the following,

En virtud de lo anterior, las Partes, de acuerdo con lo previsto en el Contrato Marco, acuerdan suscribir el presente contrato de transmisión de derechos de cobro (el “Contrato”) de acuerdo con las siguientes,

CLAUSES	CLÁUSULAS

ONE. PURCHASED RECEIVABLES AND PAYMENT OF PURCHASE PRICE	PRIMERA. DERECHOS DE COBRO OBJETO DE ADQUISICIÓN Y PAGO DEL PRECIO DE COMPRA
The Purchased Receivables which form the subject of the present Agreement are the following:	Los Derechos de Cobro Objeto de Adquisición (Purchased Receivables) que son objeto del presente Contrato son los siguientes:
(1)The New Purchased Existing Receivables set out in the Purchase List File attached hereto as annex 1 including the following information:
(1)Los Nuevos Derechos de Cobro Existentes Objeto de Adquisición (New Purchased Existing Receivables) señalados en el Archivo de Lista de Adquisición (Purchase List File) que se adjunta como Anexo 1 e incluye la siguiente información:

(a) name, address and CIF/VAT number of the account debtor;	(a) nombre, dirección y N.I.F. de la cuenta del deudor;
(b) unpaid balance of the Receivable;	(b) importe del saldo pendiente de pago del Derecho de Cobro (Receivable);
(c) original due date and date of issue of the invoice; and	(c) fecha de pago original y fecha de emisión de la factura; y
(d) invoice number and number of the account Debtor's account in the books of the Seller.	(d) número de factura y número de cuenta del Deudor registrado en la contabilidad del Vendedor (Seller).
The information indicated in paragraph (1)(a) above is included in the Purchase List File.	La información señalada en el apartado (1)(a) anterior se incluye en el Archivo de Lista de Adquisición.

(2)The Future Receivables held against Debtors that are included (or identified or identifiable) in the Purchase List File (which is attached as Annex 1) delivered on or immediately before the Transfer Date on which the present Agreement is executed that will come into existence from (and excluding) the Assessment Date preceding the present Transfer Date on which this Agreement is signed to (and including) the Assessment Date preceding the third Transfer Date following the present Transfer Date on which this Agreement is signed, and that were not already transferred as Future Receivables on a preceding Transfer Date.

(2)Los Derechos de Cobro Futuros (Future Receivables) mantenidos frente a Deudores (Debtors) incluidos (o identificados o identificables) en el Archivo de Lista de Adquisición (Purchase List File) Contrato (que se adjunta como Anexo 1 al presente Contrato) entregada o inmediatamente antes en la Fecha de Información (Information Date) en relación con la Fecha de Transmisión (Transfer Date) en la que se firma el presente, todos los Derechos de Cobro Transmitidos (Transferred Receivables) que se originen desde la Fecha de Evaluación (Assessment Date) inmediatamente anterior a la presente Fecha de Transmisión (Transfer Date) en la que se firma el presente Contrato (no inclusive) hasta la Fecha de Evaluación (Assessment Date) previa a la tercera Fecha de Transmisión (Transfer Date) posterior a la presente Fecha de Transmisión (Transfer Date) en la que se firma el presente

Contrato (inclusive), que no fueron transmitidos como Derechos de Cobro Futuros (Future Receivables) en una Fecha de Transmisión (Transfer Date) anterior.

Payment of the Purchase Price shall be carried out by Master Purchaser in accordance with Clause 9 of the Master Agreement.	El pago del Precio de Compra (Purchase Price) se llevará a cabo por parte del Comprador (Master Purchaser) de conformidad con lo establecido en la Cláusula 9 del Contrato Marco.
TWO. ASSIGNMENT OF RECEIVABLES	SEGUNDA. TRANSMISIÓN DE DERECHOS DE COBRO

In accordance with the provisions of the Master Agreement, the Seller hereby declares that on the date hereof, the Seller has transferred full ownership of the Purchased Receivables to the Master Purchaser, who has acquired them, in accordance with the provisions of Articles 347 and 348 of the Spanish Commercial Code, together with all rights, actions and privileges that the Seller holds by virtue of the Purchased Receivables included in the Purchase List File and the Purchase List File with respect to the debtors of such Receivables, mentioned in Recital III above. For the purposes of Article 1,526 of the Spanish Civil Code, the Parties will notarize before a Spanish Notary this Agreement by virtue of which the Purchased Receivables are transferred on the date of execution of this Agreement.

De acuerdo con lo previsto en el Contrato Marco, el Vendedor (Seller) declara que en la presente fecha, el Vendedor (Seller) ha transmitido la plena propiedad de los Derechos de Cobro Objeto de Adquisición (Purchased Receivables) al Comprador (Master Purchaser), que los ha adquirido, de acuerdo con las previsiones de los artículos 347 y 348 del Código de Comercio, junto con todos los derechos, acciones y privilegios que el Vendedor (Seller) mantiene en virtud de los Derechos de Cobro Objeto de Adquisición (Purchased Receivables) incluidos en el Archivo de Lista de Adquisición (Purchase List of File) y el Archivo de Lista de Adquisición (Purchase List of File) con respecto a los deudores de tales Derechos de Cobro (Receivables), referidas en el Expositivo III anterior. A los efectos del artículo 1.526 del Código Civil, las Partes elevarán a público ante Notario español el presente Contrato en virtud del cual se transmiten los Derechos de Cobro Objeto de Adquisición (Purchased Receivables) en la fecha de firma del presente Contrato.

For the avoidance of doubt, the Seller will not be responsible in any case for the solvency of the Debtor, in accordance with article 348 of the Spanish Commercial Code and article 1529 of the Spanish Civil Code unless otherwise provided for in this Agreement.

A efectos aclaratorios, se hace constar que el Vendedor (Seller) no será responsable en ningún caso de la solvencia del Deudor (Debtor), de acuerdo con lo dispuesto en el artículo 348 del Código de Comercio y en el artículo 1.529 del Código Civil salvo que se prevea lo contrario en el presente Contrato.

The Seller delivers to the Master Purchaser the Purchase List File, and the Master Purchaser accepts such delivery. When raising this Agreement to public status, the appearing persons will deliver to the Notary a copy of the Purchase List File which the Notary will attach to the public deed notarizing this Agreement, considering its whole content to be herein reproduced, and which identify the Purchased Receivables.

El Vendedor (Seller) entrega al Comprador el Archivo de Lista de Adquisición (Purchase List of File) y el Comprador (Master Purchaser) acepta dicha entrega. Los comparecientes entregarán asimismo en el momento de elevación a público del presente Contrato al Notario, una copia del Archivo de Lista de Adquisición (Purchase List of File), que el Notario adjuntará a la escritura de elevación a público del presente Contrato y en la que se identifican los

Derechos de Cobro Objeto de Adquisición (Purchased Receivables).

Title to Receivables shall pass:	La propiedad de los Derechos de Cobro se transmitirá:
(i) in respect of each Receivable which is an New Purchased Existing Receivable, on the date hereof upon execution of this Agreement; and
(i)    con respecto a cada Derecho de Cobro (Receivable) que es un Nuevo Derecho de Cobro Existente (New Purchased Existing Receivable), en la fecha del presente Contrato mediante la firma del presente Contrato; y

(ii)    in respect of each Receivable which is a Future Receivable at the date of this Agreement, automatically as at the date on which such Receivable comes into existence as per the terms of the Master Agreement.

(ii)    con respecto a cada Derecho de Cobro (Receivable) que es un Derecho de Cobro Futuro (Future Receivable) a la fecha de este Contrato, automáticamente en la fecha en que se origine dicho Derecho de Cobro (Receivable) de acuerdo con los términos del Contrato Marco.

The Seller hereby irrevocably authorize and empower the Master Purchaser (which may, in turn, appoint any other natural or legal person for these purposes): (a) to notify, acting in the name and on behalf of both the Master Purchaser and the Seller, the Debtors through the relevant Notice of Transfer of the relevant assignment of the Receivables to the Master Purchaser and (b) to deliver, acting in the name and on behalf of both the Master Purchaser and the Seller, to the Debtors any documentation concerning the assignment of the Receivables which may be necessary or convenient, in the sole discretion of the Master Purchaser, in light of market practice or applicable regulations (including, among others, this Agreement, the Master Agreement or the public deeds notarizing such agreements) to notify the transfer of the Receivables to the Master Purchaser. The powers of attorney hereby granted are to be given the broadest possible interpretation so as to permit and enable the purpose for which they have been granted and may be used even in cases of multirepresentation (multirrepresentación), self-contracting (autocontratación) or conflict of interest (conflicto de intereses).

El Vendedor autoriza y apodera expresamente en virtud de la presente al Comprador (Master Purchaser) (que podrá, a su vez, designar cualquier otra persona física o jurídica a estos efectos): (a) para notificar, actuando en nombre y representación del Comprador (Master Purchaser) y del Vendedor (Seller), a los Deudores (Debtors) mediante la correspondiente Notificación de Transmisión (Transfer Notice) de la correspondiente transmisión de Derechos de Cobro (Receivables) al Comprador (b) para aportar, actuando en nombre y representación del Comprador (Master Purchaser) y del Vendedor (Seller), a los Deudores (Debtors) cualquier documentación en relación con los Derechos de Cobro (Receivables) que pueda ser necesaria o conveniente, a la sola discreción del Comprador (Master Purchaser), a la luz de la práctica de mercado o la regulación aplicable (incluyendo, entre otros, este Contrato, el Contrato Marco o las escrituras públicas que elevan a público dichos contratos) para notificar la transferencia de los Derechos de Cobro (Receivables) al Comprador. Los poderes otorgados por la presente han de ser interpretados en su sentido más amplio, con el objeto de permitir el fin para el que han sido otorgados y pueden ser usadas incluso en caso de multirrepresentación, autocontratación o conflicto de intereses.

The transfer of each Receivable entails the simultaneous transfer of all existing or future security interests, guarantees and the other rights ancillary to such Receivable that were legally transferable, under any applicable laws, such as, without limitation, (a) all rights, but not any obligations, under all underlying contracts with respect to such Receivable (including for the avoidance of doubt any rights to retain title or security over goods or products delivered), (b) the security deposits and property subject to security interests, and the guarantees, letters of credit, banker's acceptances, letter-of-credit rights, supporting obligations and other agreements or arrangements of whatever character where such asset supports or secures payment of such Receivable, (c) all insurance policies, and all claims there under, related to such Receivable, and (d) all other claims and proceeds related to the Receivable.

La transmisión de los Derechos de Cobro (Receivables) implica la simultánea transmisión de todas las garantías reales y personales y cualesquiera otros derechos accesorios presentes o futuros a tales Derechos de Cobro (Receivables) que resulten legalmente transmisibles bajo cualesquiera leyes aplicables, tales como, sin limitación, (a) todos los derechos, pero no las obligaciones, bajo todos los contratos subyacentes con respecto a tales Derechos de Cobro (Receivables) (incluyendo, a efectos aclaratorios, cualesquiera derechos a retener la propiedad o garantía sobre los bienes y productos entregados), (b) depósitos en garantía y propiedades sujetas a garantías reales, y las garantías, cartas de crédito, aceptaciones bancarias, derechos derivados de cartas de crédito, compromisos de apoyo y otros acuerdos de cualquier naturaleza en que dicho activo apoye o garantice el pago de dichos Derechos de Cobro (Receivables), (c) todas las pólizas de seguro y reclamaciones derivadas de aquellas relacionadas con tales Derechos de Cobro (Receivables), y (d) todas las demás reclamaciones y fondos relativos a tales Derechos de Cobro (Receivables).

The Seller expressly acknowledge that all the rights, title and other rights of Seller relating to the Receivables specified above, are transferred to the Master Purchaser pursuant to the Master Agreement and subject to the terms and conditions agreed there under, and such transfer is formalised by means of this Agreement that will be notarized within five (5) business days from the date of execution of this Agreement. The Master Purchaser thus has acquired full legal title and ownership in all rights, title and other rights of Seller relating to the Receivables specified above, by virtue of the Master Agreement and as further described therein.

El Vendedor (Seller) reconoce expresamente que la propiedad y cualesquiera otros derechos de cualquier naturaleza del Vendedor (Seller) sobre los Derechos de Cobro (Receivables) señalados anteriormente, se transfieren al Comprador (Master Purchaser) de conformidad con el Contrato Marco y sujeto a los términos y condiciones acordados en aquel y que dicha transmisión se formaliza mediante el presente Contrato que se elevará a público en un plazo de cinco (5) días hábiles desde la fecha del presente Contrato. El Comprador (Master Purchaser) ha adquirido la plena propiedad de todos los derechos del Vendedor (Seller) sobre los Derechos de Cobro (Receivables) señalados con anterioridad en virtud del Contrato Marco y según se describe en el mismo.

This Agreement will be deemed an integral part of the Master Agreement, the terms of which will, therefore, be fully applicable to the assignment of Receivables to which it refers and its granting will be notified to the Master Purchaser, by the Seller.

Este Contrato se considerará parte integrante del Contrato Marco, siendo los términos de este último, por tanto, completamente aplicables a la transmisión de los Derechos de Cobro (Receivables) a los que se refiere y su otorgamiento será notificado al Comprador (Master Purchaser) por el Vendedor (Seller).

For information purposes only, the aggregate nominal amount of the Existing Receivables referred to in this transfer deed is Euro [=] (€[=]).
A efectos informativos se hace constar que el importe nominal agregado de los nuevos Derechos de Cobro Existentes (Existing Receivables) a los que se refiere esta escritura de cesión asciende a la cantidad de [=] Euros (€[=]).

For information purposes only, the Parties hereby acknowledge that the amount of Receivables assigned as Future Receivables at a preceding Transfer Date, that have arisen between the second preceding Assessment Date (excluded) and the preceding Assessment Date (included), all in relation with the present Transfer Date on which this Agreement is signed, is Euro [=] (€[=]) and that they are identified as the New Purchased Existing Receivables in the Receivables Open Items File.

A efectos informativos, las Partes reconocen que el importe de los Derechos de Cobros (Receivables) que han sido cedidos como Derechos de Cobro Futuros (Future Receivables) en una Fecha de Transmisión anterior (Transfer Date), que se han originado desde la segunda (2ª) Fecha de Evaluación (Assessment Date) anterior a la presente Fecha de Transmisión (Transfer Date) (excluida) en la que se firma el presente Contrato (inclusive) hasta la inmediatamente anterior Fecha de Evaluación (Assessment Date) previa a la presente Fecha de Transmisión (Transfer Date) (incluida) es de [=] Euros (€[=])y que los mismos están identificados como los Nuevos Derechos de Cobro Existentes Objeto de Adquisición (New Purchased Existing Receivables en la Lista de los Nuevos Derechos de Cobros Objeto de Adquisición (Receivables Open Items File)

This Agreement is drafted in Spanish and English. In case of discrepancies between both versions, the English version will prevail.	El presente Contrato se redacta en idiomas español e inglés. En caso de discrepancias entre ambas versiones, prevalecerá la versión inglesa.
This Agreement shall be governed by Spanish common laws (derecho común).	El presente Contrato se regirá por la ley común española.
For and on behalf of the Seller	En nombre y representación del Vendedor (Seller)
________________________________________	________________________________________
[=]	[=]
For and on behalf of the Master Purchaser	En nombre y representación del Comprador (Master Purchaser)
________________________________________	________________________________________
[=]	[=]
Annex 1 Purchase List File	Anexo 1 Archivo de Lista de Adquisición (Purchase List File)

SCHEDULE 3
FORM OF THE DETAILED FILES
Item ID;Seller Code;Line;Debtor ID;Issue date;Due date;Item type;Item currency;Amount Outstanding;VAT Amount;Item status;Dispute code;Bankruptcy Flag;Ineligible Invoice Flag;Securitization Exclusion;Document Type;Offsetting Account;Reconciliation Account;Assignment Number

Debtor ID;Debtor Name;Debtor Country;Trust ID;Trust Name;Debtor Address 1;Debtor Address 2;Debtor Address 3;Debtor Address 4;Debtor City;Debtor Postal Code;Intercompany Flag;Government Flag;Soletrader Flag;Bankruptcy Flag;Ineligible Debtor Flag;Seller Code;Securitization Exclusion;Reconciliation Account;Contact Phone;Contact Email

Item ID;Seller Code;Line;Debtor ID;Issue date;Due date;Item type;Item currency;Amount Outstanding;VAT Amount;Item status;Dispute code;Bankruptcy Flag;Ineligible Invoice Flag;Securitization Exclusion;Document Type;Offsetting Account;Reconciliation Account;Assignment Numbe

Company code	Customer	Global group

SCHEDULE 4
FORM OF SOLVENCY CERTIFICATES

Appendix 1 - Belgian Solvency Certificate

[BELGIAN SELLER LETTERHEAD]
BNP PARIBAS S.A., DUBLIN BRANCH (Master Purchaser)
[*****]

CSC TRUSTEES LIMITED (Security Trustee)
[*****]

Copy to:

BNP PARIBAS (Senior Notes Subscriber)
[*****]

Attention:    [•]
Tel:            [•]
Email:            [•]

BANCO SANTANDER S.A. (Senior Notes Subscriber)
[•]

Attention:    [•]
Tel:            [•]
Email:            [•]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK (Senior Notes Subscriber)
[•]

Attention:    [•]
Tel:            [•]
Email:            [•]

[place], [date]
[Delivered by hand/By mail and by fax or email]
Dear Sir,

Re: TD SYNNEX Group Securitisation Programme
This Solvency Certificate is being delivered to BNP PARIBAS S.A., DUBLIN BRANCH (the "Master Purchaser") and to [CSC Trustees Limited] (the "Security Trustee") pursuant to the provisions of the Master Transfer and Servicing Agreement dated [•], as amended and supplemented from time to time (the "Agreement") entered into between, inter alios, the Master Purchaser and TD SYNNEX Belgium BV as Belgian Seller (the "Belgian Seller").
Capitalised terms and expressions used in this certificate shall have the same meaning as ascribed to such terms and expressions in the Agreement.
The undersigned, [•], being director of the Belgian Seller, hereby certifies to you that on the date hereof:
1.the Belgian Seller is not unable to pay its debts nor in a position of cessation of payments (cessation de paiements/staking van betaling) within the meaning of the Belgian insolvency laws, nor is such a situation imminent as at the date hereof;
2.the Belgian Seller (i) has not resolved to enter into liquidation (liquidation/vereffening) or dissolution (dissolution/ontbinding), (ii) has not filed an application for or initiated any insolvency proceedings within the meaning of article I.23, 1° of the Belgian Code of Economic Law, (iii) has not been adjudicated bankrupt or annulled as legal entity, and (iv) is not subject to any foreign insolvency proceedings as referred to in Chapter III of the EU Regulations on Insolvency Proceedings of 20 May 2015 and no corporate action has been taken or is pending or no other steps have been taken nor legal proceedings have been commenced in relation to any of the above, and
3.we are not aware of any circumstances which may endanger the continuation of the Belgian Seller's operations during the next three (3) calendar months.

This Solvency Certificate is governed by Belgian law.
Yours faithfully,
TD SYNNEX Belgium BV

By: ________________________
Name: ……………………………
Title: ……………………………..

Appendix 2 - French Solvency Certificate

[FRENCH SELLER LETTERHEAD]
BNP PARIBAS S.A., DUBLIN BRANCH (Master Purchaser)
[*****]

CSC TRUSTEES LIMITED (Security Trustee)
[*****]

Copy to:

BNP PARIBAS (Senior Notes Subscriber)
[*****]

Attention:    [•]
Tel:            [•]
Email:            [•]

BANCO SANTANDER S.A. (Senior Notes Subscriber)
[•]

Attention:    [•]
Tel:            [•]
Email:            [•]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK (Senior Notes Subscriber)
[•]

Attention:    [•]
Tel:            [•]
Email:            [•]

[place], [date]
[Delivered by hand/By mail and by fax or email]

Dear Sir,
Re: TD SYNNEX Group Securitisation Programme
This Solvency Certificate is being delivered to BNP PARIBAS S.A., DUBLIN BRANCH (the "Master Purchaser") and to CSC Trustees Limited (the "Security Trustee") pursuant to the provisions of the

Master Transfer and Servicing Agreement dated [•], as amended and supplemented from time to time, (the "Agreement") entered into between, inter alios, the Master Purchaser and TD SYNNEX France SAS as the French Seller (the "French Seller").
Capitalised terms and expressions used in this certificate shall have the same meaning as ascribed to such terms and expressions in the Agreement.
I [name of the director or authorised signatory of the director of the French Seller], acting as [title] of the French Seller, hereby confirm that on the date of signature of this Monthly Solvency Certificate, (i) the French Seller is not in a state where (a) it is unable to pay its debts when they fall due (cessation des paiements) within the meaning of Article L.631-1 of the French Code de commerce, or (b) it is facing difficulties that it cannot overcome (difficultés insurmontables) within the meaning of Article L.620-1 of the French Code de commerce, (ii) the public auditors (commissaires aux comptes) of the French Seller have not triggered the alert procedure (procédure d'alerte) within the meaning of Article L.234-1 sub-paragraph 3 of the French Code de commerce, (iii) the French Seller is not subject to any proceeding mentioned in the Book VI (Livre VI) of the French Code de commerce and (iv) no meeting has been convened for the purpose of considering any resolution for (or to petition for) the winding-up, safeguard or administration of the French Seller or any such resolution passed.
This Solvency Certificate is governed by French law.

Yours faithfully,

TD SYNNEX France SAS

By: ________________________
Name: ……………………………
Title: ……………………………..

Appendix 3 - German Solvency Certificate

[GERMAN SELLER LETTERHEAD]
BNP PARIBAS S.A., DUBLIN BRANCH (Master Purchaser)
[*****]

CSC TRUSTEES LIMITED (Security Trustee)
[*****]

Copy to:

BNP PARIBAS (Senior Notes Subscriber)
[*****]

Attention:    [•]
Tel:            [•]
Email:            [•]

BANCO SANTANDER S.A. (Senior Notes Subscriber)
[•]

Attention:    [•]
Tel:            [•]
Email:            [•]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK (Senior Notes Subscriber)
[•]

Attention:    [•]
Tel:            [•]
Email:            [•]

[place], [date]
[Delivered by hand/By mail and by fax or email]

Dear Sir,
Re: TD SYNNEX Group Securitisation Programme
This Solvency Certificate is being delivered to BNP PARIBAS S.A., DUBLIN BRANCH (the "Master Purchaser") and CSC Trustees Limited (the "Security Trustee") pursuant to the provisions of the Master

Transfer and Servicing Agreement originally dated [•], as amended and supplemented from time to (the "Agreement") between, inter alios, the Master Purchaser and TD SYNNEX Germany GmbH & Co. OHG as Seller (the "German Seller").
Capitalised terms and expressions used in this certificate shall have the same meaning as ascribed to such terms and expressions in the Agreement.
The undersigned, [___], being [director(s)/authorised signatory(ies)] of the German Seller, hereby certif(y)ies to you that on the date hereof:
1.the German Seller is neither over-indebted (überschuldet) nor unable to pay its debts (zahlungsunfähig) nor is such an aforementioned situation imminent (keine drohende Zahlungsunfähigkeit) within the meaning of Secs. 17, 18 and 19 of the German Insolvency Act (Insolvenzordnung);
2.no order has been made or resolution passed for the liquidation (Auflösung) of the German Seller and no court order for the opening of insolvency proceedings in relation to the German Seller has been made and no opening of insolvency proceedings in relation to the German Seller has been registered pursuant to Sec 32 of the German Commercial Code (Handelsgesetzbuch), and, to [my/our] knowledge no petition for the liquidation of the German Seller or bankruptcy or insolvency petition or a petition for the marking of an administration order has been presented;
3.that we are not aware having made all necessary enquiries of any circumstances which prevents, de facto or de jure, the continuation of the German Seller's business, operations (tatsächliche oder rechtliche Gegebenheiten, die der Fortführung der Unternehmenstätigkeit entgegenstehen);
4.the transaction under the Transaction Documents will be effected by the German Seller in good faith and in connection with its business; and
5.in entering into the Transaction Documents and performing its obligations thereunder, the German Seller has no desire of prejudicing the interest of any of its creditors.
In addition, the German Seller (duly represented by the undersigned for the purpose hereof) hereby represents and warrants that it has (i) opted for a monthly payment of the VAT on a self-assessment basis, and (ii) paid all VAT in relation to the Transferred Receivables originated by it when due.
This certificate is solely for your information and is not to be used or referred to for any purpose, other than any use you make of this report in order to preserve and/or enforce your rights under the Transaction Documents, including without limitation any legal action.
Yours faithfully,
TD SYNNEX Germany GmbH & Co. OHG

By: ________________________
Name: …………………………..…
Title: ……………………………....

Appendix 4 - Spanish Solvency Certificate

[SPANISH SELLER LETTERHEAD]
BNP PARIBAS S.A., DUBLIN BRANCH (Master Purchaser)
[*****]

CSC TRUSTEES LIMITED (Security Trustee)
[*****]

Copy to:

BNP PARIBAS (Senior Notes Subscriber)
[*****]

Attention:    [•]
Tel:            [•]
Email:            [•]

BANCO SANTANDER S.A. (Senior Notes Subscriber)
[•]

Attention:    [•]
Tel:            [•]
Email:            [•]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK (Senior Notes Subscriber)
[•]

Attention:    [•]
Tel:            [•]
Email:            [•]

[place], [date]
[Delivered by hand/By mail and by fax or email]
Dear Sir,
Re: TD SYNNEX Group Securitisation Programme - Solvency Certificate
This Solvency Certificate is being delivered to BNP PARIBAS S.A., DUBLIN BRANCH (the "Master Purchaser") and to CSC Trustees Limited (the "Security Trustee") pursuant to the provisions of the Master Transfer and Servicing Agreement dated [•], as amended and supplemented from time to time

(the "Agreement") entered into between, inter alios, the Master Purchaser and TD SYNNEX Spain SLU as Spanish Seller (the "Spanish Seller").
Capitalised terms and expressions used in this certificate shall have the same meaning as ascribed to such terms and expressions in the Agreement.
I, [name of the director or authorised signatory of the director of the Spanish Seller], acting as [title] of the Spanish Seller, as of the date of this certificate and to the best of my knowledge and belief, based on the information collected further to appropriate searches and investigations of the Company's books and records and other information and having made all due enquiries, hereby:
1.    certify to the Master Purchaser and the Security Trustee that:
(a)    the Spanish Seller:
(i)    has not stopped or suspended payment or threatened to stop or suspend payment of its debts;
(ii)    is not insolvent (either currently insolvent – insolvencia actual – or imminent insolvent – insolvencia inminente) within the meaning of art 2 in the Spanish Insolvency Law;
(iii)    is not otherwise unable to pay its debts as they fall due, as of the date hereof nor as a consequence of entering into the Agreement or performing any of its obligations thereunder;
(b)     the Spanish Seller has not sought protection under any form of pre-insolvency protection rule (including, but not limited to, article 5.bis in the Spanish Insolvency Law) or has sought similar proceedings in any jurisdiction or otherwise been limited in its rights to dispose of its assets;
(c)    no action has been taken or proceedings instituted by any competent person seeking:
(i)    the Spanish Seller being declared bankrupt ("concursado"); or
(ii)    the liquidation, winding-up, dissolution of the Spanish Seller or its debts, or conversion into a foreign entity or any similar proceedings or actions in any jurisdiction or in any way limiting the Spanish Seller in its right to utilise its assets;
(d)    no meeting has been convened for the purpose of considering any resolution for (or to petition, or make an application, for) the judicial winding-up or liquidation of the Spanish Seller or any such resolution passed; and
2.    repeat, as far as the Spanish Seller is concerned, the representations and warranties referred to in Clause 24.1 of the Agreement with reference to the facts and circumstances existing on the date hereof.
This Solvency Certificate is governed by Spanish common laws (derecho común).
Yours faithfully,
TD SYNNEX Spain SLU

By: ________________________
Name: ……………………………
Title: ……………………………..

Appendix 5 - Solvency Certificate for the Guarantor

[GUARANTOR LETTERHEAD]
BNP PARIBAS S.A., DUBLIN BRANCH (Master Purchaser)
[*****]

CSC TRUSTEES LIMITED (Security Trustee)
[*****]

Copy to:

BNP PARIBAS (Senior Notes Subscriber)
[*****]

Attention:    [•]
Tel:            [•]
Email:            [•]

BANCO SANTANDER S.A. (Senior Notes Subscriber)
[•]

Attention:    [•]
Tel:            [•]
Email:            [•]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK (Senior Notes Subscriber)
[•]

Attention:    [•]
Tel:            [•]
Email:            [•]

[place], [date]]
[Delivered by hand/by mail and by fax or email]

Dear Sir,
Re: TD SYNNEX Group Securitisation Programme
This Solvency Certificate is being delivered to BNP PARIBAS S.A., DUBLIN BRANCH (the "Master Purchaser") and to CSC Trustees Limited (the "Security Trustee") pursuant to the provisions of the Master Transfer and Servicing Agreement dated [•], as amended and supplemented from time to time

(the "Agreement") entered into between, inter alios, the Master Purchaser and TD SYNNEX CORPORATION as Guarantor (the "Guarantor").
Capitalised terms and expressions used in this Solvency Certificate shall have the same meaning as ascribed to such terms and expressions in the Agreement.
I, the undersigned, being director/duly authorized representative of the Guarantor, hereby certify on behalf of the Guarantor, that based on all appropriate reviews of the books and records of the Guarantor and the Guarantor’s accounts (both management and those required by law) which I have made or caused to be made, the Company:
(a)is not "insolvent" (as such term is defined in § 101(32)(A) of the United States Bankruptcy Code, Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq., or any successor thereto;
(b)is able to pay its debts as they come due;
(c)does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it is about to engage;
(d)neither intends to incur, nor believes that it has incurred, debts beyond its ability to pay as such debts mature; and
(e)is not the subject of any insolvency proceedings under the US Bankruptcy Code.
This Solvency Certificate is governed by the laws of the State of Delaware.

Yours faithfully,

TD SYNNEX CORPORATION
By: ________________________
Name: ……………………………
Title: ……………………………..

Appendix 6 - Solvency Certificate for the Junior Notes Subscriber/Programme Servicer

[[•] LETTERHEAD]
BNP PARIBAS S.A., DUBLIN BRANCH (Master Purchaser)
[*****]

CSC TRUSTEES LIMITED (Security Trustee)
[*****]

Copy to:

BNP PARIBAS (Senior Notes Subscriber)
[*****]

Attention:    [•]
Tel:            [•]
Email:            [•]

BANCO SANTANDER S.A. (Senior Notes Subscriber)
[•]

Attention:    [•]
Tel:            [•]
Email:            [•]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK (Senior Notes Subscriber)
[•]

Attention:    [•]
Tel:            [•]
Email:            [•]

[place], [date]
[Delivered by hand/By mail and by fax or email]

Dear Sir,
Re: TD SYNNEX Group Securitisation Programme
This Solvency Certificate is being delivered to BNP PARIBAS S.A., DUBLIN BRANCH (the "Master Purchaser") and to CSC Trustees Limited (the "Security Trustee") pursuant to the provisions of the

Master Transfer and Servicing Agreement dated [•], as amended and supplemented from time to time (the "Agreement") entered into between, inter alios, the Master Purchaser and TD SYNNEX UK ACQUISITION LIMITED as Junior Notes Subscriber and as Programme Servicer (the "Company").
Capitalised terms and expressions used in this certificate shall have the same meaning as ascribed to such terms and expressions in the Agreement.
I, [name of the director or authorised signatory of the director of the Junior Notes Subscriber and the Programme Servicer], acting as [title] of the Company, as of the date of this certificate and to the best of my knowledge and belief, based on the information collected further to appropriate searches and investigations of the [•]'s books and records and other information and having made all due enquiries and having duly considered the provisions of Sections 123 and 238 to 241 (inclusive) and 423 of the Insolvency Act 1986 (the "Insolvency Act"), hereby:
1.    certify to the Master Purchaser and the Security Trustee that:
(a)the Company:
(i)is not unable and has not admitted an inability to pay its debts as they fall due within the meaning of Section 123(1) of the Insolvency Act;
(ii)has not stopped or suspended making payment or threatened to stop or suspend payment of its debts, or
(iii)has not commenced negotiations with one or more of its creditors (excluding any Transaction Party in its capacity as such) with a view to rescheduling any of its indebtedness by reason of actual or anticipated financial difficulties;
(b)the value of its assets is not less than its liabilities (taking into account actual, contingent and prospective liabilities);
(c)no moratorium has been declared in respect of its indebtedness;
(d)no corporate action, legal proceedings or other procedure or step has been taken by any person (including, without limitation, the Company, its directors or any creditors of the Company), and no legal proceedings are threatened or are pending, in relation to:
(i)the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of the Company;
(ii)a composition, compromise, assignment or arrangement with any creditor of the Company;
(iii)the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of Companyor any of its assets; or
(iv)enforcement of any Security over any assets of the Company, or any analogous procedure or step is taken in any jurisdiction;
(e)to the best of my knowledge:

(i)no notice of intention to appoint an administrator of the Company has been given under paragraph 26 of Schedule B1 to the Insolvency Act nor has a copy of any such notice been filed with the court under paragraph 27 of Schedule B1 to the Insolvency Act;
(ii)no notice of appointment of an administrator of the Company has been filed under paragraphs 18 or 29 of Schedule B1 to the Insolvency Act;
(iii)no application for an administration order in relation to the Company has been made;
(iv)no administrator has been appointed or sought to be appointed in respect of the Company and none of the insolvency procedures referred to in this paragraph have been threatened against the Company; and
(v)no steps have been taken by the Company with a view of obtaining a moratorium in respect of any indebtedness of the Company or for the purpose of proposing a company voluntary arrangement, and no event equivalent to any of the foregoing has occurred in or under the laws of any jurisdiction; and
2.    repeat, as far as the Company is concerned, the representations and warranties referred to in Clause 24.1 of the Agreement with reference to the facts and circumstances existing on the date hereof.
This Solvency Certificate is governed by English law.
Yours faithfully,
[[•]]

By: ________________________
Name: ……………………………
Title: ……………………………..

SCHEDULE 5
FORM OF SUBSTITUTION NOTICE
[MASTER PURCHASER LETTERHEAD]
Attention:
[THE PROGRAMME SERVICER ON SUCH DATE]
[ALL OF THE SELLERS ON SUCH DATE]
and
[ALL OF THE OTHER TD SYNNEX PARTIES ON SUCH DATE]

Copy to:

BNP PARIBAS (Senior Notes Subscriber)
16 boulevard des Italiens
75009 Paris

Attention:    [•]
Tel:            [•]
Email:            [•]

BANCO SANTANDER S.A. (Senior Notes Subscriber)
[•]

Attention:    [•]
Tel:            [•]
Email:            [•]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK (Senior Notes Subscriber)
[•]

Attention:    [•]
Tel:            [•]
Email:            [•]

[place], on [date]]
BACK-UP SERVICER
[in Spain, France, or Germany (as applicable)]
Attention:    [=]
Facsimile:    [=]
[place], [date]
[Delivered by hand / By mail / By fax / By email]

Dear Sirs,
Re: Substitution Notice
We refer to the Master Transfer and Servicing Agreement dated [•], as amended and supplemented from time to time, entered into between, inter alios, the Master Purchaser, [the Senior Notes Subscribers,] the Programme Servicer and the Sellers (the "Agreement").
The terms used in this letter shall have the meaning given to them in the Agreement.
Pursuant to the provisions of the Agreement, we, as Master Purchaser, acting with respect to [name of each Seller], hereby:
1.notify you that:
the following Early Amortisation Event has occurred and is subsisting on the date hereof:
[description of Early Amortisation Event(s)]
the Reloading Period Termination Date has occurred on [=]; and/or
2.revoke, with immediate effect, the Servicing Mandates of:
[●]1; and
3.request you to deliver any and all originals of the Records relating to the relevant Transferred Receivables to [entity to be completed].
Yours sincerely,
BNP PARIBAS S.A., DUBLIN BRANCH
as Master Purchaser

By: _________________________
………………………………………

1 At the option of the Security Trustee or any Senior Notes Subscriber in respect only of the occurrence of an Early Amortisation Event referred to in clause 26 of the Master Transfer and Servicing Agreement (other than the ones referred to in Clause 26(t) (Calculations), Clause 26(x) (STS Eligible Receivables Balance), Clause 26(y) (Failure to generate STS Eligible Receivables) and Clause 26(z) (Termination of Final Purchaser’s Purchase Commitment)).

SCHEDULE 6
FORM OF STOP PURCHASE NOTICE
[MASTER PURCHASER LETTERHEAD]

[INDICATION OF RELEVANT TD SYNNEX PARTY OR PARTIES]
[address to be completed]
Attention:    [to be completed]
Facsimile:    [to be completed]
Copy to:

BNP PARIBAS (Senior Notes Subscriber)
16 boulevard des Italiens
75009 Paris

Attention:    [•]
Tel:            [•]
Email:            [•]

BANCO SANTANDER S.A. (Senior Notes Subscriber)
[•]

Attention:    [•]
Tel:            [•]
Email:            [•]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK (Senior Notes Subscriber)
[•]

Attention:    [•]
Tel:            [•]
Email:            [•]

[place], on [date]]
[Delivered by hand/By mail and by fax]
Dear Sirs,
Re: Notification of a Stop Purchase Event
We refer to the Master Transfer and Servicing Agreement dated [•], as amended and supplemented from time to time (the "Agreement") entered into between, inter alios, the Master Purchaser, [the Senior Notes Subscribers,] the Programme Servicer and [Name of relevant TD SYNNEX Party or Parties].
Capitalised terms and expressions used in this certificate shall have the same meaning as ascribed to such terms and expressions in the Agreement.

Pursuant to the provisions of the Agreement, we, as Master Purchaser, hereby notify you that the following Stop Purchase Event has occurred and shall have the consequences attached to such event pursuant to the relevant provisions of the Agreement:
[description of the event]
Yours sincerely,
BNP PARIBAS S.A., DUBLIN BRANCH
as Master Purchaser

By: _________________________
………………………………...….….

SCHEDULE 7
FORM OF BELGIAN NOTICE OF TRANSFER
[LETTERHEAD OF THE BELGIAN SERVICER OR THE MASTER PURCHASER2]
[Name of the Debtor]
[Address of the Debtor]
Attention: []

[Date]
[Registered letter with acknowledgement of receipt]
Dear Sirs,
In accordance with articles 5.174 et seq. of the Belgian Civil Code and pursuant to the terms of a Master Receivables Transfer and Servicing Agreement dated [●] 2026 (as amended or supplemented from time to time) (the "Agreement"), TD SYNNEX Belgium BV has assigned to [●] (in its capacity as the [●]) the receivable(s) identified hereafter and for which you are the debtor (the "Receivables"):
[references in relation to the identification of the relevant Transferred Receivable(s) arising from [insert date] to [insert date]].
Notwithstanding any provisions under the terms and conditions of the contract(s) which govern the Receivables to which you are a party, we would request you not to make any further payment, on and from your receipt of this notice, under the Receivables which you owe to TD SYNNEX Belgium BV.
Instead, you should make any future payment to the order of [●] and addressed to [●] by direct debit, to account no. [●] held at [name and address of bank and bank branch code].

Yours faithfully,

[Relevant entity]

By: ________________________

Name: ……………………………
2 or any other entity appointed by the same

SCHEDULE 8
FORM OF FRENCH NOTICE OF TRANSFER
[papier en-tête TD SYNNEX FRANCE ou BNP PARIBAS DUBLIN BRANCH3]
[Nom ou dénomination sociale du débiteur cédé]
[adresse du débiteur cédé]
A l'attention de MM. [=] et [=]
Paris, le [=]

[Lettre recommandée avec accusé de réception]
Messieurs,
Dans les conditions prévues par les articles L. 313-23 à L. 313-34 du code monétaire et financier, TD SYNNEX France SAS [nous] a cédé [à [•]] les créances ci-après désignées dont vous êtes débiteur envers elle :
[mentions relatives à la désignation des créances cédées].
Conformément aux dispositions de l'article L. 313-28 du code monétaire et financier, nous vous demandons de cesser, à compter de la présente notification, tout paiement au titre de cette (ces) créance(s) à TD SYNNEX France SAS.
En conséquence, le règlement de votre dette devra être effectué par [chèque, traite, billet, etc.] établi à l'ordre de [=] et adressé à [=] ou par virement au crédit du compte n° [=] chez [=].
Veuillez croire, Messieurs, à l'expression de nos sentiments distingués.

[Relevant entity]

Par: ____________________
Nom:

3 or any other entity appointed by the same

SCHEDULE 9
FORM OF GERMAN NOTICE OF TRANSFER

[LETTERHEAD German Seller (or Master Purchaser4])]
[Notification to be either in the English or the German language]

[Place and Date]
[Third Party Debtor]
[Street]
[ZIP Code] [Place]
[Country]

Dear Sirs	Sehr geehrte Damen und Herren,
Notification of Assignment of Receivables	Anzeige der Forderungsabtretung
We hereby notify you that the trade receivables originally held by TD SYNNEX Germany GmbH & Co. OHG against you have been assigned to [•].	Hiermit zeigen wir Ihnen an, dass die Forderungen ursprünglich bestehend zu gunsten von TD SYNNEX Germany GmbH & Co. OHG gegen Sie aus Lieferung und Leistung an die [•] abgetreten wurden.
Please effect future payments to the following bank account or any other account as directed by [•]:	Bitte nehmen Sie alle zukünftigen Zahlungen auf das nachfolgende Konto oder ein anderes von [•] bestimmtes Konto vor:
Account Holder/Kontoinhaber: Account Number/Kontonummer: Account Bank/Kreditinstitut: Sort Code/Bankleitzahl:	[•] [•] [•] [•]
4 or any other entity appointed by the same

Please note, that after receipt of this notice payments to TD SYNNEX Germany GmbH & Co. OHG will not have a discharging effect in relation to the assigned trade receivables.	Bitte nehmen Sie zur Kenntnis, dass Zahlungen an TD SYNNEX Germany GmbH & Co. OHG nach Erhalt dieser Mitteilung keine Erfüllungswirkung hinsichtlich der abgetretenen Forderungen haben.
Please acknowledge receipt of this notification by countersigning the enclosed copy and return your confirmation to us with the copy to [•] under the following address:	Bitte bestätigen Sie den Erhalt dieser Anzeige und übersenden Sie uns Ihre Bestätigung mit der Kopie an die [•] unter der folgenden Adresse:
[insert address]
This notice is governed and shall be construed in accordance with the laws of the Federal Republic of Germany.	Diese Anzeige unterliegt dem Recht der Bundesrepublik Deutschland.

Yours faithfully	Mit freundlichen Grüßen
________________________________ [relevant entity] Name: Title:

Acknowledged and approved:	Anerkannt und genehmigt:
________________________________ Signature Third Party Debtor/Unterschrift Drittschuldner Name: Title:

SCHEDULE 10
FORM OF SPANISH NOTICE OF TRANSFER

[LETTERHEAD of the Spanish Seller (or of the Master Purchaser5)]

[Name or corporate name of the Debtor]
[address of the Debtor]
Attn.

[Date]

[Registered letter with acknowledgement of receipt /BUROFAX]

Dear Sirs,

In accordance with the Master Transfer and Servicing Agreement dated [=] 2026 and the Spanish Transfer Deed executed on [●] (the "Agreement"), TD SYNNEX Spain SLU has assigned to [•] the relevant receivable(s) identified hereafter and for which you are the debtor (the "Receivables"):

[references in relation to the identification of the relevant Transferred Receivable(s) arising from [insert date] to [insert date]].
We hereby request you not to make any further payment, as of the date of the present notification, under the Receivables which you owe to TD SYNNEX Spain SLU.

As referred to above, you are hereby instructed to make any future payment to the order of [•] and addressed to [●] or by direct debit, to account no. [●] held at [name and address of bank and bank branch code] (or to any other account number that [•] may notify you from time to time).

Yours sincerely,

[Relevant entity]

By: ____________________
Name:

5 or any other entity appointed by the same

SCHEDULE 11
MASTER PURCHASER RETRANSFER MODE

Appendix 1 – Belgian Master Purchaser Retransfer Mode
Exhibit A - Transfer of Receivables Principles
The Receivables identified in each Belgian reverse transfer deed (substantially in the form set out below) and in the Monthly Calculation Agent Report in the tab called “Repurchased” in respect of the Belgian Seller delivered by the Calculation Agent shall be transferred to the Belgian Seller in accordance with the provisions of articles 5.174 seq. of the Belgian Civil Code (Code civil belge/Belgisch burgerlijk wetboek) and shall not constitute an endorsement of invoices in accordance with the Law of 25 October 1919.
The re-transfer of each such Receivable to the Belgian Seller shall entail the simultaneous re-transfer of the ancillary rights to such Receivable.

Exhibit B - Belgian reverse transfer deed

ACTE DE CESSION DE CREANCES PROFESSIONNELLES
La présente cession de créances est soumise aux dispositions des Articles 5.174 et suivants du Code Civil
Les termes en majuscules et en français utilisés dans le présent acte ont la signification qui est attribuée, dans le contrat-cadre de cession et de recouvrement (master transfer and servicing agreement) en date du [●] tel que modifié de temps à autre (le "Contrat-Cadre de Cession et de Gestion"), à leur traduction en anglais figurant en majuscules et en italiques dans le présent acte, à moins qu'ils ne soient définis autrement dans le présent acte.
AUX TERMES DU PRESENT ACTE :

LE CEDANT:
BNP PARIBAS S.A., DUBLIN BRANCH, la succursale irlandaise de BNP Paribas S.A., situé Termini, 3 Arkle Road, Sandyford Business Park, Dublin 18, D18 C9c5, Ireland, Irlande et enregistrée au registre externe (external register) du Companies Registration Office irlandais sous le numéro 903258,
(le "Cédant")

CEDE, en date du [Transfer Date], sans garantie ni recours quelconques autres que ceux visés dans le Contrat-Cadre de Cession et de Gestion

AU CESSIONNAIRE:
TD SYNNEX Belgium BV, société à responsabilite limitée, inscrite à la Banque-Carrefour des Entreprises [●] sous le numéro 0438.282.424, dont le siège social est situé Tragel 47, 9300 Aalst, Belgique,
(le "Cessionnaire")

LES CREANCES SUIVANTES : les créances identifiées en annexe au présent acte (les "Créances Cédées").
Montant total en euros du montant nominal des créances objets de la présente cession: [].

La cession des Créances Cédées intervient sans autre garantie du Cédant que celles de l'existence des Créances Cédées et, à la meilleure connaissance du Cessionnaire de l'absence d'obstacle en droit à leur transfert au Cédant.

DISPOSITIONS GENERALES:
Le présent acte sera régi et interprété conformément au droit belge.

Tout différend relatif au présent acte y compris tout litige concernant l'existence, la validité ou la résiliation du présent acte sera de la compétence exclusive du tribunal de l’entreprise de Bruxelles.
Le présent acte est établi en un seul exemplaire original certifié par le Cédant et remis au Cessionnaire.

SIGNATURE DU CEDANT:	DATE DE REMISE DE L'ACTE DE CESSION DE CREANCES:
Par :	Apposée par :
Nom :	Nom :
Agissant au nom de [●] en qualité de Cessionnaire
Signé par :
Nom :
Agissant au nom de [●] en qualité de Cessionnaire

Appendix 2 - French Master Purchaser Retransfer Mode
Exhibit A - Transfer of Receivables Principles
The Receivables identified in each French reverse transfer deed (substantially in the form set out below) and in the Monthly Calculation Agent Report in the tab called “Repurchased” in respect of the French Seller delivered by the Calculation Agent to the French Seller shall be transferred to the French Seller by way of assignment in accordance with the provisions of articles 1321 et seq. of the French Code Civil.
The re-transfer of each such Receivable to the French Seller shall entail the simultaneous re-transfer of the ancillary rights to such Receivable.

Exhibit B - French reverse transfer deed
ACTE DE CESSION DE CREANCES
ENTRE
1.    TD SYNNEX FRANCE SAS, société par actions simplifiée de droit français dont le siège social est 5 avenue de l'Europe, 77600 Bussy-Saint-Georges, France, immatriculée au Registre du Commerce et des Sociétés de Meaux, sous le numéro 722 065 638, dûment habilité à l'effet des présentes, ci-après "TD SYNNEX", et
2.    BNP PARIBAS S.A., DUBLIN BRANCH, la succursale irlandaise de BNP Paribas, dont le siège est situé Termini, 3 Arkle Road, Sandyford Business Park, Dublin 18, D18 C9c5, Ireland, Irlande et enregistrée au registre externe (external register) du Companies Registration Office irlandais sous le numéro 903258, dûment autorisée pour les besoins des présentes et ci après "BNP PARIBAS S.A., DUBLIN BRANCH"
Conformément aux stipulations applicables de la convention cadre de cession et de gestion de créances (Master Transfer and Servicing Agreement) conclue le [•] notamment entre les parties au présent acte, (ci-après la "Convention"), BNP PARIBAS S.A., DUBLIN BRANCH cède, par les présentes, à TD SYNNEX, qui l'accepte, les droits et obligations dont il est titulaire au titre des créances identifiées en annexe au présent acte (les "Créances Cédées").
Les termes utilisés dans cet acte en anglais et commençant par une majuscule auront la même signification que celle qui leur est donnée dans la Convention.
Les parties au présent acte conviennent expressément que, nonobstant la date du présent acte, la cession des Créances Cédées identifiées au présent acte prendra rétroactivement effet entre les parties à la date du [=] (la "Date de Cession").
Le prix de cession pour les Créances Cédées est fixé à: € [=].
La cession des Créances Cédées intervient sans autre garantie de BNP PARIBAS S.A., DUBLIN BRANCH que celles de l'existence des Créances Cédées et, à la meilleure connaissance de BNP PARIBAS S.A., DUBLIN BRANCH, de l'absence d'obstacle en droit à leur transfert à TD SYNNEX.
Le présent acte est soumis pour toute question relative à sa conclusion, son interprétation et son exécution à la loi française.
Tout litige relatif à la conclusion, l’interprétation et l’exécution du présent acte sera de la compétence exclusive du Tribunal des Activités Économiques de Paris.
Fait à [=],
Le [=],
En deux exemplaires originaux
BNP PARIBAS S.A., DUBLIN BRANCH
Par: ____________________
Nom:

Titre :
TD SYNNEX FRANCE SAS
Par: ____________________
Nom:

Annexe
[procédés informatiques concernés à compléter]

Appendix 3 - German Master Purchaser Retransfer Mode
Exhibit A - Transfer of Receivables Principles
Any assignment by the Master Purchaser of Receivables originated by the German Seller shall be carried out in accordance with applicable German law. The transfer shall occur upon execution and delivery by the Master Purchaser of the corresponding German reverse transfer document.
Each transfer by the Master Purchaser of Receivables originated by the German Seller shall be governed by German law, especially by sections 398 seq. of the German Civil Code (Bürgerliches Gesetzbuch).
The German law governed Receivables and all of the Master Purchaser’s title to, and rights and interest in, said Receivables, together with the related ancillary rights, shall thereupon be transferred upon the date of acceptance (such as, for example, by payment of the purchase price in cash or by set-off) by the German Seller of the relevant offer to sell and assign such Receivables made by the Master Purchaser pursuant to the delivery of a German reverse transfer deed by the Master Purchaser to the German Seller, a form of which is appended hereto as Exhibit B to Appendix 3 of Schedule 11.
The transfer back of such Receivables by the Master Purchaser to the German Seller shall be:
(a)valid between the Master Purchaser and the German Seller;
(b)enforceable (durchsetzbar) against third parties, including any creditor of the German Seller and the insolvency receiver (Insolvenzverwalter); and
(c)enforceable (durchsetzbar) against the corresponding Debtors, in accordance with sections 398 et seq. of the German Civil Code (Bürgerliches Gesetzbuch).
The re-transfer by the Master Purchaser to the German Seller of each Receivable originated by the German Seller shall entail the simultaneous transfer of all existing or future security interests, guarantees and the other rights ancillary to such Receivable whenever such security interests, guarantees and rights are by the operation of law and without formality transferable together with the transfer of each such Receivable under any applicable laws. To the extent the transfer does not already occur by operation of law all security interests, collateral and any ancillary rights pertaining to such Receivable, as well as all rights resulting from the underlying agreements including the Master Purchaser's rights to demand repossession (Herausgabe) against the direct possessor shall be assigned and transferred back to the German Seller.

Exhibit B - German reverse transfer deed

An:    [German Seller]
Von:    BNP PARIBAS S.A., DUBLIN BRANCH, die irische Niederlassung der BNP Paribas mit Geschäftssitz in Termini, 3 Arkle Road, Sandyford Business Park, Dublin 18, D18 C9c5, Ireland und eingetragen im irischen Gesellschaftsregister (external register of the Irish Companies Registration Office) unter der Nummer 903258
Datum:     [l]

Sehr geehrte Damen und Herren,
1.Wir nehmen Bezug auf den Rahmenforderungskaufvertrag in englischer Sprache (Master Transfer and Servicing Vertrag) vom 31 März 2014 in der jeweils gültigen Fassung, (der "Rahmenforderungskaufvertrag") und den Definitionenvertrag in englischer Sprache vom selben Datum (Master Definitions Agreement) (der "Definitionenvertrag") zwischen, unter anderem, [German Seller] und BNP PARIBAS S.A., DUBLIN BRANCH.
2.Begriffe, die im Rahmenforderungskaufvertrag oder im Definitionenvertrag definiert sind, haben in diesem Angebot sowie in den Anhängen hierzu dieselbe Bedeutung, sofern sie kursiv den entsprechenden deutschen Begriffen beigefügt sind.
3.Wir bieten Ihnen hiermit an, die in der diesem Schreiben beiliegenden Liste oder Datei aufgeführten Forderungen jeweils einschließlich aller dazugehörigen Sicherheiten und Nebenrechte (Related Rights), an Sie zu einem Preis von EUR [__] zurück zu verkaufen und abzutreten.
4.Für den Fall, dass wir mittelbaren Besitz oder einen Herausgabeanspruch in Bezug auf eine dazugehörige Sicherheit (Related Right) haben, treten wir Ihnen hiermit unseren Herausgabeanspruch gegen den jeweiligen unmittelbaren Besitzer ab. Soweit es die jeweilige Rechtsordnung zulässt, gilt dies sinngemäß für zugehörige Sicherheiten (Related Rights), welche dem Recht einer anderen Rechtsordnung unterliegen.
5.Die beiliegende Liste oder Datei ist wesentlicher Bestandteil dieses Angebots.

Dieses Angebot stellt ein unwiderrufliches, verbindliches Angebot unsererseits dar, die in diesem Angebot aufgeführten Forderungen und dazugehörigen Sicherheiten (Related Rights) nach Maßgabe des Rahmenforderungskaufvertrages an Sie abzutreten. Die Abtretung wird erst durch Annahme dieses Angebots durch Sie wirksam. Die Annahme kann auch schlüssig durch Kaufpreiszahlung oder Verrechnung erfolgen.

Dieses Angebot unterliegt dem deutschen Recht.

Mit freundlichen Grüßen

______________________
BNP PARIBAS S.A., DUBLIN BRANCH

German reverse transfer deed

English translation for information purposes only

To:    [German Seller]
From:    BNP PARIBAS S.A., DUBLIN BRANCH, the Irish branch of BNP Paribas whose office is at Termini, 3 Arkle Road, Sandyford Business Park, Dublin 18, D18 C9c5, Ireland and which is registered on the external register of the Irish Companies Registration Office with number 903258
Date:    [l]

Dear Sir or Madam,
1.We refer to the Master Transfer and Servicing Agreement in the English language dated [•] (the "Master Transfer and Servicing Agreement"), and to the Master Definition Agreement in the English language of even date (the "Master Definition Agreement") (each as may be amended from time to time) between, inter alios, [German Seller] and BNP PARIBAS S.A., DUBLIN BRANCH.
2.Terms which are defined in the Master Transfer and Servicing Agreement or in the Master Definition Agreement shall have the same meaning in this offer and in the Schedules hereto if they are added in italics to the corresponding German terms.
3.We hereby offer to you, to resell and assign to you the receivables attached to this document as a file or catalogue, in each case including all Related Rights at a price of EUR [●].
4.To the extent we have indirect possession (mittelbarer Besitz) or any other claim for return (Herausgabeanspruch) in relation to such Related Right, we herewith assign to you all claims for return (Abtretung des Herausgabeanspruchs) against the relevant person who is in actual possession of such Related Right. Insofar as applicable law allows, this shall apply mutatis mutandis to Related Rights governed by the law of any other jurisdiction.
5.The attached file or catalogue forms an essential part of this offer.

This offer represents an irrevocable binding offer from us to assign to you the receivables specified in this offer and Related Rights in accordance with the Master Transfer and Servicing Agreement. The assignment will only become effective through acceptance of this offer by you. Acceptance may also take place conclusively through payment of the purchase price or set-off.

This offer is governed by German law.

Yours sincerely,
_______________________
BNP PARIBAS S.A., DUBLIN BRANCH

Appendix 4 - Spanish Master Purchaser Retransfer Mode
Exhibit A - Transfer of Receivables Principles
The Receivables identified in each Spanish Reverse Transfer Deed and in the Monthly Calculation Agent Report in the tab called “Repurchased” in respect of the Spanish Seller delivered by the Calculation Agent subject to and in accordance with the Calculation Services Agreement to the Spanish Seller shall be re-transferred to the Spanish Seller by way of the execution of a re-transfer deed which constitutes an irrevocable and unconditional transfer of title and full ownership of all Receivables.
The re-transfer of each Receivable shall entail the simultaneous transfer of all existing or future security interests, guarantees and the other rights ancillary to such Receivable whenever such security interests, guarantees and rights are by the operation of law and without formality transferable together with the transfer of each such Receivable under any applicable laws, such as, without limitation, (a) all rights, but not any obligations, under all underlying contracts with respect to such Receivable (including for the avoidance of doubt any rights to retain title or security over goods or products delivered), (b) the security deposits and property subject to security interests, and the guarantees, letters of credit, banker's acceptances, letter-of-credit rights, supporting obligations and other agreements or arrangements of whatever character where such asset supports or secures payment of such Receivable, (c) all insurance policies, and all claims thereunder, related to such Receivable, and (d) all other claims and proceeds related to the Receivable.
It is the intention of the parties hereto that each Receivable retransferred pursuant to this Agreement shall be treated as a purchase by the original Spanish Seller and a sale by the Master Purchaser of such Receivables, which sales are absolute and irrevocable (cesión plena) and provide the original Spanish Seller with the full benefits of ownership of such Receivables.
For the avoidance of doubt, the Master Purchaser, as seller of such Receivables, will not be responsible in any case for the solvency of the Debtor, in accordance with article 348 of the Spanish Commercial Code and article 1,529 of the Spanish Civil Code.
Exhibit B - Spanish reverse transfer deed
[Place] [Date]
Appearing before the Spanish Notary of [city], Mr./Ms. [name of the Notary]
Mr. / Ms. [●], of legal age, of [●] nationality, [marital status], with address at [●], holder of National Identity Card / Passport number [●], in force; and
Mr. / Ms. [●], of legal age, of [●] nationality, [marital status], with address at [●], holder of National Identity Card / Passport number [●], in force.
ACTING:
Mr. / Ms. [●], for and on behalf of the company of Spanish nationality named [●], with registered address at [●], incorporated for an indefinite period in a public deed granted before the Notary of [●], Mr. / Ms. [●], on [date], under protocol number [●] (hereinafter, the "Purchaser").
Said company is registered in the Companies Registry of this province, in Volume [●], Book [●], Section [●], Sheet [●], Page number [●], [●] entry.

This company's Tax Identification Number is [●].
Mr. / Ms. [●] is empowered for this act by virtue of the power of attorney conferred on him/ her by Purchaser through the public deed granted before the Notary of [●], Mr. / Ms. [●], dated [●], under protocol number [●].
Mr. / Ms. [●], for and on behalf of BNP PARIBAS S.A., DUBLIN BRANCH, the Irish branch of BNP Paribas, whose office is at Termini, 3 Arkle Road, Sandyford Business Park, Dublin 18, D18 C9c5, Ireland and which is registered on the external register of the Irish Companies Registration Office with number 903258, and with Irish tax identification number IE6517103S (the "Seller").
Mr. / Ms. [●] is empowered for this act by virtue of a power of attorney duly notarised and apostilled, granted before the Notary Public of [●] Mr. / Ms. [●], dated [●].
Seller and Purchaser shall hereinafter be referred to jointly as the "Parties".
THEY WITNESSETH
I.    That the parties entered into a contract named Master Transfer and Servicing Agreement dated as of [=] as amended or supplemented from time to time (hereinafter referred to as the "Agreement"), which was notarised in Spain by means of a public deed granted before the Notary of [=], Mr./ Ms.[=], dated [=], under protocol number [●].
II.    That pursuant to that Agreement, which will serve as a framework agreement, [to include name of original Seller] agreed to sell to BNP PARIBAS S.A., DUBLIN BRANCH certain Receivables and the credit rights arising therefrom (the "Purchased Receivables"). Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Agreement.
III.    That [to include name of original Seller] sold to BNP PARIBAS S.A., DUBLIN BRANCH the following Purchased Receivables:
[to identify Existing and Future Receivables sold, setting out the dates of the relevant Transfer Deeds]
IV.    The Lists of Purchased Receivables mentioned in paragraph III above are attached hereto as annex [●].
V.    That pursuant to the terms of the Agreement, the Parties wish to have the Purchased Receivables re-transferred to the original seller.
This being set forth, the Parties, in accordance with the provisions of the Agreement, have agreed to execute this agreement of formalization of assignment of receivables according to the following,
CLAUSES
ONE. PURCHASED RECEIVABLES AND PAYMENT OF REPURCHASE PRICE
The Purchased Receivables which form the subject of the present agreement are the following:
[to identify Existing and Future Receivables sold, setting out the dates of the relevant Transfer Deeds]

The aggregate nominal amount of the Receivables which are re-transferred by the present Retransfer Deed is: EUR [●]. Payment of the Repurchase Price shall be carried out in accordance with the Agreement.
TWO. ASSIGNMENT OF RECEIVABLES
In accordance with the provisions of the Agreement, BNP PARIBAS S.A., DUBLIN BRANCH hereby declares that on the date hereof, BNP PARIBAS S.A., DUBLIN BRANCH sells the Purchased Receivables to the Seller, who acquires them, together with all rights, actions and privileges that BNP PARIBAS S.A., DUBLIN BRANCH holds by virtue of the Purchased Receivables with respect to the debtors of such Receivables. For the purposes of Article 1,526 of the Spanish Civil Code, the Parties hereby execute this notarial deed through which the aforementioned transfer of Purchased Receivables is notarised.
For the avoidance of doubt, BNP PARIBAS S.A., DUBLIN BRANCH will not be responsible in any case for the solvency of the Debtor, in accordance with article 348 of the Spanish Commercial Code and article 1529 of the Spanish Civil Code.
BNP PARIBAS S.A., DUBLIN BRANCH delivers to the Seller [to identify any relevant IT list], and the Seller accepts such delivery. The appearing persons deliver to me, the Notary, a copy of [to identify any relevant IT list], which I attach to the original document of this public deed, considering its whole content to be herein reproduced, and which identify the Purchased Receivables.
Title to Receivables shall pass in respect of each Receivable which is an Existing Receivable, on the date hereof upon execution of this transfer deed; and in respect of each Receivable which is a Future Receivable at the date of this transfer deed, automatically as at the date on which such Receivable comes into existence as per the terms of the Agreement.
BNP PARIBAS S.A., DUBLIN BRANCH as seller expressly acknowledges that all the rights, title and other rights of it as seller relating to the Receivables, are transferred to the Seller pursuant to the Agreement and subject to the terms and conditions agreed there under, and such transfer is formalised by means of this transfer deed. The Seller thus has acquired full legal title and ownership in all rights, title and other rights of BNP PARIBAS S.A., DUBLIN BRANCH as seller relating to the Receivables specified above, by virtue of the Agreement and as further described hereinThis document will be deemed an integral part of the Agreement, the terms of which will, therefore, be fully applicable to the assignment of Receivables to which it refers.
This Spanish Reverse Transfer Deed shall be governed by Spanish common law (derecho común).
[customary Notarial wording]

SCHEDULE 12
ACCESSION LETTER

BNP PARIBAS S.A., DUBLIN BRANCH
[*****]

BNP Paribas
[*****]

Attention:    [•]
Tel:            [•]

Email:            [•]

Dated [=]

Dear Madam, Dear Sir,
1.We refer to:
(a)the master transfer and servicing agreement dated [•] (as amended from time to time) between, amongst others, BNP PARIBAS S.A., DUBLIN BRANCH, BNP Paribas, and certain of its subsidiaries identified as Sellers and Servicers (the "Master Transfer and Servicing Agreement") ; and
(b)the master definitions and common terms agreement dated [•] (as amended from time to time) and entered into between, inter alios, the parties to the Master Transfer and Servicing Agreement (the "Master Definitions and Common Terms Agreement").
2.Capitalised terms and expressions used in this notice shall have the meaning ascribed to them in the Master Definitions and Common Terms Agreement.
3.This is an Accession Letter as set out in clause 32 (Accession of Affiliates of the Parent Company as Sellers and Servicers) of the Master Transfer and Servicing Agreement.
4.We hereby confirm our intention to accede to the Securitisation Programme as Seller and Servicer in accordance with clause 32 of the Master Transfer and Servicing Agreement, and confirm that we shall be bound by the obligations of, and have the rights of, a "Seller" and a "Servicer" and a "Risk Retention Holder" under the Master Transfer and Servicing Agreement and the Master Definitions and Common Terms Agreement.
5.This Accession Letter may be executed and delivered in any number of counterparts, each of which is an original and which together have the same effect as if each party had signed the same document.
6.This Accession Letter, and any non-contractual obligations arising out of or in connection with it, is governed by English law. Any dispute as to the validity, interpretation, performance or any other matter arising out of this Agreement shall be subject to the exclusive jurisdiction of the competent courts of England.
For and on behalf of:
[Additional Seller]

………………………………..
Name:
Title:

For and on behalf of:
[•]

………………………………..
Name:
Title:

………………………………..
Name:
Title:

For and on behalf of:
BNP PARIBAS S.A., DUBLIN BRANCH

………………………………..
Name:
Title:

For and on behalf of:
BNP PARIBAS

………………………………..
Name:
Title:

SCHEDULE 13
MASTER PURCHASER POWER OF ATTORNEY
THIS POWER OF ATTORNEY is made on [•] by:
(1)BNP PARIBAS S.A., DUBLIN BRANCH, the Irish branch of BNP Paribas, whose office is at Termini, 3 Arkle Road, Sandyford Business Park, Dublin 18, D18 C9c5, Ireland and which is registered on the external register of the Irish Companies Registration Office with number 903258 (the "Principal" or the “Master Purchaser”)
in favour of
(2)TD SYNNEX FRANCE SAS, a French simplified joint stock company (société par actions simplifiée) with its registered office at 5 avenue de l'Europe, 77600 Bussy-Saint-Georges, France, registered with the Meaux Trade and Companies Register under number 722 065 638 (the "Attorney" or the “French Seller”).
WHEREAS:
(A)Capitalised terms in this Power of Attorney shall, except where the context otherwise requires or where otherwise defined in this Power of Attorney, bear the meanings ascribed to them in the Master Definitions and Common Terms Agreement (the "Master Definitions and Common Terms Agreement") executed by, among others, the parties hereto on or about [•] 2026 (as the same may be amended, varied or supplemented from time to time with the consent of the parties thereto unless, in relation to any such amendment, variation or supplement, such persons expressly state in writing that such amendment, variation or supplement is not to apply hereto) and this Power of Attorney shall be construed in accordance with the principles of construction set out therein.
(A)In addition, the Common Terms are expressly and specifically incorporated into this Power of Attorney (as so amended, varied or supplemented) provided that references in those clauses and other provisions of the Master Definitions and Common Terms Agreement incorporated by reference in this Power of Attorney to "this Agreement" shall mean this Power of Attorney and not the Master Definitions and Common Terms Agreement.
NOW THIS POWER OF ATTORNEY WITNESSETH:
(1)The Principal hereby appoints the Attorney to be its true and lawful attorney for it and in its name to, prior to the termination of the Servicing Mandate of the Principal, solely if required in order to present a French Seller Negotiable Instrument for payment, if the French Seller has already endorsed such French Seller Negotiable Instrument to the Master Purchaser, the French Seller may in the name of the Master Purchaser endorse such French Seller Negotiable Instrument back to the French Seller.
(2)In favour of the Attorney, or any person dealing with it and the successors and assigns of such a person, all acts done and documents executed or signed by the Attorney in the purported exercise of any power conferred by this Power of Attorney shall for all purposes be valid and binding on the Principal and its successors and assigns.
(3)The Principal hereby agrees at all times hereafter to ratify and confirm any act, matter or deed whatsoever any Attorney shall lawfully do or cause to be done under or concerning this

Power of Attorney to the extent that such act or acts and execution are within the contemplation of this Power of Attorney.
(4)The Master Purchaser may revoke this Power of Attorney at any time at its sole discretion. This Power of Attorney shall automatically terminate upon the revocation of the Servicing Mandate of the French Seller.
(5)The laws of England shall apply to this Power of Attorney, and the interpretation thereof, and to any non-contractual obligations arising out of or in connection with this Power of Attorney and to all acts of the Attorney carried out or purported to be carried out under or pursuant hereto.

IN WITNESS whereof the Principal has caused this Power of Attorney to be executed as a deed.

EXECUTED as a DEED by            )
BNP PARIBAS S.A., DUBLIN BRANCH    )

Signature:    ___________________________
Print name:     ___________________________
Title:        __________________________________

Signature:    ___________________________
Print name:     ___________________________
Title:        __________________________________

Schedule 14
FRENCH SELLER POWER OF ATTORNEY6
THIS POWER OF ATTORNEY is made on [•] by:
(1)TD SYNNEX FRANCE SAS, a French simplified joint stock company (société par actions simplifiée) with its registered office at 5 avenue de l'Europe, 77600 Bussy-Saint-Georges, France, registered with the Meaux Trade and Companies Register under number 722 065 638 (the "Principal" or the “French Seller”)
in favour of
(2)BNP PARIBAS S.A., DUBLIN BRANCH, the Irish branch of BNP Paribas, whose office is at Termini, 3 Arkle Road, Sandyford Business Park, Dublin 18, D18 C9c5, Ireland and which is registered on the external register of the Irish Companies Registration Office with number 903258 (the "Attorney" or the “Master Purchaser”).
WHEREAS:
(A)Capitalised terms in this Power of Attorney shall, except where the context otherwise requires or where otherwise defined in this Power of Attorney, bear the meanings ascribed to them in the Master Definitions and Common Terms Agreement (the "Master Definitions and Common Terms Agreement") executed by, among others, the parties hereto on or about [•] 2026 (as the same may be amended, varied or supplemented from time to time with the consent of the parties thereto unless, in relation to any such amendment, variation or supplement, such persons expressly state in writing that such amendment, variation or supplement is not to apply hereto) and this Power of Attorney shall be construed in accordance with the principles of construction set out therein.
(B)In addition, the Common Terms are expressly and specifically incorporated into this Power of Attorney (as so amended, varied or supplemented) provided that references in those clauses and other provisions of the Master Definitions and Common Terms Agreement incorporated by reference in this Power of Attorney to "this Agreement" shall mean this Power of Attorney and not the Master Definitions and Common Terms Agreement.
NOW THIS POWER OF ATTORNEY WITNESSETH:
(1)The Principal hereby appoints by way of security the Attorney and each Substitute Attorney to be its true and lawful attorney for it and in its name to do any of the following:
(a)in accordance with Clause 20.1 of the Master Transfer and Servicing Agreement, to endorse one or more French Seller Negotiable Instruments to the Master Purchaser or any other third party; and
(b)from time to time (i) to substitute and appoint severally one or more persons as attorney or attorneys (the "Substitute Attorneys") for all or any of the purposes aforesaid (provided that there shall not be more than one Substitute Attorney appointed at any one time) who shall have power to act on behalf of the Principal as if that Substitute Attorney shall have been originally appointed Attorney by this Power of
6 References to the Master Purchaser to be replaced by references to the Back-Up Servicer if a French Seller Power of Attorney is granted for the benefit of a Back-Up Servicer.

Attorney and/ or (ii) to revoke any such appointment at any time without assigning any reason therefor.
(2)In favour of the Attorney and/or Substitute Attorney, or any person dealing with any of them and the successors and assigns of such a person, all acts done and documents executed or signed by the Attorney or a Substitute Attorney in the purported exercise of any power conferred by this Power of Attorney shall for all purposes be valid and binding on the Principal and its successors and assigns.
(3)The Principal hereby agrees at all times hereafter to ratify and confirm any act, matter or deed whatsoever any Attorney or any Substitute Attorney shall lawfully do or cause to be done under or concerning this Power of Attorney to the extent that such act or acts and execution are within the contemplation of this Power of Attorney.
(4)The Principal hereby agrees unconditionally to indemnify each Attorney or any Substitute Attorney against any loss, claim, liability or expense asserted against or imposed upon the said Attorney or any Substitute Attorney as a result of any action taken by or exercise or purported exercise of the powers conferred on the said Attorney or any Substitute Attorney in conformity with this Power of Attorney (except in relation to its own gross negligence, wilful default or fraud). The provisions of this paragraph (4) shall survive the termination or revocation of this Power of Attorney.
(5)The laws of England shall apply to this Power of Attorney, and the interpretation thereof, and to any non-contractual obligations arising out of or in connection with this Power of Attorney and to all acts of the Attorney and/or Substitute Attorney carried out or purported to be carried out under or pursuant hereto.

IN WITNESS whereof the Principal has caused this Power of Attorney to be executed as a deed.
EXECUTED as a DEED by    )
TD SYNNEX France SAS    )

Name: …............................................….…...

Title: …............................................…

Name: …............................................….…...

Title: …............................................…

SCHEDULE 15
EXCLUDED DEBTOR LIST
[*****]

SIGNATURE PAGES

Master Purchaser

EXECUTED as a DEED by            )
BNP PARIBAS S.A., DUBLIN BRANCH    )

Signature:    ____/s/ [*****]_______________________
Print name:     ___[*****]________________________
Title:        ___[*****]________________________

Signature:    ____/s/ [*****]_______________________
Print name:     ___[*****]________________________
Title:        ___[*****]________________________

[Signature page to the Master Transfer and Servicing Agreement]

Programme Servicer and Junior Notes Subscriber

EXECUTED as a DEED by    )
TD SYNNEX UK ACQUISITION LIMITED    )
Acting by    )

/s/ [*****]

Signature of Director

[*****]

Full Name (Director)

/s/ [*****]

Signature of Director

[*****]

Full Name (Director)

[Signature page to the Master Transfer and Servicing Agreement]

Security Trustee

EXECUTED and DELIVERED as a DEED by CSC TRUSTEES LIMITED acting by its lawfully appointed director /attorney
[*****] ……………………………………………… Full Name (Director/Attorney) in the presence of:	/s/ [*****] ……………………………………… Signature (Director/Attorney)
[*****] ……………………………………………… Full Name (Witness) ……………………………………………… ……………………………………………… ……………………………………………… Address	…/s/ [*****] …………………………………… Signature of Witness
[Signature page to the Master Transfer and Servicing Agreement]

Guarantor

EXECUTED as a DEED by    )
TD SYNNEX Corporation     )
Acting by its duly authorised signatory    )

By:    /s/ [*****]

Name: …...[*****].........................................….…...

Title: …......[*****]......................................…

[Signature page to the Master Transfer and Servicing Agreement]

Seller and Servicer

EXECUTED as a DEED by    )
TD SYNNEX France SAS     )

/s/ [*****]

By: ….....[*****].......................................….…...

Title: ….....[*****].......................................…

/s/ [*****]

By: ….........[*****]...................................….…...

Title: ….........[*****]...................................…

[Signature page to the Master Transfer and Servicing Agreement]

Seller and Servicer

EXECUTED as a DEED by    )
TD SYNNEX Spain SLU     )

/s/ [*****]

Name: …....[*****]........................................….…...

Title: …........[*****]....................................…

/s/ [*****]

Name: ….......[*****].....................................….…...

Title: …........[*****]....................................…

[Signature page to the Master Transfer and Servicing Agreement]

Seller and Servicer

EXECUTED as a DEED by    )
TD SYNNEX Belgium BV     )

/s/ [*****]

Name: …...[*****].........................................….…...

Title: …....[*****]
.......................................…

/s/ [*****]

Name: …..[*****]
..........................................….…...

Title: …....[*****]
........................................…

[Signature page to the Master Transfer and Servicing Agreement]

Seller and Servicer

EXECUTED as a DEED by    )
TD SYNNEX Germany GmbH & Co. OHG     )
by its General Partner )

/s/ [*****]

Name: …..[*****]..........................................….…...

Title: ….....[*****].......................................….…...

/s/ [*****]

Name: …...[*****].........................................….…...

Title: …....[*****]........................................….…...

[Signature page to the Master Transfer and Servicing Agreement]